EXHIBIT 4.1


                                                                     EXECUTION













            STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

                AURORA LOAN SERVICES INC., as Master Servicer,

                 WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,
                              as Master Servicer,

                           the chase manhattan bank,
                          as Securities Administrator

                                      and

                        BANK ONE, NATIONAL ASSOCIATION,
                                  as Trustee



                          ---------------------------

                                TRUST AGREEMENT

                            Dated as of May 1, 2001
                          ---------------------------



                    STRUCTURED ASSET SECURITIES CORPORATION
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-8A

                               Table of Contents
                                                                                                               Page


                                  ARTICLE I.
                                  DEFINITIONS

Section 1.01          Definitions................................................................................14
Section 1.02          Calculations Respecting Mortgage Loans.....................................................49

                                                    ARTICLE II.
                DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

Section 2.01          Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.......................49
Section 2.02          Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund................52
Section 2.03          Representations and Warranties of the Depositor............................................54
Section 2.04          Discovery of Breach........................................................................56
Section 2.05          Repurchase, Purchase or Substitution of Mortgage Loans.....................................56
Section 2.06          Grant Clause...............................................................................58

                                 ARTICLE III.
                               THE CERTIFICATES

Section 3.01          The Certificates...........................................................................58
Section 3.02          Registration...............................................................................59
Section 3.03          Transfer and Exchange of Certificates......................................................59
Section 3.04          Cancellation of Certificates...............................................................65
Section 3.05          Replacement of Certificates................................................................65
Section 3.06          Persons Deemed Owners......................................................................65
Section 3.07          Temporary Certificates.....................................................................65
Section 3.08          Appointment of Paying Agent................................................................66
Section 3.09          Book-Entry Certificates....................................................................66

                                                    ARTICLE IV.
                       ADMINISTRATION OF THE TRUST FUND

Section 4.01          Collection Accounts........................................................................67
Section 4.02          Application of Funds in the Collection Account. ...........................................69
Section 4.03          Reports to Certificateholders..............................................................71
Section 4.04          Certificate Account........................................................................74
Section 4.05          Determination of LIBOR.....................................................................75

                                  ARTICLE V.
                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01          Distributions Generally....................................................................77
Section 5.02          Distributions from the Certificate Account.................................................77
Section 5.03          Allocation of Realized Losses..............................................................86
Section 5.04          Advances by Master Servicers and Securities Administrator..................................88
Section 5.05          Compensating Interest Payments.............................................................89

                                                    ARTICLE VI.
                    CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

Section 6.01          Duties of Trustee and Securities Administrator.............................................90
Section 6.02          Certain Matters Affecting the Trustee and the Securities Administrator.....................92
Section 6.03          Trustee and Securities Administrator Not Liable for Certificates...........................93
Section 6.04          Trustee and the Securities Administrator May Own Certificates..............................94
Section 6.05          Eligibility Requirements for Trustee and Securities Administrator..........................94
Section 6.06          Resignation and Removal of Trustee and Securities Administrator............................94
Section 6.07          Successor Trustee and Successor Securities Administrator...................................95
Section 6.08          Merger or Consolidation of Trustee or Securities Administrator.............................96
Section 6.09          Appointment of Co-Trustee, Separate Trustee or Custodian...................................96
Section 6.10          Authenticating Agents......................................................................98
Section 6.11          Indemnification of Trustee and Securities Administrator....................................99
Section 6.12          Fees and Expenses of Securities Administrator, Custodian and Trustee.......................99
Section 6.13          Collection of Monies......................................................................100
Section 6.14          Events of Default; Trustee to Act; Appointment of Successor...............................100
Section 6.15          Additional Remedies of Trustee Upon Event of Default......................................104
Section 6.16          Waiver of Defaults........................................................................104
Section 6.17          Notification to Holders...................................................................105
Section 6.18          Directions by Certificateholders and Duties of Trustee During Event of Default............105
Section 6.19          Action Upon Certain Failures of the Master Servicers and Upon Event of Default............105
Section 6.20          Preparation of Tax Returns and Other Reports..............................................105

                                 ARTICLE VII.
                      PURCHASE AND TERMINATION OF THE TRUST FUND AND EXERCISE OF CALL OPTIONS

Section 7.01          Termination of Trust Fund Upon Repurchase or Liquidation of All Mortgage Loans............107
Section 7.02          Procedure Upon Termination of Trust Fund..................................................108
Section 7.03          Additional Trust Fund Termination Requirements............................................108
Section 7.04          Exercise of Call Options..................................................................109
Section 7.05          Optional Repurchase Right of Thornburg....................................................110






                                                   ARTICLE VIII.
                         RIGHTS OF CERTIFICATEHOLDERS

Section 8.01          Limitation on Rights of Holders...........................................................111
Section 8.02          Access to List of Holders.................................................................111
Section 8.03          Acts of Holders of Certificates...........................................................112

                                                    ARTICLE IX.
                      ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICERs

Section 9.01          Duties of the Master Servicers............................................................113
Section 9.02          Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance
                      Policy....................................................................................113
Section 9.03          Master Servicer's Financial Statements and Related Information............................114
Section 9.04          Power to Act; Procedures..................................................................114
Section 9.05          Servicing Agreements Between each Master Servicer and Servicers; Enforcement of
                      Servicers' Obligations....................................................................116
Section 9.06          Collection of Taxes, Assessments and Similar Items........................................117
Section 9.07          Termination of Servicing Agreements; Successor Servicers..................................118
Section 9.08          Master Servicers Liable for Enforcement...................................................118
Section 9.09          No Contractual Relationship Between Servicers and Trustee or Depositor....................119
Section 9.10          Assumption of Servicing Agreement by Securities Administrator.............................119
Section 9.11          "Due-on-Sale" Clauses; Assumption Agreements..............................................119
Section 9.12          Release of Mortgage Files.................................................................120
Section 9.13          Documents, Records and Funds in Possession of Master Servicer To Be Held for
                      Trustee...................................................................................121
Section 9.14          Representations and Warranties of the Master Servicers....................................122
Section 9.15          Closing Certificate and Opinion...........................................................124
Section 9.16          Standard Hazard and Flood Insurance Policies..............................................124
Section 9.17          Presentment of Claims and Collection of Proceeds..........................................125
Section 9.18          Maintenance of the Primary Mortgage Insurance Policies....................................125
Section 9.19          Trustee To Retain Possession of Certain Insurance Policies and Documents..................126
Section 9.20          Realization Upon Defaulted Mortgage Loans.................................................126
Section 9.21          Compensation to the Master Servicers......................................................127
Section 9.22          REO Property..............................................................................127
Section 9.23          [Omitted].................................................................................128
Section 9.24          Reports to the Securities Administrator...................................................128
Section 9.25          Annual Officer's Certificate as to Compliance.............................................128
Section 9.26          Annual Independent Accountants' Servicing Report..........................................129
Section 9.27          Merger or Consolidation...................................................................130
Section 9.28          Resignation of Master Servicer............................................................130
Section 9.29          Assignment or Delegation of Duties by a Master Servicer...................................130
Section 9.30          Limitation on Liability of a Master Servicer and Others...................................131
Section 9.31          Indemnification; Third-Party Claims.......................................................131

                                  ARTICLE X.
                             REMIC ADMINISTRATION

Section 10.01         REMIC Administration......................................................................132
Section 10.02         Prohibited Transactions and Activities....................................................134
Section 10.03         Indemnification with Respect to Certain Taxes and Loss of REMIC Status....................134
Section 10.04         REO Property..............................................................................135
Section 10.05         Class B4 Special Hazard Obligation........................................................135
Section 10.06         The Class 2-A1 Call Option and Class 3-A1 Call Option.....................................136

                                                    ARTICLE XI.
                           MISCELLANEOUS PROVISIONS

Section 11.01         Binding Nature of Agreement; Assignment...................................................136
Section 11.02         Entire Agreement..........................................................................136
Section 11.03         Amendment.................................................................................136
Section 11.04         Voting Rights.............................................................................137
Section 11.05         Provision of Information..................................................................138
Section 11.06         Governing Law.............................................................................138
Section 11.07         Notices...................................................................................138
Section 11.08         Severability of Provisions................................................................139
Section 11.09         Indulgences; No Waivers...................................................................139
Section 11.10         Headings Not To Affect Interpretation.....................................................139
Section 11.11         Benefits of Agreement.....................................................................139
Section 11.12         Special Notices to the Rating Agencies....................................................139
Section 11.13         Counterparts..............................................................................140
Section 11.14         Transfer of Servicing.....................................................................140

                                  ATTACHMENTS

Exhibit A         Forms of Certificates
Exhibit B-1       Form of Trustee Initial Certification
Exhibit B-2       Form of Trustee Interim Certification
Exhibit B-3       Form of Final Certification
Exhibit B-4       Form of Endorsement
Exhibit C         Request for Release of Documents and Receipt
Exhibit D-l       Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2       Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit E         [RESERVED]
Exhibit F         Form of Rule 144A Transfer Certificate
Exhibit G         Form of Purchaser's Letter for Institutional Accredited Investors
Exhibit H         Form of ERISA Transfer Affidavit
Exhibit I         Monthly Remittance Advice
Exhibit J         Monthly Electronic Data Transmission
Exhibit K         Custodial Agreement
Exhibit L-1       Form of Transfer Certificate for Transfer from Restricted Global Security to Regulation S
                  Global Security pursuant to Section 3.03(h)(B)
Exhibit L-2       Form of Transfer Certificate for Transfer from Regulations Global Security to Restricted Global
                  Security pursuant to Section 3.03(h)(C)

Mortgage Loan Schedules
Schedule A Pool 1, Pool 2 and Pool 3 Mortgage Loans (to be master serviced by Aurora Loan Services Inc.) Schedule B Pool 4 Mortgage Loans (to be master serviced by Washington Mutual Mortgage Securities Corp.)

         This TRUST AGREEMENT, dated as of May 1, 2001 (the "Agreement"), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the "Depositor"), AURORA LOAN SERVICES INC., as master servicer (the "Group 1-3 Master Servicer"), WASHINGTON MUTUAL MORTGAGE SECURITIES CORP., a Delaware corporation, as master servicer (the "Group 4 Master Servicer" and together with the Master Servicer, the "Master Servicers" and each a "Master Servicer"), THE CHASE MANHATTAN BANK, a New York banking corporation, as securities administrator (the "Securities Administrator") and BANK ONE, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT

         The Depositor has acquired the Mortgage Loans from Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Seller") and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Master Servicers and the Securities Administrator are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         For federal income tax purposes, the Trust Fund (exclusive of the Class B4 Hazard Obligation) will consist of four REMICs, the Group 1-3 Lower Tier REMIC, the Group 1-3 Upper Tier REMIC, the Group 4 Lower Tier REMIC, and the Group 4 Upper Tier REMIC.

         The Group 1-3 Lower Tier REMIC and the Group 1-3 Upper Tier REMIC:

         The Group 1-3 Lower Tier REMIC will consist of all of the assets constituting the Group 1-3 Mortgage Loans (exclusive of the Class B4 Hazard Obligation, the Class 2-A1 Call Option and Class 3-A1 Call Option) and will be evidenced by the Group 1-3 LT Regular Interests which will be uncertificated and will represent the "regular interests" in the Group 1-3 Lower Tier REMIC (the "Group 1-3 LT Regular Interests") and the Group 1-3 LT Residual Interest as the single "residual interest" in the Group 1-3 Lower Tier REMIC (the "Group 1-3 LT Residual Interest"). The Trustee will hold the Group 1-3 Lower Tier REMIC regular interests on behalf of the Group 1-3 Upper Tier REMIC.

         The Group 1-3 Upper Tier REMIC will consist of the Group 1-3 LT REMIC Regular Interests and will be evidenced by the Group 1-3 Certificates which will represent the "regular interests" in the Group 1-3 Upper Tier REMIC (the "Group 1-3 UT Residual Interest") and the Group 1-3 UT Residual Interest as the single "residual interest" in the Group 1-3 Upper Tier REMIC (the "Group 1-3 UT Residual Interest"). The Class R-I Certificate will represent beneficial ownership of the Group 1-3 LT Residual Interest and the Group 1-3 UT Residual Interest. All REMIC regular and residual interests created hereby will be retired on or before the Assumed Final Maturity Date.

         The following table irrevocably sets forth the designation, the Group 1-3 Uncertificated Lower Tier REMIC Pass-Through Rate, the initial Uncertificated Balance and, solely for the purpose of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Group 1-3 Lower Tier REMIC Regular Interest. None of the Group 1-3 Lower Tier REMIC Regular Interests will be certificated.

                                                Initial
                                            Uncertificated         Assumed
                          Certificate        Principal (or           Final
Class Designation        Interest Rate      Notional) Amount        Maturity
-----------------        --------------     ----------------      -----------

Class L1-A1                 8.00%           $109,763,000.00       June 25, 2033
Class L1-A2                 0.00%             $  459,086.00       June 25, 2033
Class L1-A3                 8.00%            (1)                  June 25, 2033
Class L2-A1                 8.00%            $51,674,000.00       June 25, 2033
Class L2-A2                 8.00%            $ 1,000,000.00       June 25, 2033
Class L2-A4                  (2)               $ 709,378.00       June 25, 2033
Class L2-A5                 8.00%             (3)                 June 25, 2033
Class L3-A1                 8.00%            $46,679,000.00       June 25, 2033
Class L3-A2                 8.00%            $ 1,000,000.00       June 25, 2033
Class L3-A4                  (4)              $  424,625.00       June 25, 2033
Class L3-A5                 8.00%            (5)                  June 25, 2033
Class LB1-I                  (6)             $ 4,158,000.00       June 25, 2033
Class LB1-I-X                (7)             (8)                  June 25, 2033
Class LB2-I                  (9)             $ 1,202,000.00       June 25, 2033
Class LB3-I                  (9)              $  655,000.00       June 25, 2033
Class LB4-I                  (9)            $  3,402,000.00       June 25, 2033
Class LB5-I                  (9)            $  1,361,000.00       June 25, 2033
Class LB6-I                  (9)            $  1,361,609.27       June 25, 2033
Group 1-3 LT Residual       8.00%               $    100.00       June 25, 2033
---------------------------

(1) The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) of the Class 1-A3 Certificates will equal the product of (i) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 1 at the beginning of the related Due Period less 8.00%, and the denominator of which is 8.00% and (ii) the total Scheduled Principal Balance of the Non-Discount Mortgage Loans in Pool 1 as of the first day of the related Accrual Period.

(2) For any Distribution Date on or prior to the Class 2-A1 Call Date, the Class 2-A4 Certificates shall not be entitled to any payments of interest. For any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date, the Certificate Interest Rate for the Class 2-A4 Certificates shall be a per annum rate equal to the Net WAC for Pool 2 for such Distribution Date.

(3) The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date of the Class 2-A5 Certificates will equal the product of (i) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 2 at the beginning of the related Due Period less 8.00%, and the denominator of which is 8.00% and (ii) the total Scheduled Principal Balance of the Non-Discount Mortgage Loans in Pool 2 as of the first day of the related Accrual Period. The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date of the Class 2-A5 Certificates will equal $0.00.

(4) For any Distribution Date on or prior to the Class 3-A1 Call Date, the Class 3-A4 Certificates shall not be entitled to any payments of interest. For any Distribution Date (and the related Accrual Period) after the Class 3-A1 Call Date, the Certificate Interest Rate for the Class 3-A4 Certificates shall be a per annum rate equal to the Net WAC for Pool 3 for such Distribution Date.

(5) The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) on or prior to the Class 3-A1 Call Date of the Class 3-A5 Certificates will equal the product of (i) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 3 at the beginning of the related Due Period less 8.00%, and the denominator of which is 8.00% and (ii) the total Scheduled Principal Balance of the Non-Discount Mortgage Loans in Pool 3 as of the first day of the related Accrual Period. The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) after the Class 3-A1 Call Date of the Class 3-A5 Certificates will equal $0.00.

(6) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date for the Class B1-I Certificates is the per annum rate equal to 7.00%. The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date for the Class B1-I Certificates is the per annum rate equal to the weighted average of the Group 1 Subordinate Underlying Rate, the Group 2 Subordinate Underlying Rate and the Group 3 Subordinate Underlying Rate weighted on the basis of the Group Subordinate Amount for each such Mortgage Pool.

(7) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) on or before the Class 2-A1 Call Date for the Class B1-I-X Certificates is the per annum rate equal to 1.00%. The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date is the per annum rate equal to 0.00%.

(8) The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) on or before the Class 2-A1 Call Date of the Class B1-I-X Certificates will equal the Class Principal Amount of the Class B1-I Certificates immediately preceding such Distribution Date. The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date will equal $0.00.

(9) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date for each of the Class B2-I, Class B3-I, Class B4-I, Class B5-I and Class B6-I Certificates is the per annum rate equal to 8.00%. The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date for each of the Class B2-I, Class B3-I, Class B4-I, Class B5-I and Class B6-I Certificates is the per annum rate equal to the weighted average of the Group 1 Subordinate Underlying Rate, the Group 2 Subordinate Underlying Rate and the Group 3 Subordinate Underlying Rate weighted on the basis of the Group Subordinate Amount for each such Mortgage Pool.



         The following table sets forth (or describes) the Group 1-3 Upper Tier REMIC Class designation, Certificate Interest Rate, original Initial Class Principal Balance or original Class Notional Balance and Assumed Final Maturity Date for each Class of Certificates comprising the interests in the Upper Tier REMIC created hereunder each of which, except the Class Group 1-3 UT Residual Interest, is hereby designated a REMIC regular interest for federal income tax purposes:

                                               Initial
                                             Uncertificated        Assumed
                            Certificate       Principal (or         Final
Class Designation          Interest Rate     Notional)Amount       Maturity
-----------------          --------------    ---------------      ----------

Class 1-A1                     8.00%        $109,763,000.00     June 25, 2033
Class 1-A2                     0.00%          $  459,086.00     June 25, 2033
Class 1-A3                     8.00%         (1)                June 25, 2033
Class 2-A1                      (2)          $51,674,000.00     June 25, 2033
Class 2-A2                      (2)          $ 1,000,000.00     June 25, 2033
Class 2-A3                      (3)          (4)                June 25, 2033
Class 2-A4                      (5)            $ 709,378.00     June 25, 2033
Class 2-A5                     8.00%          (6)               June 25, 2033
Class 3-A1                      (7)          $46,679,000.00     June 25, 2033
Class 3-A2                      (7)          $ 1,000,000.00     June 25, 2033
Class 3-A3                      (8)          (9)                June 25, 2033
Class 3-A4                     (10)           $  424,625.00     June 25, 2033
Class 3-A5                     8.00%         (11)               June 25, 2033
Class B1-I                     (12)          $ 4,158,000.00     June 25, 2033
Class B1-I-X                   (13)          (14)               June 25, 2033
Class B2-I                     (15)          $ 1,202,000.00     June 25, 2033
Class B3-I                     (15)           $  655,000.00     June 25, 2033
Class B4-I                     (15)         $  3,402,000.00     June 25, 2033
Class B5-I                     (15)         $  1,361,000.00     June 25, 2033
Class B6-I                     (15)         $  1,361,609.27     June 25, 2033
Group 1-3 UT Residual          8.00%            $    100.00     June 25, 2033


---------------------------
(1) The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) of the Class 1-A3 Certificates will equal the product of (i) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 1 at the beginning of the related Due Period less 8.00%, and the denominator of which is 8.00% and (ii) the total Scheduled Principal Balance of the Non-Discount Mortgage Loans in Pool 1 as of the first day of the related Accrual Period.

(2) For any Distribution Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date the Certificate Interest Rate for the Class 2-A1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.45% and (ii) 8.00%, subject to a minimum rate of 0.45%. For any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date the Certificate Interest Rate for the Class 2-A1 Certificates is the per annum rate equal to the Adjusted Net WAC for Pool 2.

(3) For any Distribution Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date the Certificate Interest Rate for the Class 2-A3 Certificates is the per annum rate equal to 7.55% minus LIBOR, subject to a minimum rate of 0.00%. For any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date the Certificate Interest Rate for the Class 2-A3 Certificates is the per annum rate equal to 0.00%.

(4) The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date of the Class 2-A3 Certificates will equal the sum of the Class Principal Amounts of the Class 2-A1 and Class 2-A2 Certificates immediately preceding such Distribution Date. The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date of the Class 2-A3 Certificates will equal $0.00.

(5) For any Distribution Date on or prior to the Class 2-A1 Call Date, the Class 2-A4 Certificates shall not be entitled to any payments of interest. For any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date, the Certificate Interest Rate for the Class 2-A4 Certificates shall be a per annum rate equal to the Net WAC for Pool 2 for such Distribution Date.

(6) The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date of the Class 2-A5 Certificates will equal the product of (i) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 2 at the beginning of the related Due Period less 8.00%, and the denominator of which is 8.00% and (ii) the total Scheduled Principal Balance of the Non-Discount Mortgage Loans in Pool 2 as of the first day of the related Accrual Period. The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date of the Class 2-A5 Certificates will equal $0.00.

(7) For any Distribution Date on or prior to the Class 3-A1 Call Date (and the related Accrual Period) the Certificate Interest Rate for the Class 3-A1 and Class 3-A2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.55% and (ii) 8.00%, subject to a minimum rate of 0.55%. For any Distribution Date after the Class 3-A1 Call Date the Certificate Interest Rate for the Class 3-A1 and Class 3-A2 Certificates is the per annum rate equal to the Adjusted Net WAC for Pool 3 for such Distribution Date.

(8) For any Distribution Date on or prior to the Class 3-A1 Call Date (and the related Accrual Period) the Certificate Interest Rate for the Class 3-A3 Certificates is the per annum rate equal to 7.45% minus LIBOR, subject to a minimum rate of 0.00%. For any Distribution Date after the Class 3-A1 Call Date the Certificate Interest Rate for the Class 3-A3 Certificates is the per annum rate equal to 0.00%

(9) The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) on or prior to the Class 3-A1 Call Date of the Class 3-A3 Certificates will equal the sum of the Class 3-A1 and Class 3-A2 Certificates immediately before such Distribution Date. The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) after the Class 3-A1 Call Date of the Class 3-A3 Certificates will equal $0.00.

(10) For any Distribution Date on or prior to the Class 3-A1 Call Date, the Class 3-A4 Certificates shall not be entitled to any payments of interest. For any Distribution Date (and the related Accrual Period) after the Class 3-A1 Call Date, the Certificate Interest Rate for the Class 3-A4 Certificates shall be a per annum rate equal to the Net WAC for Pool 3 for such Distribution Date.

(11) The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) on or prior to the Class 3-A1 Call Date of the Class 3-A5 Certificates will equal the product of (i) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 3 at the beginning of the related Due Period less 8.00%, and the denominator of which is 8.00% and (ii) the total Scheduled Principal Balance of the Non-Discount Mortgage Loans in Pool 3 as of the first day of the related Accrual Period. The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) after the Class 3-A1 Call Date of the Class 3-A5 Certificates will equal $0.00.

(12) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date for the Class B1-I Certificates is the per annum rate equal to 7.00%. The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date for the Class B1-I Certificates is the per annum rate equal to the weighted average of the Group 1 Subordinate Underlying Rate, the Group 2 Subordinate Underlying Rate and the Group 3 Subordinate Underlying Rate weighted on the basis of the Group Subordinate Amount for each such Mortgage Pool.

(13) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) on or before the Class 2-A1 Call Date for the Class B1-I-X Certificates is the per annum rate equal to 1.00%.

(14) The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) on or before the Class 2-A1 Call Date of the Class B1-I-X Certificates is will equal the Class Principal Amount of the Class B1-I Certificates immediately preceding such Distribution Date. The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date will equal $0.00.

(15) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date for each of the Class B2-I, Class B3-I, Class B4-I, Class B5-I and Class B6-I Certificates is the per annum rate equal to 8.00%. The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date for each of the Class B2-I, Class B3-I, Class B4-I, Class B5-I and Class B6-I Certificates is the per annum rate equal to the weighted average of the Group 1 Subordinate Underlying Rate, the Group 2 Subordinate Underlying Rate and the Group 3 Subordinate Underlying Rate weighted on the basis of the Group Subordinate Amount for each such Mortgage Pool.

         Group 4 Lower Tier REMIC and Group 4 Upper Tier REMIC:

         The Group 4 Lower Tier REMIC will consist of all of the assets constituting the Group 4 Mortgage Loans (exclusive of the Class B4 Hazard Obligation, the Class 2-A1 Call Option and Class 3-A1 Call Option) and will be evidenced by the Group 4 LT Regular Interests which will be uncertificated and will represent the "regular interests" in the Group 4 Lower Tier REMIC (the "Group 4 LT Regular Interests") and the Group 4 LT Residual Interest as the single "residual interest" in the Group 4 Lower Tier REMIC (the "Group 4 LT Residual Interest"). The Trustee will hold the Group 4 Lower Tier REMIC regular interests.

         The Group 4 Upper Tier REMIC will consist of the Group 4 UT Regular Interest and will be evidenced by the Group 4 Certificates which will represent the "regular interests" in the Group 4 Upper Tier REMIC (the "Group 4 UT Regular Interest") and the Group 4 UT Residual Interest as the single "residual interest" in the Group 4 Upper Tier REMIC (the "Group 4 UT Residual Interest"). The Class R-II Certificate will represent beneficial ownership of the Group 4 LT Residual Interest and the Group 4 UT Residual Interest. All REMIC regular and residual interests created hereby will be retired on or before the Latest Possible Maturity Date.

         The following table irrevocably sets forth the designation, the Group 4 Uncertificated Lower Tier REMIC Pass-Through Rate, the initial Uncertificated Balance and, solely for the purpose of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Group 4 Lower Tier REMIC Regular Interest. None of the Group 4 Lower Tier REMIC Regular Interests will be certificated.

                                            Initial Class          Assumed
                        Certificate           Principal             Final
Class Designation      Interest Rate     (or Notional) Amount      Maturity
-----------------      --------------     -------------------     ----------

Class L4-A1                     (1)       $263,356,000.00        June 25, 2043
Class LB1-II                    (1)        $ 3,402,000.00        June 25, 2043
Class LB2-II                    (1)        $ 1,361,000.00        June 25, 2043
Class LB3-II                    (1)        $ 1,361,000.00        June 25, 2043
Class LB4-II                    (1)        $ 1,361,000.00        June 25, 2043
Class LB5-II                    (1)         $  680,000.00        June 25, 2043
Class LB6-II                    (1)         $  682,209.61        June 25, 2043
Group 4 LT Residual             (1)           $    100.00        June 25, 2043


(1) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for each of the Class L4-A1, Class LB1-II, Class LB2-II, Class LB3-II, Class LB4-II, Class LB5-II and Class LB6-II Certificates is the per annum rate equal to the Net WAC for Pool 4 for such Distribution Date.

         The following table sets forth (or describes) the Group 4 Upper Tier REMIC Class Designation, Certificate Interest Rate, original Initial Class Principal Balance or original Class Notional Balance and Assumed Final Maturity Date for each Class of Certificates comprising the interests in the Upper Tier REMIC created hereunder each of which, except the Class Group 4 UT Residual Interest, is hereby designated a REMIC regular interest for federal income tax purposes:


                                            Initial Class          Assumed
                         Certificate       Principal (or            Final
Class Designation       Interest Rate      Notional) Amount        Maturity
-----------------       -------------      ----------------     ------------

Class 4-A1                   (1)            263,356,000.00      June 25, 2033
Class 4-A2                  0.30%           (2)                 June 25, 2033
Class B1-II                  (3)            $ 3,402,000.00      June 25, 2033
Class B2-II                  (3)            $ 1,361,000.00      June 25, 2033
Class B3-II                  (3)            $ 1,361,000.00      June 25, 2033
Class B4-II                  (3)            $ 1,361,000.00      June 25, 2033
Class B5-II                  (3)             $  680,000.00      June 25, 2033
Class B6-II                  (3)             $  682,209.61      June 25, 2033
Group 4 UT Residual                            $    100.00

---------------------------
(1) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 4-A1 and Class R-II Certificates is the per annum rate equal to the Net WAC for Pool 4 for such Distribution Date minus 0.30%, subject to a minimum rate of 0.00%.

(2) The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) of the Class 4-A2 Certificates will equal the Class Principal Amount of the Class 4-A1 Certificates immediately preceding such Distribution Date.

(3) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for each of the Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II and Class B6-II Certificates is the per annum rate equal to the Net WAC for Pool 4 for such Distribution Date.


         As used herein each Certificate Group is "related" to the Mortgage Pool having the identical numerical designation, each Senior Certificate is "related" to the Mortgage Pool and Certificate Group having the identical numerical designation, and each Subordinate Certificate identified with a "I-" is "related" to Pool 1, Pool 2 and Pool 3, and each Subordinate Certificate identified with a "II-" is "related" to Pool 4. As used herein each Class of Certificates is "affected by" decisions, actions or failures to act with respect to its "related" Mortgages Loans.

         When reference is made herein to the "ranking" of a Certificate, the highest ranking Certificate is the Certificate with the lowest numerical designation and the lowest ranking Certificate is the Certificate with the highest numerical designation.

         The following table specifies the Class designation, Certificate Interest Rate, initial Class Principal (or Notional) Amount and minimum denomination (by dollar amount or Percentage Interest) for each Class of Certificates constituting the interests in the Trust Fund created hereunder.

                                              Initial Class           Minimum Denomination
                         Certificate          Principal (or              or Minimum
Class Designation       Interest Rate        Notional) Amount         Percentage Interest
------------------      -------------        ----------------         ---------------------
Class 1-A1                8.00%                $109,713,000.00           $  25,000
Class 1-A2                0.00%                  $  509,351.00            $150,000
Class 1-A3                8.00%                 (1)                     $1,000,000
Class 2-A1                 (2)                  $51,424,000.00                 100%
Class 2-A2                 (2)                  $ 1,000,000.00             $25,000
Class 2-A3                 (3)                   (4)                    $2,300,000
Class 2-A4                 (5)                   $  958,956.00         $   150,000
Class 2-A5                8.00%                  (6)                    $1,000,000
Class 3-A1                 (7)                  $46,757,000.00        $     25,000
Class 3-A2                 (7)                  $ 1,000,000.00               100%
Class 3-A3                 (8)                  (9)                   $2,300,000
Class 3-A4                (10)                   $  437,202.00         $   150,000
Class 3-A5                8.00%                 (11)                    $1,000,000
Class 4-A1                (12)                 $263,356,000.00        $     25,000
Class 4-A2                0.30%                 (13)                    $5,000,000
Class B1-I                (14)                  $ 4,158,000.00         $   100,000
Class B1-I-X              (15)                  (16)                    $3,000,000
Class B2-I                (17)                  $ 1,202,000.00         $   100,000
Class B3-I                (17)                   $  655,000.00         $   100,000
Class B4-I                (17)                   $  545,000.00         $   200,000
Class B5-I                (17)                   $  218,000.00         $   200,000
Class B6-I                (17)                   $  337,609.27         $   200,000
Class B1-II               (18)                  $ 3,402,000.00         $   100,000
Class B2-II               (18)                  $ 1,361,000.00         $   100,000
Class B3-II               (18)                  $ 1,361,000.00         $   100,000
Class B4-II               (18)                  $ 1,361,000.00         $   200,000
Class B5-II               (18)                   $  680,000.00         $   200,000
Class B6-II               (18)                   $  682,209.61         $   200,000
Class R-I                 8.00%                    $    100.00               $100
Class R-II                (19)                     $    100.00               $100

---------------------------
(1)      The Class Notional Amount with respect to any Distribution
         Date (and the related Accrual Period) of the Class 1-A3 Certificates will equal the product of (i) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 1 at the beginning of the related Due Period less 8.00%, and the denominator of which is 8.00% and (ii) the total Scheduled Principal Balance of the Non-Discount Mortgage Loans in Pool 1 as of the first day of the related Accrual Period.

(2) For any Distribution Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date, the Certificate Interest Rate for the Class 2-A1 Certificates shall be a per annum rate equal to the lesser of (i) LIBOR plus 0.45% and (ii) 8.00%, subject to a minimum rate of 0.45%. For any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date, the Certificate Interest Rate for the Class 2-A1 Certificates shall be a per annum rate equal to the Net WAC for Pool 2 for such Distribution Date.

(3) For any Distribution Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date, the Certificate Interest Rate for the Class 2-A3 Certificates shall be a per annum rate equal to 7.55% minus LIBOR, subject to a minimum rate of 0.00%. For any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date, the Certificate Interest Rate for the Class 2-A3 Certificates shall be a per annum rate equal to 0.00%.

(4)      The Class Notional Amount with respect to any Distribution
         Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date of the Class 2-A3 Certificates will equal the sum of the Class Principal Amounts of the Class 2-A1 and Class 2-A2 Certificates immediately preceding such Distribution Date. The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date of the Class 2-A3 Certificates will equal $0.00.

(5)      For any Distribution Date on or prior to the Class 2-A1 Call
         Date, the Class 2-A4 Certificates shall not be entitled to any payments of interest. For any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date, the Certificate Interest Rate for the Class 2-A4 Certificates shall be a per annum rate equal to the Net WAC for Pool 2 for such Distribution Date.

(6)      The Class Notional Amount with respect to any Distribution
         Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date of the Class 2-A5 Certificates will equal the product of
         (i) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 2 at the beginning of the related Due Period less 8.00%, and the denominator of which is 8.00% and (ii) the total Scheduled Principal Balance of the Non-Discount Mortgage Loans in Pool 2 as of the first day of the related Accrual Period. The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date of the Class 2-A5 Certificates will equal $0.00.

(7) For any Distribution Date (and the related Accrual Period) on or prior to the Class 3-A1 Call Date, the Certificate Interest Rate for the Class 3-A1 and Class 3-A2 Certificates shall be a per annum rate equal to the lesser of (i) LIBOR plus 0.55% and (ii) 8.00%, subject to a minimum rate of 0.55%. For any Distribution Date (and the related Accrual Period) after the Class 3-A1 Call Date, the Certificate Interest Rate for the Class 3-A1 and Class 3-A2 Certificates shall be a per annum rate equal to the Net WAC for Pool 3 for such Distribution Date.

(8) For any Distribution Date (and the related Accrual Period) prior to the Class 3-A1 Call Date, the Certificate Interest Rate for the Class 3-A3 Certificates is the per annum rate equal to 7.45% minus LIBOR, subject to a minimum rate of 0.00%. For any Distribution Date (and the related Accrual Period) on or after the Class 3-A1 Call Date, the Certificate Interest Rate for the Class 3-A3 Certificates shall be a per annum rate equal to 0.00%.

(9)      The Class Notional Amount with respect to any Distribution
         Date (and the related Accrual Period) on or prior to the Class 3-A1 Call Date of the Class 3-A3 Certificates will equal the sum of the Class 3-A1 and Class 3-A2 Certificates immediately before such Distribution Date. The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) after the Class 3-A1 Call Date of the Class 3-A3 Certificates will equal $0.00.

(10)     For any Distribution Date on or prior to the Class 3-A1 Call
         Date, the Class 3-A4 Certificates shall not be entitled to any payments of interest. For any Distribution Date (and the related Accrual Period) after the Class 3-A1 Call Date, the Certificate Interest Rate for the Class 3-A4 Certificates shall be a per annum rate equal to the Net WAC for Pool 3 for such Distribution Date.

(11)     The Class Notional Amount with respect to any Distribution Date
         (and the related Accrual Period) on or prior to the Class 3-A1 Call Date of the Class 3-A5 Certificates will equal the product of (i) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 3 at the beginning of the related Due Period less 8.00%, and the denominator of which is 8.00% and (ii) the total Scheduled Principal Balance of the Non-Discount Mortgage Loans in Pool 3 as of the first day of the related Accrual Period. The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) after the Class 3-A1 Call Date of the Class 3-A5 Certificates will equal $0.00.

(12)     The Certificate Interest Rate with respect to any Distribution
         Date (and the related Accrual Period) for the Class 4-A1 Certificates is the per annum rate equal to the Net WAC for Pool 4 for such Distribution Date minus 0.30%, subject to a minimum rate of 0.00%.

(13)     The Class Notional Amount with respect to any Distribution Date
         (and the related Accrual Period) of the Class 4-A2 Certificates will equal the Class Principal Amount of the Class 4-A1 Certificates immediately preceding such Distribution Date.

(14)     The Certificate Interest Rate with respect to any Distribution
         Date (and the related Accrual Period) before the Class 2-A1 Call Date for the Class B1-I Certificates is the per annum rate equal to 7.00%. The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date for the Class B1-I Certificates is the per annum rate equal to the weighted average of the Group 1 Subordinate Underlying Rate, the Group 2 Subordinate Underlying Rate and the Group 3 Subordinate Underlying Rate weighted on the basis of the Group Subordinate Amount for each such Mortgage Pool.

(15) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) on or before the Class 2-A1 Call Date for the Class B1-I-X Certificates is the per annum rate equal to 1.00%. The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date for the Class B1-I-X Certificates is the per annum rate equal to 0.00%.

(16)     The Class Notional Amount with respect to any Distribution Date
         (and the related Accrual Period) on or before the Class 2-A1 Call Date of the Class B1-I-X Certificates will equal the Class Principal Amount of the Class B1-I Certificates immediately preceding such Distribution Date. The Class Notional Amount with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date will equal $0.00.

(17)     The Certificate Interest Rate with respect to any Distribution
         Date (and the related Accrual Period) on or prior to the Class 2-A1 Call Date for each of the Class B2-I, Class B3-I, Class B4-I, Class B5-I and Class B6-I Certificates is the per annum rate equal to 8.00%. The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) after the Class 2-A1 Call Date for each of the Class B2-I, Class B3-I, Class B4-I, Class B5-I and Class B6-I Certificates is the per annum rate equal to the weighted average of the Group 1 Subordinate Underlying Rate, the Group 2 Subordinate Underlying Rate and the Group 3 Subordinate Underlying Rate weighted on the basis of the Group Subordinate Amount for each such Mortgage Pool.

(18) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for each of the Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II and Class B6-II Certificates is the per annum rate equal to the Net WAC for Pool 4 for such Distribution Date.

(19)     The Certificate Interest Rate with respect to any Distribution
         Date (and the related Acrual Period) for the Class R-II Certificate is the per annum rate equal to the Net WAC for Pool 4 for such Distribution Date.

         As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $491,118,527.88.

         For purposes hereof, each of the four pools of mortgage loans constitute a fully separate and distinct sub-trust.

         In consideration of the mutual agreements herein contained, the Depositor, the Master Servicers, the Securities Administrator and the Trustee hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

         Section 1.01 Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that service or master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the related Master Servicer or (y) as provided in the applicable Servicing Agreement, to the extent applicable to the related Servicer, subject to the requirements of this Agreement.

         Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

         Accretion Directed Certificate:  None.

         Accretion Termination Date:  None.

         Accrual Amount: As to any Class of Accrual Certificates and each Distribution Date through the Credit Support Depletion Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class pursuant to
Section 5.02(a)(ii) on such Distribution Date and (y) any Interest Shortfall allocable to such Class pursuant to Section 5.02(a)(iii) on such Distribution Date. As to any Class of Accrual Certificates and each Distribution Date after the Credit Support Depletion Date, zero.

         Accrual Certificate:  None.

         Accrual Component:  None.

         Accrual Period: With respect to any Distribution Date and any Class of Certificates (other than any Class 2-A1, Class 2- A2, Class 2-A3, Class 3-A1, Class 3-A2 and Class 3-A3 Certificates), the one-month period beginning immediately following the end of the preceding Accrual Period (or from the Cut-off Date, in the case of the first Accrual Period) and ending on the last day of the month immediately preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and any Class 2-A1, Class 2-A2, Class 2-A3, Class 3-A1, Class 3-A2 and Class 3-A3 Certificates, the period beginning on the Distribution Date in the calendar month preceding the month in which the related Distribution Date occurs (or from May 25, 2001, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

         Accrued Certificate Interest: As to any Class of Certificates (other than any Principal Only Certificates on or prior to the related Call Date) and any Distribution Date, the product of the Certificate Interest Rate for such Class of Certificates and the Class Principal Amount (or Class Notional Amount) of such Class of Certificates immediately preceding such Distribution Date, as reduced by such Class's share of the interest portion of (i) any Excess Losses for such Distribution Date and (ii) any Relief Act Reduction, in each case allocable among the Non-AP Senior Certificates of the related Certificate Group pro rata based on the Accrued Certificate Interest otherwise distributable thereto, and allocable to the Subordinate Certificates pro rata based on interest accrued on their respective Principal Amounts. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Act:  As defined in Section 3.03(c).

         Additional Collateral: Marketable securities pledged by the Mortgagors in accordance with the terms of the related Mortgage or Mortgage Note, as applicable.

         Adjusted Net Mortgage Rate: For each Discount Mortgage Loan for any date, the percentage equivalent of the fraction, the numerator of which is the product of (i) the applicable Net Mortgage Rate and (ii) the Scheduled Principal Balance and the denominator of which is the applicable Adjusted Principal Balance.

         Adjusted Net WAC: With respect to any Distribution Date and (1) in the case of Pool 1, Pool 2 and Pool 3, the weighted average of (A) the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans in Pool 1, Pool 2 or Pool 3, as applicable, at the start of the related Due Period, weighted on the basis of their Scheduled Principal Balances and (B) the weighted average of the Adjusted Net Mortgage Rates of the Discount Mortgage Loans at the start of the related Due Period, weighted on the basis of their Adjusted Principal Balances and (2) in the case of Pool 4, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 4.

         Adjusted Principal Balance: For each Discount Mortgage Loan for any date, the product of (i) the Scheduled Principal Balance of such Mortgage Loans and (ii) the applicable Non-AP Percentage.

         Advance: An advance of the aggregate of payments of principal and interest (net of the applicable Master Servicing Fee and the applicable Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Due Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of the related Master Servicer and the related Servicer (or by the Trustee) pursuant to
Section 5.04.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aggregate Principal Balance: The aggregate of the Scheduled Principal Balances for all Mortgage Loans at any date of determination.

         Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

         Agreement: This Trust Agreement and all amendments and supplements hereto.

         AP Percentage: As to any Discount Mortgage Loan in Pool 1, Pool 2 or Pool 3, the percentage equivalent of a fraction, the numerator of which is the applicable Designated Rate minus the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is the applicable Designated Rate. As to any Non-Discount Mortgage Loan in Pool 1, Pool 2 or Pool 3, 0%. As to any Mortgage Loan in Pool 4, 0%.

         AP Principal Distribution Amount: For any Distribution Date and for each of Certificate Group 1, Certificate Group 2 and Certificate Group 3, the sum of the following amounts:

          (i) the applicable AP Percentage of the principal portion of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

          (ii) the applicable AP Percentage of each of the following amounts:
     (1) each Principal Prepayment collected on a Mortgage Loan in the related Mortgage Pool during the applicable Prepayment Period, (2) each other unscheduled collection, including Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the applicable Prepayment Period), representing or allocable to recoveries of principal of such Mortgage Loan in the related Mortgage Pool received during the applicable Prepayment Period and (3) the principal portion of all proceeds of the purchase of any Mortgage Loan in the related Mortgage Pool (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually deposited into the Certificate Account with respect to the applicable Prepayment Period;

          (iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the applicable AP Percentage of the related net Liquidation Proceeds allocable to principal; and

          (iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

         Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

         Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

         Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

         Available Distribution Amount: As to each Mortgage Pool and on any Distribution Date, the sum of the following amounts:

          (i) the total amount of all cash received by the related Master Servicer through the Remittance Date applicable to each Servicer and deposited to the related Collection Account by such Master Servicer by the Master Servicer Remittance Date for such Distribution Date on the Mortgage Loans of such Mortgage Pool (including proceeds of any Insurance Policy and any other credit support relating to such Mortgage Loans), plus all Advances made by such Master Servicer or any Servicer (or the Trustee in its capacity as successor Master Servicer) for such Distribution Date, any Compensating Interest Payment for such date and Mortgage Pool and any amounts paid by any Servicer in respect of Prepayment Interest Shortfalls in respect of the related Mortgage Loans for such date, but not including:

               (A) all amounts distributed pursuant to Section 5.02 on prior Distribution Dates;

               (B) all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

               (C) all Principal Prepayments received or identified by the applicable Servicer after the applicable Prepayment Period (together with any interest payments received with such prepayments to the extent that they represent the payment of interest accrued on the related Mortgage Loans for the period subsequent to the applicable Prepayment Period);

               (D) any other unscheduled collection, including Net Liquidation Proceeds and Insurance Proceeds, received by the Master Servicer after the applicable Prepayment Period;

               (E) all fees and amounts due or reimbursable to the Master Servicer, the Trustee, the Securities Administrator, the Custodian or any Servicer pursuant to the terms of this Agreement, the Custodial Agreement or the applicable Servicing Agreement;

               (F) any Prepayment Penalty Amounts;

               (G) any fees, penalties and other amounts collected by the Group 4 Master Servicer in connection with the modification of any Pool 4 Mortgage Loan;

               (H) with respect to Pool 4, any increase since the Cut-off Date in the amount of interest to be paid on certain Mortgage Loans based on the loss of the benefits of an employee/director interest rate reduction agreement; and

          (ii) any other payment made by the related Master Servicer, any Servicer, the Seller, the Depositor, or any other Person with respect to such Distribution Date (including the Purchase Price with respect to any Mortgage Loan purchased by the Seller, the Depositor or any other Person).

         Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

         Balloon Payment: The final Scheduled Payment in respect of a Balloon Mortgage Loan.

         Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

         Bankruptcy Coverage Termination Date: As to any Mortgage Pool, the Distribution Date on which the Bankruptcy Loss Limit has been reduced to zero (or less than zero).

         Bankruptcy Loss Limit: As of the Cut-off Date, $131,326 with respect to Pool 1, Pool 2 and Pool 3 (in the aggregate), and with respect to Pool 4, $100,000, which amount shall be reduced from time to time by the amount of Bankruptcy Losses with respect to Mortgage Loans in the related Mortgage Pools or Pool that are allocated to the Certificates.

         Bankruptcy Losses: With respect to the Mortgage Loans in the related Mortgage Pool, losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation.
         Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Securities Administrator to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor, the Securities Administrator or the Trustee.

         Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative Property.

         Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates: the Class 1-A1, Class 1-A2, Class 1-A3, Class 2-A1, Class 2-A3, Class 2-A4, Class 2-A5, Class 3-A1, Class 3-A3, Class 3-A4, Class 3-A5, Class 4-A1, Class 4-A2, Class B1-I, Class B1-I-X, Class B2-I, Class B3-I, Class B4-I, Class B5-I, B6-I, Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II and Class B6-II.

         Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in Colorado, Chicago, Illinois, New York, the city in which the Corporate Trust Office of the Securities Administrator is located, or (iii) with respect to any Remittance Date or any Servicer reporting date, the States specified in the definition of "Business Day" in the applicable Servicing Agreement, are authorized or obligated by law or executive order to be closed.

         Call Certificates:  The Class 2-A2 and Class 3-A2 Certificates.

         Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

         Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.04.

         Certificate Group: The Group 1 Certificates, Group 2 Certificates, Group 3 Certificates or Group 4 Certificates, as applicable.

         Certificate Interest Rate: With respect to each Class of
Certificates, the applicable per annum rate specified or determined as provided in the Preliminary Statement hereto.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         Certificate Principal Amount: With respect to any Certificate other than a Notional Certificate, at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (plus, in the case of any Negative Amortization Certificate, any Deferred Interest allocated thereto on previous Distribution Dates, and plus, in the case of any Accrual Certificate, its Percentage Interest of any related Accrual Amount for each previous Distribution Date), less the amount of all principal distributions previously made with respect to such Certificate, all Realized Losses allocated to such Certificate, and, in the case of a Subordinate Certificate, any Subordinate Certificate Writedown Amount allocated to such Certificates. For purposes of
Article V hereof, unless specifically provided to the contrary, Certificate Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such date. Notional Certificates are issued without Certificate Principal Amounts.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

         Certificateholder: The meaning provided in the definition of "Holder."

         Class: All Certificates bearing the same class designation, and, in the case of each Lower Tier REMIC, all Lower Tier Interests bearing the same designation.

         Class 2-A1 Call Date: The Distribution Date in October 2004.

         Class 2-A1 Call Option:  As defined in Section 7.04.

         Class 2-A1 Purchase Price:  As defined in Section 7.04.

         Class 3-A1 Call Date:  The Distribution Date in June 2006.

         Class 3-A1 Call Option:  As defined in Section 7.04.

         Class 3-A1 Purchase Price:  As defined in Section 7.04.

         Class AP Certificate: Any Class 1-A2, Class 2-A4 or Class 3-A4 Certificate.

         Class AP Deferred Amount: As to any Distribution Date on or prior to the related Credit Support Depletion Date and, with respect to each Class of Class AP Certificates, (i) the aggregate of the applicable AP Percentage of the principal portion of each Realized Loss (other than any Excess Loss) for such Distribution Date on a Discount Mortgage Loan in the related Mortgage Pool; and (ii) all such amounts previously allocated thereto and not distributed to such Class as a Class AP Deferred Amount.

         Class B Certificate: Any Class B1-I, Class B1-I-X, Class B2-I, Class B3-I, Class B4-I, Class B5-I, Class B6-I, Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II or Class B6-II Certificate.

         Class B4 Certificates:  The Class B4-I and Class B4-II Certificates.

         Class B4 Hazard Obligation: An obligation separate and apart from any REMIC of the Class B4-I Certificateholder and the Class B4-II Certifcateholder to payment Special Hazard Losses as defined in Section 5.03.

         Class LT-R Interest: The sole residual interest in the Lower Tier
REMIC.

         Class Notional Amount: With respect to each Class of Notional Certificates, the applicable class notional amount calculated as provided in the Preliminary Statement hereto.

         Class Percentage: With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the sum of the Class Principal Amounts of all Classes of the related Certificate Group, immediately prior to such date.

         Class Principal Amount: With respect to each Class of Certificates other than any Class of Notional Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to each Class of Notional Certificates, zero.

         Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

         Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Closing Date:  May 30, 2001.

         Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         Collection Account: The separate accounts established and maintained by each Master Servicer pursuant to Section 4.01.

         Compensating Interest: The lesser of (i) the sum of (a) the aggregate Master Servicing Fee payable with respect to the Pool 4 Mortgage Loans, (b) the aggregate Payoff Earnings with respect to the Pool 4 Mortgage Loans and
(c) the aggregate Payoff Interest with respect to the Pool 4 Mortgage Loans and (ii) the aggregate Uncollected Interest with respect to the Pool 4 Mortgage Loans.

         Compensating Interest Payment: With respect to Mortgage Pool 1, Mortgage Pool 2 and Mortgage Pool 3 and any Distribution Date, an amount equal to the excess of (x) the aggregate of any Prepayment Interest Shortfalls with respect to such Mortgage Pool and such Distribution Date over (y) the aggregate of any amounts required to be paid by any Servicer in respect of such shortfalls but not paid; provided that the aggregate Compensating Interest Payment to be paid by the related Master Servicer for any Distribution Date shall not exceed the Master Servicing Fee that would be payable to such Master Servicer without giving effect to any Compensating Interest Payment. With respect to Mortgage Pool 4 and any Distribution Date, Compensating Interest.

         Component:  None.

         Component Certificate:  None.

         Component Interest Rate:  None.

         Component Notional Amount:  Not applicable.

         Component Principal Amount:  Not applicable.

         Component Writedown Amount:  Not applicable.

         Control:  The meaning specified in Section 8-106 of the UCC.

         Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Veterans Administration.

         Convertible Mortgage Loan: Any Mortgage Loan which, at the option of the Mortgagor and in accordance with the terms of the related Mortgage Note, may have the related Mortgage Rate converted from an adjustable rate to a fixed rate or any other rate offered at the time by the related originator.

         Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

         Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

         Cooperative Loan Documents: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and, if available, the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and
(vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

         Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

         Cooperative Shares:  Shares issued by a Cooperative Corporation.

         Cooperative Unit: A single family dwelling located in a Cooperative Property.

         Corporate Trust Office: With respect to the Securities Administrator, the principal corporate trust office of the Securities Administrator at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Institutional Trust Services/SASCO 2001-8A, and with respect to the Trustee, the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at Bank One, National Association, 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attention: Global Corporate Trust Services.

         Corresponding Class: With respect to any class of Lower Tier Interests, the Class of Certificates so designated in the Preliminary Statement hereto. With respect to any Class of Certificates, the class or classes of Lower Tier Interests so designated in the Preliminary Statement hereto.

         Corresponding Component:  None.

         Credit Score: With respect to any Mortgage Loan, a numerical assessment of default risk with respect to the Mortgagor under such Mortgage Loan, determined on the basis of a methodology developed by Fair, Isaac & Co., Inc.

         Credit Support Depletion Date: With respect to the Group 1, Group 2 and Group 3 Certificates, the Distribution Date on which, giving effect to all distributions on such date, the aggregate Certificate Principal Amount of the Class B1-I, Class B2-I, Class B3-I, Class B4-I, Class B5-I and Class B6-I Certificates is reduced to zero. With respect to the Group 4 Certificates, the Distribution Date on which, giving effect to all distributions on such date, the aggregate Certificate Principal Amount of the Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II and Class B6-II Certificates is reduced to zero.

         Credit Support Percentage: As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Percentages of all Classes of Certificates that rank lower in priority than such Class.

         Curtailment: Any payment (exclusive of any prepayment penalty) of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a Prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding principal balance of the Mortgage Loan.

         Curtailment Shortfall: With respect to any Curtailment applied with a Scheduled Payment other than a Prepaid Scheduled Payment, an amount equal to one month's interest on such Curtailment at the applicable Pass-Through Rate on such Mortgage Loan.

         Custodial Agreement: Each custodial agreement attached as Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee substantially in the form thereof.

         Custodian: Each custodian appointed by the Trustee pursuant to a Custodial Agreement, and any successor thereto.

         Cut-off Date:  May 1, 2001.

         Cut-off Date Aggregate Principal Balance: With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the Aggregate Principal Balance for all such Mortgage Loans as of the Cut-off Date.

         DCR:  Duff & Phelps Credit Rating Co., or any successor in interest.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under Bankruptcy law or any similar proceeding.

         Deferred Interest: With respect to any Class of Negative Amortization Certificates and any Distribution Date, the lesser of (x) the applicable Interest Distribution Amount for such date (without giving effect to any Deferred Interest) and (y) the aggregate Mortgage Loan Negative Amortization, if any, for the related Due Period.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding under Bankruptcy law or any similar proceeding.

         Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

         Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

         Deposit Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

         Depositor: Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

         Designated Rate:  With respect to each Pool, 8.00% per annum.

         Determination Date: With respect to each of Pool 1, Pool 2 and Pool 3 and each Distribution Date, the day of the latest Remittance Date immediately preceding such Distribution Date. With respect to Pool 4 and each Distribution Date, a day not later than the 10th day preceding such Distribution Date, as determined by the Group 4 Master Servicer.

         Discount Mortgage Loan: With respect to each of Pool 1, Pool 2 and Pool 3, any Mortgage Loan with a Net Mortgage Rate less than 8.00% per annum.

         Disqualified Organization: Either (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by section 511 of the Code, (vii) any organization described in section 1381(a)(2)(C) of the Code, (viii) any "electing large partnership" described in section 775 of the Code, or (ix) any other entity designated as a Disqualified Organization by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

         Distribution Date: The 25th day of each month, or, if such 25th day is not a Business Day, the next succeeding Business Day commencing in June 2001.

         Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

         Due Period: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company, acting in its fiduciary capacity or (iv) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" (or the equivalent) by each of the Rating Agencies at the time any amounts are held on deposit therein. Such institution may be a Servicer if the applicable Servicing Agreement requires the Servicer to provide the Master Servicer with written notice on the Business Day following the date on which the Servicer determines that such Servicer's short-term debt and unsecured long-term debt ratings fail to meet the requirements of the preceding sentence. Eligible Accounts may bear interest.

         Eligible Investments: Any one or more of the following obligations or securities:

               (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

               (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

               (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

               (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest short-term credit ratings of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Principal Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

               (v) commercial paper (including both non interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term ratings;

               (vi) a Qualified GIC;

               (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

               (viii) any other demand, money market fund, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Trustee, either Master Servicer, the Securities Administrator or an Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any other fund for which the Trustee, the Securities Administrator, either Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian (each, a "Bank"), notwithstanding that (x) the Trustee, the Securities Administrator, either Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Securities Administrator, either Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Securities Administrator specifically authorizes the related Bank or an affiliate thereof to charge and collect from the Securities Administrator such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereof);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter's Exemption.

         ERISA-Restricted Certificate: Any Class R-I, Class R-II, Class B4-I, Class B5-I, Class B6-I, Class B4-II, Class B5-II or Class B6-II Certificate; any Certificate with a rating below the lowest applicable rating permitted under the Underwriter's Exemption.

         Escrow Account: Any account established and maintained by the applicable Servicer pursuant to the applicable Servicing Agreement.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14(a).

         Excess Loss: Any Bankruptcy Loss, or portion thereof, in excess of the then-applicable Bankruptcy Loss Limit, any Fraud Loss, or portion thereof, in excess of the then-applicable Fraud Loss Limit, and any Special Hazard Loss, or portion thereof, in excess of the then-applicable Special Hazard Loss Limit.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Final Scheduled Distribution Date: With respect to Group 1, Group 2 and Group 3 and the Class B1-I, Class B2-I, Class B3-I, Class B4-I, Class B5-I and Class B6-I Certificates, May 25, 2031; with respect to Group 4 and the Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II and Class B6-II Certificates, May 25, 2041.

         Financial Asset: The meaning specified in Section 8-102(a)(9) of the UCC.

         Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

         Fitch:  Fitch, Inc., or any successor in interest.

         FNMA: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Fraud Loss: Any Realized Loss on a Liquidated Mortgage Loan sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, as reported by the Servicer to the Master Servicer.

         Fraud Loss Limit: With respect to any Distribution Date (x) prior to the first anniversary of the Cut-off Date, with respect to Pool 1, Pool 2 and Pool 3 (in the aggregate), $2,189,153, and with respect to Pool 4, $2,722,034, less the aggregate of Fraud Losses with respect to Mortgage Loans in the related Mortgage Pools or Pool since the Cut-off Date, and (y) from the first to the fourth anniversary of the Cut-off Date, as to the related Mortgage Pools or Pool, an amount equal to (1) the lesser of (a) the applicable Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (b) 1% of the aggregate principal balance of all the Mortgage Loans in the related Mortgage Pools or Pool as of the most recent anniversary of the Cut-off Date less (2) the aggregate of Fraud Losses since the most recent anniversary of the Cut-off Date. On or after the fifth anniversary of the Cut-off Date, the Fraud Loss Limit for each Mortgage Pool shall be zero.

         Global Securities: The global certificates representing the Book-Entry Certificates.

         GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

         Group:  Any of Group 1, Group 2, Group 3 or Group 4.

         Group 1:  All of the Group 1 Certificates.

         Group 1 Certificate: Any Class 1-A1, Class 1-A2, Class 1-A3 or Class R-I Certificate.

         Group 1 Subordinate Underlying Rate: 8.00% per annum.

         Group 1-3 Mortgage Loans: the Pool 1 Mortgage Loans, the Pool 2 Mortgage Loans, the Pool 3 Mortgage Loans.

         Group 1-3 Certificates: the Group 1 Certificates, Group 2 Certificates, and Group 3 Certificates.

         Group 1-3 LT Regular Interests: As defined in the Preliminary
Statement.

         Group 1-3 LT Residual Interest: As defined in the Preliminary
Statement.

         Group 1-3 Master Servicer: Aurora Loan Services Inc., or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

         Group 1-3 Subordinate Percentage: With respect to any Distribution Date, the sum of the Principal Amounts of the Class B1-I, Class B2-I, Class B3-I, Class B4-I, Class B5-I and Class B6-I Certificates divided by the sum of the Non-AP Pool Balances for Pool 1, Pool 2 and Pool 3 immediately prior to such date.

         Group 1-3 UT Regular Interests: As defined in the Preliminary
Statement.

         Group 1-3 UT Residual Interest: As defined in the Preliminary
Statement.

         Group 2:  All of the Group 2 Certificates.

         Group 2 Certificate: Any Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4 or Class 2-A5 Certificate.

         Group 2 Subordinate Underlying Rate: With respect to each Accrual Period related to a Distribution Date on or prior to the Class 2-A1 Call Date, 8.00% per annum; with respect to each Accrual Period following the Class 2-A1 Call Date, the Net WAC of the Mortgage Loans in Pool 2.

         Group 3:  All of the Group 3 Certificates.

         Group 3 Certificate: Any Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4 or Class 3-A5 Certificate.

         Group 3 Subordinate Underlying Rate: With respect to each Accrual Period related to a Distribution Date on or prior to the Class 3-A1 Call Date, 8.00% per annum; with respect to each Accrual Period following the Class 3-A1 Call Date, the Net WAC of the Mortgage Loans in Pool 3.

         Group 4:  All of the Group 4 Certificates.

         Group 4 Certificates: Any Class 4-A1, Class 4-A2 or Class R-II Certificate.

         Group 4 LT Regular Interests: As defined in the Preliminary Statement.

         Group 4 LT Residual Interest: As defined in the Preliminary Statement.

         Group 4 Master Servicer: Washington Mutual Mortgage Securities Corp., or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

         Group Subordinate Amount: With respect to any Mortgage Pool and any Distribution Date, the amount, if any, by which the Non-AP Pool Balance (or, in the case of Pool 4, the Pool Balance) of such Mortgage Pool for the immediately preceding Distribution Date exceeds the sum of the aggregate of the Certificate Principal Amounts of the Non-AP Senior Certificates (or, in the case of Group 4, the Senior Certificates) of the related Certificate Group immediately prior to the related Distribution Date.

         Group 4 UT Regular Interests: As defined in the Preliminary Statement.

         Group 4 UT Residual Interest: As defined in the Preliminary Statement.

         Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Securities Administrator, the Trustee, either Master Servicer or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor, the Securities Administrator, either Master Servicer and any Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor, the Securities Administrator, such Master Servicer or such Servicer.

         HUD: The United States Department of Housing and Urban Development, or any successor thereto.

         Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         Initial LIBOR Rate:  4.09%.

         Insurance Policy: Any Primary Mortgage Insurance Policy and any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

         Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of the related Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property, or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

         Interest Distribution Amount:  Not applicable.

         Interest Shortfall: With respect to any Class of Certificates (other than a Principal Only Certificate on or prior to the related Call Date) and any Distribution Date, any Accrued Certificate Interest not distributed (or added to principal) with respect to any previous Distribution Date, other than any Net Prepayment Interest Shortfalls.

         Intervening Assignments: The original intervening assignments of the Mortgage, notice of transfer or equivalent instrument.

         Latest Possible Maturity Date: The Distribution Date in June 25,
2042.

         Lehman Capital: Lehman Capital, A Division of Lehman Brothers Holdings Inc., or any successor in interest.

         LIBOR: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, the per annum rate determined pursuant to Section 4.05 on the basis of London interbank offered rate quotations for one-month Eurodollar deposits, as such quotations may appear on the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News (or such other page as may replace such page on that service for the purpose of displaying London interbank offered quotations of major banks).

         LIBOR Certificate: Any Class 2-A1, Class 2-A2, Class 2-A3, Class 3-A1, Class 3-A2 or Class 3-A3 Certificate.

         LIBOR Component:  None.

         LIBOR Determination Date: The second London Business Day immediately preceding the commencement of each Accrual Period with respect to any LIBOR Certificates other than the first such Accrual Period.

         Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

         Liquidation Expenses: Expenses that are incurred by the Master Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts expended pursuant to Sections 9.06, 9.16 or 9.22.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

         Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value thereof.

         London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

         Lower Tier Interest: Any one of the classes of lower tier interests described in the Preliminary Statement hereto.

         Lower Tier Interest Rate: As to each Lower Tier Interest, the applicable interest rate, if any, as described in the Preliminary Statement hereto.

         Lower Tier REMIC: One of the two separate REMICs as described in the Preliminary Statement hereto.

         Maintenance: With respect to any Cooperative Unit, the rent or fee paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

         Master Servicer: Either the Group 1-3 Master Servicer or the Group 4 Master Servicer.

         Master Servicers: The Group 1-3 Master Servicer and the Group 4 Master Servicer.

         Master Servicer Remittance Date: No later than 2:00 p.m. eastern time two Business Days after each Remittance Date; provided, however in no event shall the Master Servicer Remittance Date be later than the Business Day immediately preceding the Distribution Date.

         Master Servicing Fee: As to any Distribution Date and each related Mortgage Loan, an amount equal to the product of the applicable Master Servicing Fee Rate and the outstanding principal balance of such Mortgage Loan as of the first day of the related Due Period. The Master Servicing Fee for any Mortgage Loan shall be payable in respect of any Distribution Date solely from the interest portion of the Scheduled Payment or other payment or recovery with respect to such Mortgage Loan.

         Master Servicing Fee Rate: With respect to the Group 1-3 Master Servicer, 0.01% per annum. With respect to the Group 4 Master Servicer, 0.02% per annum.

         Material Defect:  As defined in Section 2.02(c) hereof.

         MERS: Mortgage Electronic Registration Systems, Inc., a Delaware Corporation, or any successor in interest thereto.

         MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

         Moody's: Moody's Investors Service, Inc., or any successor in interest.

         Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple or leasehold interest in real property securing a Mortgage Note, together with improvements thereto.

         Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee or a Custodian pursuant to this Agreement.

         Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage or a manufactured housing contract conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedules, as amended from time to time.

         Mortgage Loan Sale Agreement: The agreement, dated as of May 1, 2001, for the sale of the Group 1, Group 2 and Group 3 Mortgage Loans by Lehman Capital to the Depositor.

         Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

         Mortgage Pool:  Any of Pool 1, Pool 2, Pool 3 or Pool 4.

         Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan reduced by the number of basis points by which a mortgage interest rate is increased for certain Mortgage Loans in Pool 4 based on the loss of the benefits of an employee/director interest rate reduction agreement.

         Mortgaged Property: Either of (x) the fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

         Mortgagor:  The obligor on a Mortgage Note.

         Negative Amortization Certificate:  None.

         Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, Servicing Advances and Servicing Fees received and retained in connection with the liquidation of such Mortgage Loan.

         Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the sum of the applicable Master Servicing Fee Rate, the applicable Servicing Fee Rate, if applicable, the premium rate on any lender-provided mortgage insurance.

         Net Prepayment Interest Shortfall: With respect to each Mortgage Pool and any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans in such Mortgage Pool for such date over the sum of any amounts paid by the applicable Servicers with respect to such shortfalls and any amount that is required to be paid by the applicable Master Servicer in respect of such shortfalls pursuant to this Agreement.

         Net WAC: With respect to any Pool and each Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans at the beginning of the related Due Period weighted on the basis of their Scheduled Principal Balances.

         Non-AP Percentage: As to any Discount Mortgage Loan in Pool 1, Pool 2 or Pool 3, the percentage equivalent of the fraction, the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is the applicable Designated Rate. As to any Non-Discount Mortgage Loan in Pool 1, Pool 2 or Pool 3, 100%. As to any Mortgage Loan in Pool 4, 100%.

         Non-AP Pool Balance: As to each of Pool 1, Pool 2 or Pool 3 and any Distribution Date, the sum of the applicable Non-AP Percentage of the Scheduled Principal Balance of each Mortgage Loan included in such Mortgage Pool. As to Pool 4 and any Distribution Date, the aggregate Scheduled Principal Balance of each Mortgage Loan included in such Mortgage Pool.

         Non-AP Senior Certificate: Any Class 1-A1, Class 1-A3, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A5, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A5, Class 4-A1, Class 4-A2, Class R-I or Class R-II Certificate.

         Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

         Non-Discount Mortgage Loan: With respect to each of Pool 1, Pool 2 and Pool 3, any Mortgage Loan with a Net Mortgage Rate equal to or greater than 8.00% per annum.

         Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

         Non-permitted Foreign Holder:  As defined in Section 3.03(f).

         Non-U.S. Person: Any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         Notional Amount: With respect to any Notional Certificate and any Distribution Date, such Certificate's Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

         Notional Certificate: Any Class 1-A3, Class 2-A3, Class 2-A5, Class 3-A3, Class 3-A5, Class 4-A2 or Class B1-I-X Certificate.

         Notional Component:  None.

         Offering Document: Either of the private placement memorandum dated May 29, 2001 relating to the Class B4-I, Class B5-I, Class B6-I, Class B4-II, Class B5-II and Class B6-II Certificates, the private placement memorandum dated May 29, 2001 relating to the Class 2-A2 and Class 3-A2 Certificates or the Prospectus.

         Officer's Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee or the Securities Administrator, as the case may be.

         Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee or the Securities Administrator, as the case may be, and who may be in-house or outside counsel to the Depositor, the applicable Master Servicer or the applicable Servicer but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the taxation, or the federal income tax status, of each REMIC. For purpose of Section 2.01(c)(i), the Opinion of Counsel referred to therein may take the form of a memorandum of law or other acceptable assurance.

         Original Credit Support Percentage: With respect to each Class of Subordinate Certificates, the Credit Support Percentage for such Class of Certificates on the Closing Date.

         Original Group Subordinate Amount: As to any Mortgage Pool, the Group Subordinate Amount for such Mortgage Pool on the Closing Date.

         Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

         Paying Agent:  Any paying agent appointed pursuant to Section 3.08.

         Payoff: Any Mortgagor payment (exclusive of any prepayment penalty) of principal on a Mortgage Loan equal to the entire outstanding Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.


         Payoff Earnings: For any Distribution Date with respect to each Mortgage Loan on which a Payoff was received by the Master Servicer during the Payoff Period, the aggregate of the interest earned by the Master Servicer from investment of each such Payoff from the date of receipt of such Payoff until the Business Day immediately preceding the related Distribution Date (net of investment losses).


         Payoff Interest: For any Distribution Date with respect to a Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Pass-Through Rate from the first day of the month of distribution through the day of receipt thereof; to the extent (together with Payoff Earnings and the aggregate Master Servicing Fee) not required to be distributed as Compensating Interest on such Distribution Date, Payoff Interest shall be payable to the Master Servicer as additional servicing compensation.

         Percentage Interest: With respect to any Certificate and the related Class, such Certificate's percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than a Notional Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to any Notional Certificate, the Percentage Interest evidenced thereby shall be as specified on the face thereof.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Placement Agent:  Lehman Brothers Inc.

         Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

         Pool:  Any of Pool 1, Pool 2, Pool 3 or Pool 4.

         Pool 1: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

         Pool 1 Mortgage Loan:  Any Mortgage Loan in Pool 1.

         Pool 2: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

         Pool 2 Mortgage Loan:  Any Mortgage Loan in Pool 2.

         Pool 3: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 3.

         Pool 3 Mortgage Loan:  Any Mortgage Loan in Pool 3.

         Pool 4: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule as being included in Pool 4.

         Pool 4 Mortgage Loan:  Any Mortgage Loan in Pool 4.

         Pool PMI Policy:  Not applicable.

         Prepaid Scheduled Payment: Any Scheduled Payment received prior to its scheduled Due Date, which is intended to be applied to a Mortgage Loan on its scheduled Due Date and held in the related Custodial Account until the Remittance Date following its scheduled Due Date.

         Prepayment Interest Shortfall: With respect to any Distribution Date and any Principal Prepayment in part or in full, the difference between (i) one full month's interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction), as reduced by the applicable Master Servicing Fee Rate and the applicable Servicing Fee Rate on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

         Prepayment Penalty Amounts: With respect to any Distribution Date, all premiums or charges paid by the obligors under the Mortgage Notes due to Principal Prepayments collected by the Servicers during the immediately preceding Prepayment Period.

         Prepayment Period: With respect to Pool 1, Pool 2 and Pool 3 and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs; with respect to Pool 4 and any Distribution Date, the period from the 15th day of the month immediately preceding the month in which such Distribution Date occurs to the 14th day of the month in which such Distribution Date occurs (provided however that the first Prepayment Period shall be the period from the Cut-off Date to June 14, 2001).

         Primary Mortgage Insurance Policy: Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

         Principal Amount Schedules:  Not applicable.

         Principal Only Certificate: Any Class 1-A2, Class 2-A4 or Class 3-A4 Certificate.

         Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the applicable Servicing Agreement.

         Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

         Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

         Prospectus: The prospectus supplement dated May 29, 2001, together with the accompanying prospectus dated January 26, 2001, relating to each Class of Certificates other than the Class 2-A2, Class 3-A2, Class B4-I, Class B5-I , Class B6-I, B4-II, B5-II and B6-II Certificates.

         Purchase Price: With respect to the repurchase of a Mortgage Loan pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date immediately preceding the related Distribution Date and (c) any unreimbursed Servicing Advances with respect to such Mortgage Loan. The related Master Servicer or the applicable Servicer (or the Securities Administrator, if applicable, as successor Master Servicer) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made with respect to such Mortgage Loan that are reimbursable to such Master Servicer or such Servicer under this Agreement or the related Servicing Agreement, as well as any unreimbursed Servicing Advances and accrued and unpaid Master Servicing Fees or Servicing Fees, as applicable.

         QIB:  As defined in Section 3.03(c).

         Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

         (a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

         (b) provide that the Securities Administrator may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

         (c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates, the Securities Administrator shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Securities Administrator;

         (d) provide that the Securities Administrator's interest therein shall be transferable to any successor securities administrator hereunder; and

         (e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

         Qualified Insurer: With respect to Pool 1, Pool 2 and Pool 3, an insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authroized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates. With respect to Pool 4, an insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, acceptable to Fannie Mae and duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

         Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan that, on the date of substitution, (i) has a Scheduled Principal Balance (together with that of any other mortgage loan substituted for the same Deleted Mortgage Loan) as of the Due Date in the month in which such substitution occurs not in excess of the Scheduled Principal Balance of the related Deleted Mortgage Loan, provided, however, that, to the extent that the Scheduled Principal Balance of such Mortgage Loan is less than the Scheduled Principal Balance of the related Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the applicable Mortgage Rate net of the applicable Master Servicing Fee and the applicable Servicing Fee from the date as to which interest was last paid through the end of the Due Period in which such substitution occurs, shall be paid by the party effecting such substitution to the Securities Administrator for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) has a Net Mortgage Rate not lower than the Net Mortgage Rate of the related Deleted Mortgage Loan and (in the case of Pool 1, Pool 2 and Pool 3) will be a Discount Mortgage Loan if the Deleted Mortgage Loan was a Discount Mortgage Loan or a Non-Discount Mortgage Loan if the Deleted Mortgage Loan was a Non-Discount Mortgage Loan; (iii) has a remaining stated term to maturity not longer than, and not more than one year shorter than, the remaining term to stated maturity of the related Deleted Mortgage Loan; (iv) (A) has a Loan-to-Value Ratio as of the date of such substitution of not greater than 80%, provided, however, that if the related Deleted Mortgage Loan has a Loan-to-Value Ratio of greater than 80%, then the Loan-to-Value Ratio of such substitute Mortgage Loan may be greater than 80% but shall not be greater than the Loan-to-Value Ratio of the related Deleted Mortgage Loan and (B) the addition of such substitute Mortgage Loan does not increase the weighted average Loan-to-Value Ratio of the related Mortgage Pool by more than 5%; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date as of which such substitution occurs; (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a Cooperative Loan; (vii) if applicable, has the same index as and a margin not less than that of the related Deleted Mortgage Loan; (viii) has not been delinquent for a period of more than 30 days more than once in the twelve months immediately preceding such date of substitution; (ix) is covered by a Primary Mortgage Insurance Policy if the related Deleted Mortgage Loan is so covered, and the Loan-to-Value Ratio of such Mortgage Loan is greater than 80%; and (x) has a Credit Score not greater than 20 points lower than the Credit Score of the related Deleted Mortgage Loan, provided, however, that if the Deleted Mortgage Loan does not have a Credit Score, then such substitute Mortgage Loan shall have a Credit Score equal to or greater than 700. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the Scheduled Principal Balance referred to in clause (i) above shall be determined such that the aggregate Scheduled Principal Balance of all such substitute Mortgage Loans shall not exceed the aggregate Scheduled Principal Balance of all Deleted Mortgage Loans and (b) each of (1) the rate referred to in clause (ii) above, (2) the remaining term to stated maturity referred to in clause (iii) above, (3) the Loan-to-Value Ratio referred to in clause (iv) above and (4) the Credit Score referred to in clause (x) above shall be determined on a weighted average basis, provided that the final scheduled maturity date of any Qualifying Substitute Mortgage Loan shall not exceed the Final Scheduled Distribution Date of any Class of Certificates. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify such qualification in writing to the Trustee.

         Rating Agency: With respect to the Senior Certificates relating to Pool 1, Pool 2 and Pool 3, each of S&P and Fitch; with respect to the Subordinate Certificates relating to Pool 1, Pool 2 and Pool 3, Fitch; and with respect to the Certificates relating to Pool 4, S&P.

         Realized Loss: (a) with respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, plus (ii) interest at the applicable Net Mortgage Rate from the date as to which interest was last paid up to the last day of the month of such liquidation, minus (iii) Liquidation Proceeds received, net of amounts that are reimbursable to the applicable Master Servicer or the applicable Servicer with respect to such Mortgage Loan (other than Advances of principal and interest) including expenses of liquidation, and (b) with respect to each Mortgage Loan that has become the subject of a Deficient Valuation, the difference between the unpaid principal balance of such Mortgage Loan immediately prior to such Deficient Valuation and the unpaid principal balance of such Mortgage Loan as reduced by the Deficient Valuation. In determining whether a Realized Loss on a Liquidated Mortgage Loan is a Realized Loss of interest or principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

         Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

         Record Date: With respect to any Distribution Date and each Class of Certificates other than any Class 2-A1, Class 2-A2, Class 2-A3, Class 3-A1, Class 3-A2 and Class 3-A3 Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and any Class 2-A1, Class 2-A2, Class 2-A3, Class 3-A1, Class 3-A2 and Class 3-A3 Certificates, the Business Day immediately preceding the related Distribution Date.

         Reference Banks:  As defined in Section 4.05.

         Regulation S: Regulation S promulgated under the Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

         Regulation S Global Security: The meaning specified in Section
3.01(c).

         Reimbursement Amount:  Not applicable.

         Relevant UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

         Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Solders' and Sailors' Civil Relief Act of 1940, as amended, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than interest accrued thereon for the applicable one-month period at the Mortgage Rate without giving effect to such reduction.

         REMIC: Each of the Lower Tier REMIC and the Upper Tier REMIC, as described in the Preliminary Statement hereto.

         REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 86OG of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Date: The day in each month on which each Servicer is required to remit payments to the account maintained by the related Master Servicer, as specified in the related Servicing Agreement, which is, in the case of Pool 1, Pool 2 and Pool 3, the 18th day of each month (or if such 18th day is not a Business Day, the next succeeding Business Day) and, in the case of Pool 4, the last Business Day before the 21st day of each month.

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

         Reserve Interest Rate:  As defined in Section 4.05.

         Residual Certificate:  Any Class R-I or Class R-II Certificate.

         Responsible Officer: When used with respect to the Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, the Treasurer, or any assistant treasurer, working in its corporate trust department and having direct responsibility for the administration of this Agreement.

         Restricted Certificate: Any Class R-I, Class R-II, Class B4-I, Class B5-I, Class B6-I, Class B4-II, Class B5-II or Class B6-II Certificate.

         Restricted Global Security:  The meaning specified in Section 3.01(c).

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

         Scheduled Amount:  Not applicable.

         Scheduled Certificate:  None.

         Scheduled Component:  None.

         Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence. In the case of any bi-weekly payment Mortgage Loan, all payments due on such Mortgage Loan during any Due Period shall be deemed collectively to constitute the Scheduled Payment due on such Mortgage Loan in such Due Period.

         Scheduled Principal Amount: As to any Distribution Date and each Mortgage Pool, an amount equal to the amount described in clause (i)(b) of the definition of Senior Principal Distribution Amount.

         Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date, after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Due Period, whether or not received from the Mortgagor or advanced by the applicable Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Net Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the applicable Prepayment Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan as of the Cut-off Date, as specified in the Mortgage Loan Schedule.

         Securities Administrator: The Chase Manhattan Bank, not in its individual capacity but solely as Securities Administrator, or any successor in interest, or if any successor Securities Administrator shall be appointed as herein provided, then such successor Securities Administrator.

         Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

         Security Entitlement: The meaning specified in Section 8-102(a)(17) of the UCC.

         Seller: Lehman Capital, A Division of Lehman Brothers Holdings Inc., or any successor in interest.

         Senior Certificate: Any Class 1-A1, Class 1-A2, Class 1-A3, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4, Class 3-A5, Class 4-A1, Class 4-A2, Class R-I or Class R-II Certificate.

         Senior Percentage: With respect to each Mortgage Pool and any Distribution Date, the percentage equivalent of the fraction, the numerator of which is the aggregate of the Certificate Principal Amounts of the Class 1-A1 and Class R-I Certificates, in the case of Pool 1, the Class 2-A1 and Class 2-A2 Certificates, in the case of Pool 2, the Class 3-A1 and Class 3-A2 Certificates, in the case of Pool 3, and the Class 4-A1 and Class R-II Certificates, in the case of Pool 4, immediately prior to such Distribution Date and the denominator of which is the related Non-AP Pool Balance (or in the case of Pool 4, the aggregate Scheduled Principal Balance of the Mortgage Loans in Pool 4) for the immediately preceding Distribution Date.

         Senior Prepayment Percentage: With respect to each Mortgage Pool and any Distribution Date occurring during the five years beginning on the first Distribution Date, 100%. With respect to each Mortgage Pool and for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, the related Senior Percentage plus the following percentage of the related Subordinate Percentage for such Distribution Date: for any Distribution Date in the first year thereafter, 70%; for any Distribution Date in the second year thereafter, 60%; for any Distribution Date in the third year thereafter, 40%; for any Distribution Date in the fourth year thereafter, 20%; and for any subsequent Distribution Date, 0%; provided, however, that if on any of the foregoing Distribution Dates the Senior Percentage for any Mortgage Pool exceeds the initial Senior Percentage for such Mortgage Pool, the Senior Prepayment Percentage for any Mortgage Pool for such Distribution Date shall once again equal 100% for such Distribution Date and, if that Mortgage Pool is Pool 1, Pool 2 or Pool 3, the Senior Prepayment Percentage for each of Pool 1, Pool 2 and Pool 3 will once again equal 100%.

         Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Mortgage Pool below the level in effect for the most recent prior period set forth in the paragraph above shall be effective on any Distribution Date if, as of the first Distribution Date as to which any such decrease applies, (i) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans in such Mortgage Pool that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and the Scheduled Payments that would have been due on Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund if the related Mortgage Loan had remained in existence) is greater than or equal to 50% of the applicable Group Subordinate Amount immediately prior to such Distribution Date or (ii) cumulative Realized Losses with respect to the Mortgage Loans in any Mortgage Pool exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the related Original Group Subordinate Amount, (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related Original Group Subordinate Amount, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related Original Group Subordinate Amount, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the related Original Group Subordinate Amount, and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date or thereafter, 50% of the related Original Group Subordinate Amount. After the Class Principal Amount of each Class of Senior Certificates in any Certificate Group has been reduced to zero, the Senior Prepayment Percentage for the related Mortgage Pool shall be 0%.

         Senior Principal Distribution Amount: For each Certificate Group and any Distribution Date, the sum of the following amounts:

                  (i) the product of (1) the related Senior Percentage for such date and (2) the principal portion (multiplied, in the case of a Mortgage Loan in Pool 1, Pool 2 or Pool 3, by the applicable Non-AP Percentage) of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date), on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

                  (ii) the product of (a) the related Senior Prepayment Percentage for such date and (b) each of the following amounts (multiplied, in the case of a Mortgage Loan in Pool 1, Pool 2 or Pool 3, by the applicable Non-AP Percentage): (1) each Principal Prepayment on the Mortgage Loans in the related Mortgage Pool collected during the related Prepayment Period, (2) each other unscheduled collection, including Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal received during the related Prepayment Period, and (3) the principal portion of all proceeds of the purchase of any Mortgage Loan in the related Mortgage Pool (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually deposited into the Certificate Account during the related Prepayment Period;

                  (iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the lesser of (a) the related net Liquidation Proceeds allocable to principal (multiplied, in the case of a Mortgage Loan in Pool 1, Pool 2 or Pool 3, by the applicable Non-AP Percentage) and (b) the product of the related Senior Prepayment Percentage for such date and the Scheduled Principal Balance (multiplied, in the case of a Mortgage Loan in Pool 1, Pool 2 or Pool 3, by the applicable Non-AP Percentage) of such related Mortgage Loan at the time of liquidation; and

                 (iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

If on any Distribution Date the Class Principal Amount of each Class of Senior Certificates (other than any Class AP Certificates) in any Certificate Group has been reduced to zero, the Senior Principal Distribution Amount for such Certificate Group for such date (following such reduction) and each subsequent Distribution Date shall be zero.

         Servicer:  Any Servicer that has entered into a Servicing Agreement.

         Servicing Advances: Expenditures incurred by any Servicer in connection with the liquidation or foreclosure of a Mortgage Loan which are eligible for reimbursement under the applicable Servicing Agreement.

         Servicing Agreement: Each Servicing Agreement pursuant to which a Servicer has agreed to service the Mortgage Loans, and any other servicing agreement entered into between a successor servicer and a Master Servicer, the Seller or the Trustee pursuant to the terms hereof.

         Servicing Fee: The Servicing Fee specified in the applicable Servicing Agreement.

         Servicing Fee Rate: With respect to any Servicer, as specified in the applicable Servicing Agreement.

         Servicing Officer: Any officer of a Master Servicer involved in or responsible for the administration and servicing or master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Master Servicer to the Trustee, as such list may from time to time be amended.

         Special Hazard Loss: With respect to the Mortgage Loans, (x) any Realized Loss arising out of any direct physical loss or damage to a Mortgaged Property which is caused by or results from any cause, exclusive of any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property and any loss caused by or resulting from (i) normal wear and tear, (ii) conversion or other dishonest act on the part of the Trustee, the Master Servicer, any Servicer or any of their agents or employees, or (iii) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues, or (y) any Realized Loss arising from or related to the presence or suspected presence of hazardous wastes, or hazardous substances on a Mortgaged Property unless such loss is covered by a hazard policy or flood insurance policy required to be maintained in respect of such Mortgaged Property, in any case, as reported by any Servicer to the Master Servicer.

         Special Hazard Loss Limit: As of the Cut-off Date, with respect to Pool 1, Pool 2, Pool 3 and Pool 4 (in the aggregate), $10,302,057, which amount shall be reduced from time to time to an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the Scheduled Principal Balances of the Mortgage Loans; (ii) twice the Scheduled Principal Balance of the Mortgage Loan having the highest Scheduled Principal Balance, and (iii) the aggregate Scheduled Principal Balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of Mortgage Loans of any such postal zip code area and (b) the Special Hazard Loss Limit as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date.

         Specified Rating:  Not applicable.

         Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

         Subordinate Certificate:  Any Class B Certificate.

         Subordinate Certificate Writedown Amount: With respect to Pool 1, Pool 2 and Pool 3, as to any Distribution Date, the amount by which (i) the sum of the Class Principal Amounts of all the related Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Amounts of such Certificates on such Distribution Date) exceeds (ii) the aggregate Scheduled Principal Balance of the related Mortgage Loans for such Distribution Date. With respect to Pool 4, the amount by which (i) the sum of the Class Principal Amounts of all the related Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Amounts of such Certificates on such Distribution Date) exceeds (ii) the aggregate Scheduled Principal Balance of the related Mortgage Loans for such Distribution Date.

         Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates relating to Pool 1, Pool 2 and Pool 3 or Pool 4, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates relating to Pool 1, Pool 2 and Pool 3 or Pool 4, as applicable, immediately prior to such Distribution Date.

         Subordinate Component Percentage:  Not applicable.

         Subordinate Percentage: With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Percentage for such Distribution Date.

         Subordinate Prepayment Percentage: With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

         Subordinate Principal Distribution Amount: For each Certificate Group and any Distribution Date, the sum of the following:

               (i) the product of (1) the related Subordinate Percentage for such date and (2) the principal portion (multiplied, in the case of Pool 1, Pool 2 or Pool 3, by the applicable Non-AP Percentage) of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the applicable Bankruptcy Coverage Termination Date) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

               (ii) the product of (a) the related Subordinate Prepayment Percentage for such date and (b) each of the following amounts (multiplied, in the case of Pool 1, Pool 2 or Pool 3, by the applicable Non-AP Percentage): (1) each Principal Prepayment on the Mortgage Loans in the related Mortgage Pool collected during the related Prepayment Period, (2) each other unscheduled collection, including Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal received during the related Prepayment Period, and (3) the principal portion of all proceeds of the purchase of any Mortgage Loan in the related Mortgage Pool (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually deposited into the Certificate Account during the related Prepayment Period;

               (iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal (multiplied, in the case of Pool 1, Pool 2 or Pool 3, by the applicable Non-AP Percentage) less any related amount paid pursuant to subsection
          (iii) of the definition of Senior Principal Distribution Amount for the related Certificate Group; and

               (iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

         TAC Amount:  Not applicable.

         TAC Certificate:  None.

         TAC Component:  None.

         Tax Matters Person: The "tax matters person" as specified in the REMIC Provisions.

         Termination Price:  As defined in Section 7.01 hereof.

         Thornburg: Thornburg Mortgage Home Loans, Inc. or any successor in interest.

         Thornburg Purchase Agreement: The agreement, dated as of May 1, 2001, for the sale of the Mortgage Loans in Pool 4 by Thornburg to the Depositor.

         Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

         Transfer Agreement:  As defined in the Mortgage Loan Sale Agreement.

         Transferor: Each seller of Mortgage Loans to Lehman Capital pursuant to a Transfer Agreement.

         Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of the Mortgage Loans, the assignment of the Depositor's rights under the Mortgage Loan Sale Agreement, such amounts as shall from time to time be held in the Collection Account, the Certificate Account, any Escrow Account, the Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a).

         Trust Rate: With respect to each Mortgage Loan, the sum of (i) the related Designated Rate, (ii) the applicable Servicing Fee Rate, and (iii) the premium rate on any lender-provided mortgage insurance.

         Trustee: Bank One, National Association, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

         Trustee Fee: As to each Mortgage Pool and any Distribution Date, an amount equal to the product of the Trustee Fee Rate and the Pool Balance for such Mortgage Pool as of the first day of the related Due Period.

         Trustee Fee Rate:  0.0035% per annum.

         UCC:  The Uniform Commercial Code as adopted in the State of New York.

         Uncollected Interest: With respect to any Distribution Date for any Mortgage Loan on which a Payoff was made by a Mortgagor during the related Prepayment Period, except for Payoffs received during the period from the first through the 14th day of the month of such Distribution Date, an amount equal to one month's interest at the applicable Interest Rate on such Mortgage Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

         Uncompensated Interest Shortfall: For any Distribution Date, the sum of (i) aggregate Curtailment Shortfall with respect to the Mortgage Loans and
(ii) the excess, if any, of (a) aggregate Uncollected Interest with respect to the Mortgage Loans over (b) Compensating Interest with respect to the Mortgage Loans.

         Undercollateralization Distribution: As defined in Section
5.02(f)(ii).

         Undercollateralized Group: With respect to Pool 1, Pool 2 or Pool 3 and any Distribution Date, the Non-AP Senior Certificates of any related Certificate Group as to which the aggregate Certificate Principal Amount thereof, after giving effect to distributions pursuant to Sections 5.02(a) and
(b) on such date is greater than the Non-AP Pool Balance of the related Mortgage Pool for such Distribution Date.

         Underwriter's Exemption: Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (2000), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

         Upper Tier REMIC: One of the two separate REMICs as described in the Preliminary Statement hereto.

         Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement until the Class Notional Amount of each Class of Notional Certificates has been reduced to zero, 95% of all Voting Interests shall be allocated to the Certificates other than the Notional Certificates and 5% of all Voting Interests shall be allocated to the Notional Certificates. After the Class Notional Amount of each Class of Notional Certificates has been reduced to zero, 100% of all Voting Interests shall be allocated to the remaining Classes of Certificates. Voting Interests allocated to the Notional Certificates shall be allocated among the Classes of such Certificates (and among the Certificates of each such Class) in proportion to their Class Notional Amounts (or Notional Amounts). Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates of each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts).

         Section 1.02 Calculations Respecting Mortgage Loans. Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Securities Administrator as supplied to the Securities Administrator by the Master Servicers. The Securities Administrator shall not be required to recompute, verify or recalculate the information supplied to it by either Master Servicer.

                                 ARTICLE II.

                             DECLARATION OF TRUST;
                           ISSUANCE OF CERTIFICATES

         Section 2.01 Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans. (a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date) and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, together with all of the Depositor's right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account, any Escrow Account established pursuant to Section 9.06 hereof and all amounts from time to time credited to and the proceeds of any such Escrow Account, any REO Property and the proceeds thereof, the Depositor's rights under any Insurance Policies related to the Mortgage Loans, and the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

         Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under (i) the Mortgage Loan Sale Agreement, including all rights of the Seller under the Servicing Agreements to the extent assigned under the Mortgage Loan Sale Agreement, and (ii) the Thornburg Purchase Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Sale Agreement and the Thornburg Purchase Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller, Thornburg or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

         (b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or any custodian acting on the Trustee's behalf, if applicable, the following documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned:

               (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, as shown in Exhibit B-4, or in blank (in each case, with all necessary intervening endorsements as applicable);

               (ii) the original of any guarantee executed in connection with the Mortgage Note, assigned to the Trustee;

               (iii) with respect to each Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or its custodian), in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such Mortgage delivered to the Trustee (or its custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee's interest in the Mortgage Loan;

               (iv) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

               (v) with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan, the original Assignment of Mortgage for each Mortgage Loan;

               (vi) if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans;

               (vii) the original (or certified copy) Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

               (viii) with respect to each Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title;

               (ix) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Trustee (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office;

               (x) with respect to any Cooperative Loan, the Cooperative Loan Documents;

               (xi) in connection with any pledge of Additional Collateral, the original additional collateral pledge and security agreement executed in connection therewith, assigned to the Trustee; and

               (xii) with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest.

         The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

         (c) (i) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan shall be recorded; provided, however, that such Assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent counsel) acceptable to the Trustee and the Rating Agencies, recording in such states is not required to protect the Trustee's interest in the related Non-MERS Mortgage Loans. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 3 months thereafter except to the extent delays are caused by the applicable recording office), the Securities Administrator on behalf of the Trustee, at the expense of the Depositor and with the cooperation of the applicable Master Servicer or Custodian, shall cause to be properly recorded by such Master Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection
(b)(v) above with respect to a Non-MERS Mortgage Loan. With respect to each Cooperative Loan and manufactured housing contract, the Securities Administrator on behalf of the Trustee at the expense of the Depositor and with the cooperation of the applicable Master Servicer, shall cause such Master Servicer to take such actions as are necessary under applicable law (including but not limited to the Relevant UCC) in order to perfect the interest of the Trustee in the related Mortgaged Property.

               (ii) With respect to each MERS Mortgage Loan, the Securities Administrator on behalf of the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the applicable Master Servicer, shall cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         (d) In instances where a Title Insurance Policy is required to be delivered to the Trustee, or to the applicable Custodian on behalf of the Trustee, under clause (b)(viii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date, except to the extent delays are caused by the applicable recording office.

         (e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the applicable Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee or the applicable Custodian on behalf of the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Trustee and the Certificateholders.

         Section 2.02 Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund. (a) The Trustee, by execution and delivery hereof, acknowledges receipt by the applicable Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the applicable Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the applicable Custodian on behalf of the Trustee, will execute and deliver to the Trustee, the Depositor, Thornburg and the applicable Master Servicer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-1, as applicable).

         (b) Within 45 days after the Closing Date, the applicable Custodian will, on behalf of the Trustee and for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee, the Securities Administrator, the Depositor, Thornburg (in the case of Pool 4) and the applicable Master Servicer an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Securities Administrator, the Trustee, or the applicable Custodian on behalf of the Trustee, shall make sure that the documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. None of the Trustee, the Securities Administrator nor any Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

         (c) If in the course of the review described in paragraph (b) above the Securities Administrator, the Trustee or the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Securities Administrator on behalf of the Trustee, or the applicable Custodian on behalf of the Trustee, shall promptly identify such Material Defect and the Mortgage Loan to which such Material Defect relates in the Interim Certificate delivered to the Depositor, Thornburg (in the case of Pool 4) and the applicable Master Servicer (and to the Trustee and the Securities Administrator). Within 90 days of its receipt of such notice, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee and the Securities Administrator with an Officer's Certificate confirming that such cure has been effected). If the Depositor does not so cure such Material Defect, it shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the applicable Master Servicer acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this
Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05. The failure of the Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this
Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

         (d) Within 180 days following the Closing Date, the Securities Administrator on behalf of the Trustee, or the applicable Custodian, shall deliver to the Trustee, the Depositor, the Securities Administrator, Thornburg (in the case of Pool 4) and the applicable Master Servicer a Final Certification substantially in the form annexed hereto as Exhibit B-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

         (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

         (f) Each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Mortgage Loans and deliver the respective certifications thereof as provided in this Section 2.02.

         Section 2.03 Representations and Warranties of the Depositor. (a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders, to the Securities Administrator and to each Master Servicer, as of the Closing Date or such other date as is specified, that:

               (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

               (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

               (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

               (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Securities Administrator and the Master Servicers, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or
          (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

               (vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute,
          (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's Title Insurance Policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

         (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of Lehman Capital under the Mortgage Loan Sale Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it. The Trustee acknowledges that Lehman Capital shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(vi)) under any circumstances.

         Section 2.04 Discovery of Breach. It is understood and agreed that the representations and warranties (i) set forth in Section 2.03, (ii) of Lehman Capital set forth in the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder, (iii) of Thornburg set forth in the Thornburg Purchase Agreement and assigned to the Trustee by the Depositor hereunder, and (iv) of each Transferor, assigned by Lehman Capital to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by either the Depositor, the Securities Administrator, a Master Servicer or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of such notice of a breach of any representation or warranty given to the Trustee by the Depositor, any Transferor, Thornburg or Lehman Capital and assigned to the Trustee, the Depositor, such Transferor, Thornburg or Lehman Capital, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor assigned to the Trustee, the Trustee shall enforce its rights under the applicable Transfer Agreement and the Mortgage Loan Sale Agreement for the benefit of Certificateholders. As provided in the Mortgage Loan Sale Agreement, if any Transferor substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in the related Transfer Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, under the terms of the Mortgage Loan Sale Agreement, Lehman Capital will, in exchange for such Substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Qualifying Substitute Mortgage Loan.

         Section 2.05 Repurchase, Purchase or Substitution of Mortgage Loans.
(a) With respect to any Mortgage Loan purchased by the Group 4 Master Servicer pursuant to this Agreement or repurchased by the Depositor pursuant to this Agreement, by Lehman Capital pursuant to the Mortgage Loan Sale Agreement, by Thornburg pursuant to the Thornburg Purchase Agreement or by any Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Collection Account. The Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassign to the Depositor, Lehman Capital or the applicable Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Trustee (or its custodian), and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan. Each of the Seller and Thornburg indemnifies and holds the Trust Fund, the Trustee, the Securities Administrator, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgements, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Securities Administrator, the Depositor and any Certificateholder may sustain in connection with any actions of the Seller or Thornburg, as applicable, relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05, the Mortgage Loan Sale and Assignment Agreement and the Thornburg Purchase Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or (ii) the REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or its custodian) pursuant to the terms of this
Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the applicable Transferor or Lehman Capital, as applicable, must deliver to the Trustee (or its custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualified Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Securities Administrator on behalf of the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the applicable Master Servicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by such Servicer if required pursuant to Section 2.01(c)(i), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c)(ii).

         (c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

         Section 2.06 Grant Clause. It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the Trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

         The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee's security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor, (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws.

                                 ARTICLE III.

                               THE CERTIFICATES

         Section 3.01 The Certificates. (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount or Notional Principal Amount, as applicable, or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates shall be issued in the minimum denominations in Certificate Principal Amount (or Notional Amount) or Percentage Interest specified in the Preliminary Statement hereto and in integral multiples of $1 or 5% (in the case of Certificates issued in Percentage Interests) in excess thereof. Each Class of Non-Book Entry Certificates other than the Residual Certificate shall be issued in definitive, fully registered form in the minimum denominations in Certificate Principal Amount (or Notional Amount) specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Residual Certificate shall be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to 100% of the Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates. One Certificate of each Class of Certificates other than any Class of Residual Certificates may be issued in any denomination in excess of the minimum denomination.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee or the Authenticating Agent upon the order of the Depositor upon receipt by the Trustee of the Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

         Section 3.02 Registration. The Securities Administrator is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the applicable Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Securities Administrator as Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Article VI shall apply to the Certificate Registrar to the same extent as they apply to the Trustee. Any Certificate Registrar appointed in accordance with this Section 3.02 may at any time resign by giving at least 30 days' advance written notice of resignation to the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

         Section 3.03 Transfer and Exchange of Certificates. (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

         (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (c) By acceptance of a Restricted Certificate or a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Trustee, the Certificate Registrar and any of their respective successors that: (i) such Person is not a U.S. person within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and that
(x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation
S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

         The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

                  (i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or the Placement Agent, an affiliate (as defined in Rule 405 under the Act) of the Depositor or the Placement Agent or (y) being made to a QIB by a transferor that has provided the Trustee with a certificate in the form of Exhibit F hereto; and

                  (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Act by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit G hereto.

         (d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Certificate Registrar has received (A) a certificate substantially in the form of Exhibit H (or Exhibit D-1 in the case of a Residual Certificate) hereto from such transferee or (B) an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or
Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Certificate Registrar or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Certificate Registrar will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Certificate Registrar has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code. Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit H. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Securities Administrator, the Certificate Registrar or the Depositor. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates. None of the Securities Administrator, the Certificate Registrar or the Trustee shall have any obligations to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions.

         (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of Certificate.

         (f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar and the Securities Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a "Non-permitted Foreign Holder").

         Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a "Permitted Transferee") and the proposed transferor shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor and the Certificate Registrar satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Certificate Registrar shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder. The Securities Administrator on behalf of the Trustee shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Securities Administrator on behalf of the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

         If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Certificate Registrar that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. None of the Trustee, the Certificate Registrar or the Securities Administrator shall be under any liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

         (g) Each Holder of a Residual Certificate, by such Holder's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

         (h) Notwithstanding any provision to the contrary herein, so long as a Global Security representing either of the Class B4, Class B5 or Class B6 Certificates remains outstanding and is held by or on behalf of DTC, transfers of a Global Security representing any such Certificates, in whole or in part, shall only be made in accordance with Section 3.01 and this Section 3.03(h).

                    (A) Subject to clauses (B) and (C) of this Section
               3.03(h), transfers of a Global Security representing either of the Class B4, Class B5 or Class B6 Certificates shall be limited to transfers of such Global Security, in whole or in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

                    (B) Restricted Global Security to Regulation S Global
               Security. If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of DTC wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. person, may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Securities Administrator, as Certificate Registrar, of (I) instructions from DTC directing the Securities Administrator, as Certificate Registrar, to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such holder's Certificates held through a Regulation S Global Security, (II) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (III) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. person, and pursuant to and in accordance with Regulation S, the Securities Administrator, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

                    (C) Regulation S Global Security to Restricted Global
               Security. If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of DTC wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security. Upon receipt by the Securities Administrator, as Certificate Registrar, of (I) instructions from DTC directing the Securities Administrator, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such holder's Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (II) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Securities Administrator, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Securities Administrator, as Certificate Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

                    (D) Other Exchanges. In the event that a Global Security
               is exchanged for Certificates in definitive registered form without interest coupons, pursuant to Section 3.09(c) hereof, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A, comply with Rule 501(a)(1), (2), (3) or (7) or are to non-U.S. persons in compliance with Regulation S under the Act, as the case may be), and as may be from time to time adopted by the Securities Administrator.

                    (E) Restrictions on U.S. Transfers. Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 3.03(h)(C).

         Section 3.04 Cancellation of Certificates. Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Certificate Registrar.

         Section 3.05 Replacement of Certificates. If (i) any Certificate is mutilated and is surrendered to the Certificate Registrar or any Authenticating Agent or (ii) the Certificate Registrar or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Certificate Registrar or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar, the Trustee, the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Certificate Registrar, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar, the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 3.06 Persons Deemed Owners. Subject to the provisions of
Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicers, the Trustee, the Certificate Registrar, the Securities Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and the Depositor, the Master Servicers, the Securities Administrator, the Trustee, the Certificate Registrar or any agent of any of them shall not be affected by notice to the contrary.

         Section 3.07 Temporary Certificates. (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

         (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

         Section 3.08 Appointment of Paying Agent. The Trustee may appoint a Paying Agent (which may be the Trustee or the Securities Administrator) for the purpose of making distributions to Certificateholders hereunder. The Securities Administrator is hereby appointed Paying Agent, which appointment it accepts. The Trustee shall cause each Paying Agent (other than the Securities Administrator) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds, if any, remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee or the Securities Administrator, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

         Section 3.09 Book-Entry Certificates. (a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

               (i) the provisions of this Section 3.09 shall be in full force and effect;

               (ii) the Depositor, the Securities Administrator, the Master Servicers, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

               (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

               (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

         (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

         (c) If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer's Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. None of the Transferor, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

                                 ARTICLE IV.

                       ADMINISTRATION OF THE TRUST FUND

         Section 4.01 Collection Accounts. (a) (i) On the Closing Date, the Group 1-3 Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the "Aurora Collection Account"), entitled "Aurora Loan Services Inc., as Master Servicer, in trust for the benefit of the Holders of Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-8A, Group 1, Group 2 and Group 3." The Aurora Collection Account shall relate solely to the Group 1, Group 2 and Group 3 Certificates issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

               (ii) On the Closing Date, the Group 4 Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the "WMMSC Collection Account"), entitled "Washington Mutual Mortgage Securities Corp., as Master Servicer, in trust for the benefit of the Holders of Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-8A, Group 4." The WMMSC Collection Account shall relate solely to the Group 4 Certificates issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

         (b) Each Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the applicable Master Servicer shall establish a new Collection Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

         (c) Each Master Servicer shall give to the Trustee and the Securities Administrator prior written notice of the name and address of the depository institution at which the applicable Collection Account is maintained and the account number of such Collection Account. On each Master Servicer Remittance Date, the entire amount on deposit in each Collection Account (subject to permitted withdrawals set forth in Section 4.02), excluding such amounts not included in the Available Distribution Amount for such Distribution Date pursuant to clauses (a) through (g) of paragraph (i) of the definition thereof, shall be remitted to the Securities Administrator for deposit into the Certificate Account by wire transfer in immediately available funds. Each Master Servicer, at its option, may choose to make daily remittances from the applicable Collection Account to the Securities Administrator for deposit into the Certificate Account.

         (d) Each Master Servicer shall deposit or cause to be deposited into the applicable Collection Account, no later than the Business Day following the Closing Date, any amounts representing Scheduled Payments on the related Mortgage Loans due after the Cut-off Date and received by such Master Servicer on or before the Closing Date. Thereafter, each Master Servicer shall deposit or cause to be deposited in the applicable Collection Account on the applicable Remittance Date the following amounts received or payments made by it (other than in respect of principal of and interest on the related Mortgage Loans due on or before the Cut-Off Date):

               (i) all payments on account of principal, including Principal Prepayments and late collections, on the Mortgage Loans;

               (ii) all payments on account of interest on the Mortgage Loans (other than payments due prior to the Cut-off Date and payments due to any increase in the amount of interest to be paid on certain Mortgage Loans based on the loss of the benefits of an employee/director interest rate reduction agreement), net of the applicable Servicing Fee and Master Servicing Fee with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

               (iii) any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of any unpaid Servicing Fees and Master Servicing Fees with respect to such Mortgage Loans, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections
          5.04 and 9.21;

               (iv) all Insurance Proceeds;

               (v) all Advances made by the Master Servicer or any Servicer pursuant to Section 5.04 or the applicable Servicing Agreement; and

               (vi) all proceeds of any Mortgage Loan purchased by any Person.

         (e) Funds in each Collection Account may be invested in Eligible Investments (selected by and at the written direction of the applicable Master Servicer) which shall mature not later than the earlier of (a) the Master Servicer Remittance Date (except that if such Eligible Investment is an obligation of the Trustee, the Securities Administrator or the Paying Agent, if other than the Trustee or the Securities Administrator, and such Collection Account is maintained with the Trustee or the Paying Agent, if other than the Trustee, then such Eligible Investment shall mature not later than such applicable Distribution Date) or (b) the day on which the funds in such Collection Account are required to be remitted to the Securities Administrator for deposit into the Certificate Account, and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be for the benefit of the applicable Master Servicer and shall be subject to its withdrawal on order from time to time, subject to Section 5.05, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the applicable Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Accounts are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Accounts and payments in the nature of late payment charges or assumption fees need not be deposited by the Master Servicers in the Collection Accounts and may be retained by the applicable Master Servicer or the applicable Servicer as additional servicing compensation. If a Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account. In the event a Master Servicer does not provide written direction to the Trustee pursuant to this Section, all funds on deposit in the applicable Collection Account shall remain uninvested.

         Section 4.02 Application of Funds in the Collection Account. Each Master Servicer may, from time to time, make, or cause to be made, withdrawals from the applicable Collection Account for the following purposes:

               (i) to reimburse itself or any related Servicer for Advances made by it or by such Servicer pursuant to Section 5.04 or the applicable Servicing Agreement; each Master Servicer's right to reimburse itself pursuant to this subclause (i) is limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee and the applicable Master Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

               (ii) to reimburse itself or any Servicer for any Servicing Advances made by it or by such Servicer that it determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Servicing Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, it being understood, in the case of any such reimbursement, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

               (iii) to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Sections 9.20 and 9.22(a) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee and the applicable Master Servicing Fee for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

               (iv) in the event it has elected not to pay itself the applicable Master Servicing Fee out of any Mortgagor payment on account of interest or other recovery with respect to a particular Mortgage Loan prior to the deposit of such Mortgagor payment or recovery in the applicable Collection Account, to pay to itself the applicable Master Servicing Fee for each Distribution Date and any unpaid Master Servicing Fees for prior Distribution Dates, as reduced pursuant to Section 5.05, from any Mortgagor payment as to interest or such other recovery with respect to that Mortgage Loan, as is permitted by this Agreement;

               (v) to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or such Servicer pursuant to Section 9.04, 9.06, 9.16 or 9.22(a) or pursuant to the applicable Servicing Agreement, and to reimburse itself for any expenses reimbursable to it pursuant to Section 10.01(c);

               (vi) to pay to the applicable Person, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been repurchased by such Person pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected;

               (vii) subject to Section 5.05, to pay to itself income earned on the investment of funds deposited in the applicable Collection Account;

               (viii) to make payments to the Securities Administrator for deposit into the Certificate Account in the amounts and in the manner provided for in Section 4.04;

                 (ix) to make payment to itself, the Trustee, Securities Administrator and others pursuant to any provision of this Agreement;

                (x) to withdraw funds deposited in error in the Collection Account;

               (xi) to clear and terminate any applicable Collection Account pursuant to Section 7.02;

               (xii) to reimburse a successor Master Servicer (solely in its capacity as successor Master Servicer), for any fee or advance occasioned by a termination of such Master Servicer, and the assumption of such duties by the Securities Administrator or a successor Master Servicer appointed by the Securities Administrator pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the successor Master Servicer or the Securities Administrator thereto shall be prior to the rights of the Certificateholders; and

               (xiii) to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer to the extent provided in such Servicing Agreement.

         If provided in the related Servicing Agreement, each Servicer shall be entitled to retain as additional servicing compensation any Prepayment Penalty Amounts.

         In connection with withdrawals pursuant to subclauses (i), (iii),
(iv) and (vi) above, the Master Servicer's or Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclause
(i), (iii), (iv) and (vi).

         Section 4.03 Reports to Certificateholders. (a) With respect to Pool 1, Pool 2 and Pool 3, on each Distribution Date, the Securities Administrator shall have prepared (based solely on information provided by the Group 1-3 Master Servicer) and shall make available to the Trustee and each related Certificateholder a written report setting forth the information listed below, by Mortgage Pool and Certificate Group (on the basis of Mortgage Loan level information obtained from the Master Servicer). With respect to Pool 4, the Master Servicer shall have prepared and shall deliver to the Trustee, the Securities Administrator and the related Certificateholders on or before the second Business Day immediately preceding each Distribution Date, a written report of the performance of such Mortgage Loans, including the information listed below:

               (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates, other than any Class of Notional Certificates, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal in each Mortgage Pool;

               (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates, other than any Class of Principal Only Certificates, allocable to interest, including any Accrual Amount added to the Class Principal Amount of any Class of Accrual Certificates;

               (iii) the amount, if any, of any distribution to the Holders of a Residual Certificate;

               (iv) (A) the aggregate amount of any Advances required to be made by or on behalf of the Master Servicers or any Servicer (or the Securities Administrator, solely in its capacity as successor Master Servicer) with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

               (v) the Aggregate Principal Balance of the Mortgage Loans and the Non-AP Pool Balance of each Mortgage Pool for such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

               (vi) the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above (and to the addition of any Accrual Amount in the case of any Class of Accrual Certificates), separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Realized Losses:

               (vii) any Realized Losses realized with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, stating separately the amount of Special Hazard Losses, Fraud Losses and Bankruptcy Losses and the aggregate amount of such Realized Losses, and the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount;

               (viii) the amount of the Master Servicing Fees, Servicing Fees and Trustee Fee paid during the Due Period to which such distribution relates;

               (ix) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Securities Administrator by the Master Servicer, (a) remaining outstanding (b) delinquent one month,
          (c) delinquent two months, (d) delinquent three or more months, and
          (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

               (x) the deemed principal balance of each REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

               (xi) the aggregate principal balance of all Mortgage Loans that have become REO Property and the number of such Mortgage Loans as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

               (xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

               (xiii) the aggregate outstanding Interest Shortfalls and Net Prepayment Interest Shortfalls, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

               (xiv) the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates; and

               (xv) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed).

         In the case of information furnished pursuant to subclauses (i), (ii) and (vii) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

         The foregoing information and reports relating to Pool 1, Pool 2 and Pool 3, shall be prepared and determined by the Securities Administrator based solely on Mortgage Loan data provided to the Securities Administrator by the Group 1-3 Master Servicer (in a format agreed to by the Securities Administrator and the Master Servicer) no later than 12:00 p.m. (noon) Eastern Standard Time four Business Days prior to the Distribution Date. In preparing or furnishing the Mortgage Loan data to the Trustee, the Group 1-3 Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by each Servicer, and the Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

         The Securities Administrator shall be entitled to conclusively rely on the Mortgage Loan data provided by the Group 1-3 Master Servicer or the Group 4 Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

         On each Distribution Date, the Securities Administrator shall also provide or make available to the Depositor a copy of the above-described written report, to the following address: Mortgage Finance Group, Lehman Brothers Inc., Three World Financial Center, 200 Vesey Street, New York, New York, 10285, Attention: MBS Finance, or to such other address as the Depositor may designate.

         (b) Upon the reasonable advance written request of any Certificate Owner that is a savings and loan, bank, insurance company or other regulated entity, which request, if received by the Trustee, will be promptly forwarded to the applicable Master Servicer, such Master Servicer shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificate Owner such reports and access to information and documentation regarding the related Mortgage Loans as such Certificate Owner may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificate Owner for such Master Servicer's actual expenses incurred in providing such reports and access.

         (c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Securities Administrator shall prepare and make available to each Person who at any time during the calendar year was a Certificateholder of record, and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to Certificateholders pursuant to Section 4.03(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Master Servicers shall provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

         (d) Notwithstanding the foregoing, upon receipt of written notice from the Depositor that each Class of Call Certificates and Subordinate Certificates has been sold to an unaffiliated third party, the Securities Administrator shall make the reports required by this Section 4.03 available to such Holders of the Call Certificates and/or Subordinate Certificates.

         (e) The Securities Administrator shall respond to any inquiry by a Person purporting to be a beneficial owner, or prospective beneficial owner, of a Class 2-A1, Class 2-A2, Class 3-A1 or Class 3-A2 Certificate as to the identity of the initial Holder of either Class of Call Certificates by identifying such initial Holder as Lehman Pass-Through Securities Inc.

         Section 4.04 Certificate Account. (a) The Securities Administrator on behalf of the Trustee shall establish and maintain in its name, as trustee, a trust account (the "Certificate Account"), to be held in trust for the benefit of the Certificateholders until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account. If the existing Certificate Account ceases to be an Eligible Account, the Securities Administrator on behalf of the Trustee shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

         (b) The Securities Administrator shall cause to be deposited into the Certificate Account on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Master Servicer to the Securities Administrator all such amounts. The Securities Administrator shall make withdrawals from the Certificate Account only for the following purposes:

               (i) to withdraw amounts deposited in the Certificate Account in error;

               (ii) to pay itself any investment income earned with respect to funds in the Certificate Account invested in Eligible Investments as set forth in subsection (c) below, and to make payments to itself prior to making distributions pursuant to Section 5.02 for any expenses or other indemnification owing to the Trustee and the Securities Administrator and others pursuant to any provision of this Agreement;

               (iii) to make payments of the Master Servicing Fee (to the extent not already withheld or withdrawn from the Collection Account by the Master Servicer) to the Master Servicers;

               (iv) to make distributions to the Certificateholders pursuant to Article V; and

               (v) to clear and terminate the Certificate Account pursuant to
          Section 7.02.

         (c) The Securities Administrator may invest, or cause to be invested, funds held in the Certificate Account, which funds, if invested, shall be invested in Eligible Investments (which may be obligations of the Securities Administrator described in paragraph (viii) of the definition thereof). All such investments must be payable on demand or mature no later than the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be compensation for the Securities Administrator and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Securities Administrator for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized. Funds held in the Certificate Account that are not invested shall be held in cash.

         Section 4.05 Determination of LIBOR. (a) If the outstanding Certificates include any LIBOR Certificates or consist of any LIBOR Components, then on each LIBOR Determination Date the Securities Administrator shall determine LIBOR on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date as follows:

               (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places;

               (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be either
          (A) the rate per annum which the Securities Administrator determines to be the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rates that New York City banks selected by the Depositor are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks; and

               (iii) If on any LIBOR Determination Date the Securities Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

         (b) The establishment of LIBOR by the Securities Administrator and the Securities Administrator's subsequent calculation of the Certificate Interest Rate or Component Interest Rate (or Rates) applicable to the LIBOR Certificates and LIBOR Components for the relevant Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Securities Administrator may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated "LIUS01M" on the Bloomberg Financial Markets Commodities News.

         (c) As used herein, "Reference Banks" shall mean four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the "Bloomberg Screen LIUS01M Index Page" (as described in the definition of LIBOR) on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Depositor and are able and willing to provide such quotations to the Depositor on each LIBOR Determination Date. The Reference Banks initially shall be:
Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Bloomberg Screen LIUS01M Index Page or in any other way fail to meet the qualifications of a Reference Bank, the Depositor shall use its best efforts to designate alternate Reference Banks.

         (d) If (i) with respect to any LIBOR Determination Date LIBOR is determined pursuant to clause (a)(iii) of this Section and (ii) on the next succeeding LIBOR Determination Date LIBOR would, without giving effect to this paragraph (d), be determined pursuant to such clause (a)(iii), then the Depositor shall select an alternative interest rate index over which the Depositor has no control that is used for determining Eurodollar lending rates and is calculated and published (or otherwise made available) by an independent third party, and such alternative interest rate index shall constitute LIBOR for all purposes hereof.

                                  ARTICLE V.

                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

         Section 5.01 Distributions Generally. (a) Subject to Section 7.01 respecting the final distribution on the Certificates and Section 7.04 with respect to the exercise of the Class 2-A1 Call Option or the Class 3-A1 Call Option, on each Distribution Date the Securities Administrator or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar (which shall initially be the Securities Administrator) or, upon written request made to the Securities Administrator at least three Business Days prior to the related Distribution Date to any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $2,500,000, or, in the case of the Notional Certificates and Principal Only Certificates, a Percentage Interest of more than 25%, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificate and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Securities Administrator or at the office of its designated presenting agent in New York. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

         (b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Certificate Principal Amounts (or initial Notional Amounts).

         Section 5.02 Distributions from the Certificate Account. (a) On each Distribution Date, the Securities Administrator (or the Paying Agent on behalf of the Securities Administrator) shall withdraw from the Certificate Account the Available Distribution Amount with respect to each Mortgage Pool, and shall distribute such amount to the Trustee and itself (in the case of clause
(i)) and to the Holders of record of each Class of Certificates, in the following order of priority:

               (ii) from the Available Distribution Amount for each Mortgage Pool, to the Trustee, the Trustee Fee (from which the Securities Administrator shall be paid as separately agreed with the Trustee ) allocable to that Mortgage Pool for that Distribution Date (to the extent not previously paid);

               (iii) from the Available Distribution Amount for each Mortgage Pool, to each Class of Senior Certificates in the related Certificate Group (other than any Class of Principal Only Certificates on or prior to the related Call Date), the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for the related Mortgage Pool for such Distribution Date; provided, however, that any shortfall in available amounts for each Mortgage Pool shall be allocated among the Classes of the related Certificate Group in proportion to the amount of Accrued Certificate Interest (as so reduced) that would otherwise be distributable thereon;

               (iv) from the Available Distribution Amount for each Mortgage Pool, to each Class of Senior Certificates in the related Certificate Group (other than any Class of Principal Only Certificates on or prior to the related Call Date), any related Interest Shortfall for such Distribution Date; provided, however, that any shortfall in available amounts for each Mortgage Pool shall be allocated among the Classes of the related Certificate Group in proportion to the Interest Shortfall for each such Class on such Distribution Date;

               (v) from the remaining Available Distribution Amount for each Mortgage Pool, to the Senior Certificates of the related Certificate Group (other than any Class of Notional Certificates), as follows:

                    (A) to the Class 1-A1, Class 1-A2, and Class R-1
               Certificates, from the Available Distribution Amount for Pool 1 for such Distribution Date, in reduction of their respective Class Principal Amounts, concurrently, as follows:

                         (1) to the Class R-I and Class 1-A1 Certificates, the
                    Senior Principal Distribution Amount for Pool 1 in the following order of priority:

                         (a) to the Class R-I Certificates, until the Class
                    Principal Amount thereof has been reduced to zero; and

                         (b) to the Class 1-A1 Certificates, until their Class
                    Principal Amount has been reduced to zero; and

                         (2) to the Class 1-A2 Certificates, the AP Principal
                    Distribution Amount for Pool 1, until their Class Principal Amount has been reduced to zero; and

                    (B) to the Class 2-A1, Class 2-A2, and Class 2-A4
               Certificates, from the Available Distribution Amount for Pool 2 for such Distribution Date, in reduction of their respective Class Principal Amounts, concurrently, as follows:

                         (1) pro rata, to the Class 2-A1 and Class 2-A2
                    Certificates, the Senior Principal Distribution Amount for Pool 2 for such Distribution Date until the Class Principal Amount of each Class has been reduced to zero; and

                         (2) to the Class 2-A4 Certificates, the AP Principal
                    Distribution Amount for Pool 2, until their Class Principal Amount has been reduced to zero;

                    (C) to the Class 3-A1, 3-A2 and Class 3-A4 Certificates,
               from the Available Distribution Amount for Pool 3 for such Distribution Date, in reduction of their respective Class Principal Amounts, concurrently, as follows:

                         (1) pro rata, to the Class 3-A1 and Class 3-A2
                    Certificates, the Senior Principal Distribution Amount for Pool 3 for such Distribution Date, until the Class Principal Amount of each Class has been reduced to zero; and

                         (2) to the Class 3-A4 Certificates, the AP
                    Distribution Amount for Pool 3 for such Distribution Date, until their Class Principal Amount has been reduced to zero;

                    (D) to the Class 4-A1 and Class R-II Certificates, from
               the Available Distribution Amount for Pool 4 for such Distribution Date, in reduction of their respective Class Principal Amounts, in the following order of priority:

                         (1) to the Class R-II Certificate, the Senior
                    Principal Distribution Amount for Pool 4, until its Class Principal Amount has been reduced to zero; and

                         (2) to the Class 4-A1 Certificates, the remaining
                    Senior Principal Distribution Amount for Pool 4, until their Class Principal Amount has been reduced to zero;

               (vi) to the Class 1-A2, 2-A4 and Class 3-A4 Certificates, to the extent of the remaining Available Distribution Amount for the related Mortgage Pool, the Class AP Deferred Amount for such Class and Distribution Date, until the Class Principal Amount thereof has been reduced to zero; provided, however, that (A) distributions pursuant to this priority shall not exceed the aggregate Subordinate Principal Distribution Amount for all three Mortgage Pools for such date; and (B) such amounts will not reduce the Class Principal Amounts of such Classes;

               (vii) from the remaining Available Distribution Amount for Pool 1, Pool 2 and Pool 3, subject to the prior distribution of amounts pursuant to Section 5.02(f) in the case of clauses (C), (F), (I),
          (L), (O) and (R) below, to the Subordinated Certificates relating to Pool 1, Pool 2 and Pool 3, in the following order of priority:

                    (A) pro rata, to the Class B1-I and Class B1-I-X
               Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by each such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                    (B) pro rata, to the Class B1-I and Class B1-I-X
               Certificates, any Interest Shortfall for each such Class on such Distribution Date;

                    (C) to the Class B1-I Certificates, in reduction of the
               Class Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount of Pool 1, Pool 2 and Pool 3 for such Distribution Date, except as provided in Section 5.02(c), until the Certificate Principal Balance thereof has been reduced to zero;

                    (D) to the Class B2-I Certificates, the Accrued
               Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                    (E) to the Class B2-I Certificates, any Interest Shortfall
               for such Class on such Distribution Date;

                    (F) to the Class B2-I Certificates, in reduction of the
               Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount of Pool 1, Pool 2 and Pool 3 for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

                    (G) to the Class B3-I Certificates, the Accrued
               Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                    (H) to the Class B3-I Certificates, any Interest Shortfall
               for such Class on such Distribution Date;

                    (I) to the Class B3-I Certificates, in reduction of the
               Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount of Pool 1, Pool 2 and Pool 3 for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

                    (J) to the Class B4-I Certificates, the Accrued
               Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                    (K) to the Class B4-I Certificates, any Interest Shortfall
               for such Class on such Distribution Date;

                    (L) to the Class B4-I Certificates, in reduction of the
               Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount of Pool 1, Pool 2 and Pool 3 for such Distribution Date, except as provided in Section 5.02(c), until the Certificate Principal Balance thereof has been reduced to zero;

                    (M) to the Class B5-I Certificates, the Accrued
               Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                    (N) to the Class B5-I Certificates, any Interest Shortfall
               for such Class on such Distribution Date;

                    (O) to the Class B5-I Certificates, in reduction of the
               Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount of Pool 1, Pool 2 and Pool 3 for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Balance thereof has been reduced to zero;

                    (P) to the Class B6-I Certificates, the Accrued
               Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

                    (Q) to the Class B6-I Certificates, any Interest Shortfall
               for such Class on such Distribution Date; and

                    (R) to the Class B6-I Certificates, in reduction of the
               Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount of Pool 1, Pool 2 and Pool 3 for such Distribution Date, except as provided in Section 5.02(c), until the Certificate Principal Balance thereof has been reduced to zero;

               (viii) from the remaining Available Distribution Amount for Pool 4, to the Subordinated Certificates relating to Pool 4, in the following order of priority:

               (A) to the Class B1-II Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

               (B) to the Class B1-II Certificates, any Interest Shortfall for such Class on such Distribution Date;

               (C) to the Class B1-II Certificates, in reduction of the Class Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Pool 4 for such Distribution Date, except as provided in Section 5.02(c), until the Certificate Principal Balance thereof has been reduced to zero;

               (D) to the Class B2-II Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

               (E) to the Class B2-II Certificates, any Interest Shortfall for such Class on such Distribution Date;

               (F) to the Class B2-II Certificates, in reduction of the Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Pool 4 for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

               (G) to the Class B3-II Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

               (H) to the Class B3-II Certificates, any Interest Shortfall for such Class on such Distribution Date;

               (I) to the Class B3-II Certificates, in reduction of the Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Pool 4 for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Amount thereof has been reduced to zero;

               (J) to the Class B4-II Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

               (K) to the Class B4-II Certificates, any Interest Shortfall for such Class on such Distribution Date;

               (L) to the Class B4-II Certificates, in reduction of the Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Pool 4 for such Distribution Date, except as provided in Section 5.02(c), until the Certificate Principal Balance thereof has been reduced to zero;

               (M) to the Class B5-II Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

               (N) to the Class B5-II Certificates, any Interest Shortfall for such Class on such Distribution Date;

               (O) to the Class B5-II Certificates, in reduction of the Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Pool 4 for such Distribution Date, except as provided in Section 5.02(c), until the Class Principal Balance thereof has been reduced to zero;

               (P) to the Class B6-II Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class's allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

               (Q) to the Class B6-II Certificates, any Interest Shortfall for such Class on such Distribution Date; and

               (R) to the Class B6-II Certificates, in reduction of the Certificate Principal Amount thereof, such Class's Subordinate Class Percentage of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided in Section 5.02(c), until the Certificate Principal Balance thereof has been reduced to zero.

         (b) Net Prepayment Interest Shortfalls for each Mortgage Pool shall be allocated among the Certificates of the related Certificate Group (other than any related Principal Only Certificates on or prior to the related Call
Date) pro rata based on (i) in the case of the related Non-AP Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon, and (ii) in the case of the Subordinate Certificates, interest accrued on the related Principal Amounts.

         (c) (i) If on any Distribution Date the Credit Support Percentage for the Class B1-I Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in
Section 5.02(a), no distribution of amounts described in clauses (ii) and
(iii) of the definition of Subordinate Principal Distribution Amount for Pool 1, Pool 2 and Pool 3 will be made in respect of the Class B2-I, Class B3-I, Class B4-I, Class B5-I or Class B6-I Certificates on such Distribution Date.
(ii) If on any Distribution Date the Credit Support Percentage for the Class B2-I Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount for Pool 1, Pool 2 and Pool 3 will be made in respect of the Class B3-I, Class B4-I, Class B5-I or Class B6-I Certificates on such Distribution Date. (iii) If on any Distribution Date the Credit Support Percentage for the Class B3-I Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount for Pool 1, Pool 2 and Pool 3 will be made in respect of the Class B4-I, Class B5-I or Class B6-I Certificates on such Distribution Date. (iv) If on any Distribution Date the Credit Support Percentage for the Class B4-I Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount for Pool 1, Pool 2 and Pool 3 will be made in respect of the Class B5-I or Class B6-I Certificates on such Distribution Date. (v) If on any Distribution Date the Credit Support Percentage for the Class B5-I Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses
(ii) and (iii) of the definition of Subordinate Principal Distribution Amount for Pool 1, Pool 2 and Pool 3 will be made in respect of the Class B6 -I Certificates on such Distribution Date.

         Any amount not distributed in respect of any Class on any Distribution Date pursuant to the immediately preceding paragraph will be allocated among the remaining Subordinate Classes relating, to Pool 1, Pool 2 and Pool 3 in proportion to their respective Certificate Principal Amounts.

         (d) If on any Distribution Date the Credit Support Percentage for the Class B1-II Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount for Pool 4 will be made in respect of the Class B2-II, Class B3-II, Class B4-II, Class B5-II or Class B6-II Certificates on such Distribution Date. (ii) If on any Distribution Date the Credit Support Percentage for the Class B2-II Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount for Pool 4 will be made in respect of the Class B3-II, Class B4-II, Class B5-II or Class B6-II Certificates on such Distribution Date. (iii) If on any Distribution Date the Credit Support Percentage for the Class B3-II Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount for Pool 4 will be made in respect of the Class B4-II, Class B5-II or Class B6-II Certificates on such Distribution Date. (iv) If on any Distribution Date the Credit Support Percentage for the Class B4-II Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount for Pool 4 will be made in respect of the Class B5-II or Class B6-II Certificates on such Distribution Date. (v) If on any Distribution Date the Credit Support Percentage for the Class B5-II Certificates is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount for Pool 4 will be made in respect of the Class B6-II Certificates on such Distribution Date.

         Any amount not distributed in respect of any Class on any Distribution Date pursuant to the immediately preceding paragraph will be allocated among the remaining Subordinate Classes relating to Pool 4 in proportion to their respective Certificate Principal Amounts.

               (e) (i) On each Distribution Date, the Securities Administrator shall distribute to the Holder of the Class R-I Certificate any amounts remaining in the Group 1-3 Upper Tier REMIC for such Distribution Date after application of all amounts described in paragraph (a) of this Section 5.02. Any distributions pursuant to this paragraph (e) shall not reduce the Class Principal Amount of the Class R-I Certificate.

                  (ii) On each Distribution Date, the Securities Administrator shall distribute to the Holder of the Class R-II Certificate any amounts remaining in the Group 4 Upper Tier REMIC for such Distribution Date after application of all amounts described in paragraph (a) of this Section 5.02. Any distributions pursuant to this paragraph (e) shall not reduce the Class Principal Amount of the Class R-II Certificate.

         (f) (i) On each Distribution Date prior to the Credit Support Depletion Date for Certificate Group 1, Certificate Group 2 and Certificate Group 3, but after the date on which the aggregate Certificate Principal Amount of the Non-AP Senior Certificates of Certificate Group 1, Certificate Group 2 or Certificate Group 3 have been reduced to zero, amounts otherwise distributable as principal on each of the Class B1-I, Class B2-I, Class B3-I, Class B4-I, Class B5-I and Class B6-I Certificates pursuant to Section 5.02(a)(vi), in reverse order of priority, in respect of such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Mortgage Pool relating to such retired Certificates, shall be distributed as principal to the Non-AP Senior Certificates (other than any Notional Certificates) remaining outstanding in Certificate Group 1, Certificate Group 2 or Certificate Group 3, as applicable, pursuant to Section 5.02(a)(iv), until the Class Principal Amounts thereof have been reduced to zero, provided that on such Distribution Date (a) the Group 1-3 Subordinate Percentage for such Distribution Date is less than 200% of the Group 1-3 Subordinate Percentage as of the Cut-off Date or (ii) the average outstanding principal balance of the Mortgage Loans in Pool 1, Pool 2 or Pool 3 that are delinquent 60 days or more for the last six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

                    (A) On each Distribution Date on which the aggregate
               Certificate Principal Amount of the Non-AP Senior Certificates of any two Certificate Groups of Certificate Group 1, Certificate Group 2 and Certificate Group 3 has been reduced to zero, any amounts distributable pursuant to this Section 5.02(f)(i) will be allocated, as to each applicable Class of Subordinate Certificates, in proportion to such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Mortgage Pool relating to each such retired Certificate Group.

                    (B) On each Distribution Date on which the Non-AP Senior
               Certificates of two Certificate Groups of Certificate Group 1, Certificate Group 2 and Certificate Group 3 remain outstanding, any amounts distributable pursuant to this Section 5.02(f)(i) will be distributed in proportion to the aggregate Certificate Principal Amounts of such Certificates of each such Certificate Group.

               (ii) (A) On any Distribution Date on which any of Certificate Group 1, Certificate Group 2 or Certificate Group 3 constitutes an Undercollateralized Group, all amounts otherwise distributable as principal on each of the Class B1-I, B2-I, B3-I, B4-I, B5-I and B6-I Certificates, in reverse order of priority (other than amounts necessary to pay Class AP Deferred Amounts or unpaid Interest Shortfalls) (or, following the Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Non-AP Senior Certificates (other than any Notional Certificates) of such Undercollateralized Group pursuant to Section 5.02(iii), until the aggregate Certificate Principal Amount of such Non-AP Senior Certificates equals the Non-AP Pool Balance of the related Mortgage Pool (such distribution, an "Undercollateralization Distribution"). In the event that Certificate Group 1, Certificate Group 2 or Certificate Group 3 constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date for Pool 1, Pool 2 and Pool 3, Undercollateralization Distributions will be made from any Available Distribution Amount for the Mortgage Pool not related to an Undercollateralized Group remaining after all required amounts have been distributed to the Non-AP Senior Certificates of such other Certificate Group. In addition, the amount of any unpaid Interest Shortfalls with respect to an Undercollateralized Group on any Distribution Date (including any Interest Shortfalls for such Distribution Date) will be distributed to the Non-AP Senior Certificates of such Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the Class B1-I, B2-I, B3-I, B4-I, B5-I and B6-I Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence).

                    (B) If on any Distribution Date two Certificate Groups of
               Certificate Group 1, Certificate Group 2 and Certificate Group 3 are Undercollateralized Groups and one Certificate Group is not an Undercollateralized Group, the distributions described in paragraph (ii)(A) above will be made in proportion to the amount by which the aggregate Certificate Principal Amount of the Non-AP Senior Certificates, after giving effect to distributions pursuant to Sections 5.02(a) and (b) on such Distribution Date, of each Undercollateralized Group exceeds the Non-AP Pool Balance of the related Mortgage Pool for such Distribution Date.

         (g) On each Distribution Date following the Credit Support Depletion Date for either Group 1, Group 2 or Group 3 on the one hand or Group 4 on the other hand, to the extent described below, amounts otherwise distributable as principal on the Class B4 Certificates then outstanding shall be distributed as principal on the Class of Class A Certificates with respect to which a Credit Support Depletion Date has occurred and with respect to which the related Pool had experienced a Special Hazard Loss, which is not an Excess Loss, during the related Due Period. The portion of such amounts to be distributed on such Class A Certificates shall be limited to such Class or Classes pro rata share based on the current Principal Amounts of such Class A Certificates and Class B4 Certificates. In the event that more than one Class of Class A Certificates shall be entitled to amounts described above, such amounts shall be allocated among such Class A Certificates pro rata based on the amount of such Special Hazard Losses incurred by each effected Pool.

         Section 5.03 Allocation of Realized Losses. (a) On any Distribution Date, (x) the applicable AP Percentage of the principal portion of each Realized Loss (other than any Excess Loss) in respect of a Mortgage Loan in each applicable Mortgage Pool will be allocated to the related Class of Principal Only Certificates until the Class Principal Amount thereof has been reduced to zero; and (y) the applicable Non-AP Percentage of the principal portion of each Realized Loss (other than any Excess Loss) in respect of a Mortgage Loan in Pool 1, Pool 2 or Pool 3 shall be allocated in the following order of priority:

                    first, to the Class B6-I Certificates, until the Class
               Principal Amount thereof has been reduced to zero;

                    second, to the Class B5-I Certificates, until the Class
               Principal Amount thereof has been reduced to zero;

                    third, to the Class B4-I Certificates, until the Class
               Principal Amount thereof has been reduced to zero;

                    fourth, to the Class B3-I Certificates, until the Class
               Principal Amount thereof has been reduced to zero;

                    fifth, to the Class B2-I Certificates, until the Class
               Principal Amount thereof has been reduced to zero;

                    sixth, to the Class B1-I Certificates, until the Class
               Principal Amount thereof has been reduced to zero; and

                    seventh, to the Classes of Senior Certificates of the
               related Certificate Group, pro rata, in accordance with their Class Principal Amounts; and

         (b) the principal portion of each Realized Loss (other than any Excess Loss) in respect of a Mortgage Loan in Pool 4 shall be allocated in the following order of priority:

                    first, to the Class B6-II Certificates, until the Class
               Principal Amount thereof has been reduced to zero;

                    second, to the Class B5-II Certificates, until the Class
               Principal Amount thereof has been reduced to zero;

                    third, to the Class B4-II Certificates, until the Class
               Principal Amount thereof has been reduced to zero;

                    fourth, to the Class B3-II Certificates, until the Class
               Principal Amount thereof has been reduced to zero;

                    fifth, to the Class B2-II Certificates, until the Class
               Principal Amount thereof has been reduced to zero;

                    sixth, to the Class B1-II Certificates, until the Class
               Principal Amount thereof has been reduced to zero; and

                    seventh, to the Class 4-A1 Certificates.

         (c) With respect to any Distribution Date, the principal portion of any Excess Loss in respect of a Mortgage Loan in Pool 4 shall be allocated, pro rata, to the Class B1-II, B2-II, B3-II, B4-II, B5-II and B6-II Certificates and the Class 4A-1 Certificates based on the Principal Amounts of the Class B1-II, B2-II, B3-II, B4-II, B5-II and B6-II Certificates and the Class Principal Amount of the Class 4A-1 Certificates.

         (d) With respect to any Distribution Date, the applicable Non-AP Percentage of the principal portion of any Excess Loss in respect of a Mortgage Loan in Pool 1, Pool 2 or Pool 3 shall be allocated, pro rata, to the Class B1-I, B2-I, B3-I, B4-I, B5-I and B6-I Certificates (without regard to which Mortgage Pool experienced the loss) and the Group 1, Group 2 and Group 3 Certificates (without regard to whether the Realized Loss was realized by Pool 1, Pool 2 or Pool 3) and on the basis of the Principal Amounts of the Class B1-I, B2-I, B3-I, B4-I, B5-I, and B6-I Certificates and Class Principal Amounts of the Group 1, Group 2 and Group 3 Certificates. The applicable AP Percentage of the principal portion of an Excess Loss in a Pool 1, Pool 2 or Pool 3 will be applied to the related Class of Principal Only Certificates until the Class Principal Amount thereof has been reduced to zero.

         (e) Any Realized Losses allocated to a Class of Certificates pursuant to Section 5.03 shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Amounts. Any allocation of Realized Losses pursuant to Section 5.03 shall be accomplished by reducing the Certificate Principal Amount of the related Certificates on the related Distribution Date in accordance with Section 5.03(f).

         (f) Realized Losses allocated in accordance with this Section 5.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Principal Only Certificates on such Distribution Date will be taken into account in determining distributions in respect of any related Class AP Deferred Amount for such date.

         (g) Notwithstanding the foregoing, on any Distribution Date on which the Certificate Principal Amounts of the Subordinate Certificates relating to either Group 1, Group 2 and Group 3, or Group 4, have been reduced to zero and a Special Hazard Loss (that is not an Excess Loss) is allocated to the related Class A Certificates, such loss will be allocated among such Class A Certificates and the Class B4 Certificates related to the other Certificate Group or Groups then outstanding on a pro rata basis, based on the Current Principal Amounts thereof.

         (h) On each Distribution Date, the Subordinate Certificate Writedown Amount for such date shall effect a corresponding reduction in the Certificate Principal Amount of the lowest ranking Class of outstanding related Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

         (i) In the event that there is a recovery of an amount in respect of principal of a Mortgage Loan, which amount had previously been allocated as a Realized Loss to one or more Classes of Certificates, each outstanding Class to which any portion of such Realized Loss had previously been allocated shall be entitled to receive, on the Distribution Date in the month following the month in which such recovery is received, its pro rata share (based on the Class Principal Amount thereof) of such recovery, up to the amount of the portion of such Realized Loss previously allocated to such Class. In the event that the total amount of such recovery exceeds the amount of Realized Loss allocated to the outstanding Classes in accordance with the preceding provisions, each outstanding Class of Certificates shall be entitled to receive its pro rata share of the amount of such excess, up to the amount of any unrecovered Realized Loss previously allocated to such Class. Any such recovery allocated to a Class of Certificates shall not further reduce the Certificate Principal Amount of such Certificate. Any such amounts not otherwise allocated to any Class of Certificates, pursuant to this subsection shall be treated as Principal Prepayments for purposes of this Agreement.

         Section 5.04 Advances by Master Servicers and Securities Administrator. (a) Advances shall be made in respect of each Master Servicer Remittance Date as provided herein. If, on any Determination Date, a Master Servicer determines that any Scheduled Payments due during the related Due Period (other than Balloon Payments) have not been received, the Master Servicer shall, or cause the applicable Servicer to, advance such amount, less an amount, if any, to be set forth in an Officer's Certificate to be delivered to the Trustee and the Securities Administrator on such Determination Date, which if advanced the Master Servicer or the applicable Servicer has determined would not be recoverable from amounts received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds or otherwise. If a Master Servicer determines that an Advance is required, it shall on the Master Servicer Remittance Date immediately following such Determination Date either (i) remit to the Securities Administrator from its own funds (or funds advanced by the applicable Servicer) for deposit in the Certificate Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Securities Administrator for deposit in the Certificate Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Securities Administrator for deposit in the Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to Certificateholders required to be made on the related Distribution Date. The Master Servicers and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02.

         (b) In the event that a Master Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.04 on or before the Master Servicer Remittance Date, the Securities Administrator, solely in its capacity as successor Master Servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or any Servicer that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer or any Servicer with respect to such Distribution Date; provided, however, that the Securities Administrator shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Securities Administrator shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section
5.04 as if it were a Master Servicer.

         Section 5.05 Compensating Interest Payments. The amount of the Master Servicing Fee payable to a Master Servicer in respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent such Compensating Interest Payment is not actually made by a Servicer on the applicable Remittance Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicers.

                                 ARTICLE VI.

           CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR;
                               EVENTS OF DEFAULT

         Section 6.01 Duties of Trustee and Securities Administrator. (a) The Trustee, except during the continuance of an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge), and the Securities Administrator undertake to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee or the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator. If an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge) has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicers, to the Trustee or the Securities Administrator, as applicable, pursuant to this Agreement, and neither the Trustee nor the Securities Administrator shall be required to recalculate or verify any numerical information furnished to the Trustee or the Securities Administrator pursuant to this Agreement.

         (c) Neither the Trustee nor the Securities Administrator shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of Holders of Certificates as provided in
          Section 6.19 hereof;

               (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by a Master Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

               (iii) For all purposes under this Agreement, the Securities Administrator shall not be deemed to have notice of any Event of Default (other than resulting from a failure by a Master Servicer to furnish information to the Securities Administrator when required to do so) unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement; and

               (iv) No provision of this Agreement shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicers under this Agreement except, with respect to the Securities Administrator, during such time, if any, as the Securities Adminsitrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, a Master Servicer in accordance with the terms of this Agreement.

         (d) Neither the Trustee nor the Securities Administrator shall have any duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee and the Securities Administrator shall use their commercially reasonable best efforts to remit to the related Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

         (e) Neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Securities Administrator, as applicable, under this Agreement.

         (f) Subject to Section 4.04, neither the Trustee nor the Securities Administrator shall be held liable by reason of any insufficiency in any account (including without limitation the Collection Account) held by or on behalf of the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee or the Securities Administrator, as the case may be, is the obligor and has defaulted thereon).

         (g) Except as otherwise provided herein, neither the Securities Administrator nor the Trustee shall have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, re-filing or re-depositing of any thereof,
(B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of a Master Servicer delivered to the Trustee or the Securities Administrator pursuant to this Agreement believed by the Trustee or the Securities Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties.

         (h) Neither the Securities Administrator nor the Trustee shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee or the Securities Administrator, as applicable, unless it shall be proved that the Trustee or the Securities Administrator, as applicable, was negligent in ascertaining the pertinent facts.

         (i) Notwithstanding anything in this Agreement to the contrary, neither the Securities Administrator nor the Trustee shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or the Securities Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

         (j) Neither the Securities Administrator nor the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another.

         Section 6.02 Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 6.01:

               (i) Each of the Trustee and the Securities Administrator may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors, Opinion of Counsel or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) Each of the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) Unless an Event of Default shall have occurred and be continuing, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least a majority in Class Principal Amount (or Class Notional Amount) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expense thereof shall be paid by the Holders requesting such investigation;

               (v) Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee and the Securities Administrator conferred on them by such appointment provided that each of the Trustee and the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that neither the Trustee nor the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee or the Securities Administrator, as applicable;

               (vi) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

               (vii) The right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act; and

               (viii) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

         Section 6.03 Trustee and Securities Administrator Not Liable for Certificates. The Trustee and the Securities Administrator make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee and the Securities Administrator shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee and the Securities Administrator shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 6.04 Trustee and the Securities Administrator May Own Certificates. The Trustee, the Securities Administrator and any Affiliate or agent of the Trustee or Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust with the other parties hereto with the same rights it would have if it were not Trustee, Securities Administrator or such agent.

         Section 6.05 Eligibility Requirements for Trustee and Securities Administrator. Each of the Trustee and the Securities Administrator hereunder shall at all times be (i) an institution insured by the FDIC and (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time either the Trustee or the Securities Administrator shall cease to be eligible in accordance with provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 6.06.

         Section 6.06 Resignation and Removal of Trustee and Securities Administrator. (a) Each of the Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee or the Securities Administrator, as applicable, the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or successor Securities Administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or resigning Securities Administrator, as applicable, one copy to the successor trustee or successor Securities Administrator, as applicable, and one copy to the Master Servicer. If no successor trustee or successor Securities Administrator, as applicable, shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time (i) either the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of
Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of either of their property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of either of their property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (iv) the continued use of the Trustee or the Securities Administrator would result in a downgrading of the rating by the Rating Agencies of any Class of Certificates with a rating, then the Depositor shall remove the Trustee or the Securities Administrator, as applicable, and appoint a successor trustee or successor Securities Administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the Trustee or Securities Administrator, as applicable, so removed, one copy to the successor trustee or the successor Securities Administrator, as applicable, and one copy to the Master Servicer.

         (c) The Holders of more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates may at any time upon 30 days' written notice to the Trustee, the Securities Administrator and the Depositor remove the Trustee or the Securities Administrator by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee or Securities Administrator, as applicable, so removed, and one copy to the Master Servicer; the Depositor shall thereupon use its best efforts to appoint a mutually acceptable successor trustee or successor Securities Administrator, as applicable, in accordance with this Section.

         (d) Any resignation or removal of the Trustee or Securities Administrator and appointment of a successor trustee or successor Securities Administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or the successor Securities Administrator, as applicable, as provided in Section 6.07.

         Section 6.07 Successor Trustee and Successor Securities Administrator. (a) Any successor trustee or successor Securities Administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Master Servicers and to its predecessor trustee or predecessor Securities Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor Securities Administrator, as applicable, shall become effective and such successor trustee or successor Securities Administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, as applicable, herein. The predecessor trustee or predecessor Securities Administrator, as applicable, shall deliver to the successor trustee (or assign to the Trustee its interest under each Custodial Agreement, to the extent permitted thereunder) or Securities Administrator, as applicable, all Mortgage Files and documents and statements related to each Mortgage Files held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the record or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee or securities administrator, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicers and the predecessor trustee or predecessor Securities Administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or Securities Administrator, as applicable all such rights, powers, duties and obligations.

         (b) No successor trustee or securities administrator, as applicable, shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee or securities administrator, as applicable, shall be eligible under the provisions of Section 6.05.

         (c) Upon acceptance of appointment by a successor trustee or successor Securities Administrator, as applicable, as provided in this Section, the Master Servicers shall mail notice of the succession of such trustee or securities administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the Master Servicers.

         Section 6.08 Merger or Consolidation of Trustee or Securities Administrator. Any Person into which the Trustee or Securities Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any Persons succeeding to the business of the Trustee or the Securities Administrator, shall be the successor to the Trustee or the Securities Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05.

         Section 6.09 Appointment of Co-Trustee, Separate Trustee or Custodian. (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by a Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section 5.04 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee.

         (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

               (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

               (iv) the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any separate trustee, co-trustee or custodian. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

         (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

         (g) The Trustee shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 6.12 hereof (which compensation shall not reduce any compensation payable to the Trustee under such Section).

         Section 6.10 Authenticating Agents. (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee hereby appoints and the Securities Administrator hereby accepts its appointment as the initial Authenticating Agent. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) The Securities Administrator as Authenticating Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee and the provisions of Article VI shall apply to the Authenticating Agent to the same extent as they apply to the Trustee. Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

         Section 6.11 Indemnification of Trustee and Securities Administrator. The Trustee and the Securities Administrator and their respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding and incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder, including any applicable fees and expenses payable pursuant to Section 6.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

               (i) with respect to any such claim, the Trustee or the Securities Administrator, as applicable, shall have given the Depositor, the Master Servicers and the Holders written notice thereof promptly after the Trustee or the Securities Administrator, as applicable, shall have knowledge thereof; provided that failure to so notify shall not relieve the Trust Fund of the obligation to indemnify the Trustee or the Securities Administrator;

               (ii) while maintaining control over its own defense, the Trustee or the Securities Administrator, as applicable, shall cooperate and consult fully with the Depositor in preparing such defense; and

               (iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee or the Securities Administrator, as applicable, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

         The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Securities Administrator, as applicable, and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

         Section 6.12 Fees and Expenses of Securities Administrator, Custodian and Trustee. The Securities Administrator shall withdraw from the Certificate Account pursuant to Section 4.06(c)(ii), the Trustee Fee and shall remit to the Trustee its fees and expenses as separately agreed. The Trustee is authorized to instruct the Securities Administrator to pay to itself the amount of income or gain earned from the investment of funds in the Certificate Account, and to pay to itself or the Trustee, as applicable, all reasonable expenses, disbursements and advancements incurred in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses arising from its negligence, bad faith or willful misconduct.

         Section 6.13 Collection of Monies. Except as otherwise expressly provided in this Agreement, the Trustee and the Securities Administrator may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by them pursuant to this Agreement. Each of the Trustee and the Securities Administrator shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Securities Administrator shall not have timely received amounts to be remitted with respect to the Mortgage Loans from a Master Servicer, the Securities Administrator shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Securities Administrator shall subsequently receive any such amount, it may withdraw such request.

         Section 6.14 Events of Default; Trustee to Act; Appointment of Successor. (a) The occurrence of any one or more of the following events shall constitute an "Event of Default":

               (i) Any failure by a Master Servicer to furnish the Securities Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 4.03(a) which continues unremedied for a period of one Business Day, with respect to the Group 1-3 Master Servicer, and thirty (30) Business Days with respect to the Group 4 Master Servicer, after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or the Securities Administrator or to such Master Servicer, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby; or

               (ii) Any failure on the part of a Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer contained in this Agreement which continues unremedied for a period of 30 days (or 15 days, in the case of a failure to maintain any Insurance Policy required to be maintained pursuant to this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Trustee or the Securities Administrator, or to such Master Servicer, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby; or

               (iii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or with respect to the Group 1-3 Master Servicer only, any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

               (iv) A Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to such Master Servicer or of or relating to all or substantially all of its property; or

               (v) A Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

               (vi) A Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or, with respect to the Group 1-3 Master Servicer only, consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof; or

               (vii) If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicers by the Trustee or the Securities Administrator, or to the Master Servicers, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Aggregate Certificate Principal Amount of each Class of Certificates relating to such Master Servicer, provided, however, that the applicable Master Servicer may be granted an additional 30 days to eliminate or cure such incorrect representation or warranty if such Master Servicer can demonstrate that it is diligently pursuing such elimination or cure; or

               (viii) A sale or pledge of the any of the rights of a Master Servicer hereunder or an assignment of this Agreement by a Master Servicer or a delegation of the rights or duties of a Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates relating to such Master Servicer;

               (ix) With respect to the Group 1-3 Master Servicer only, any Servicer at any time is not either an FNMA- or FHLMC- approved Seller/Servicer, and the applicable Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing Agreement and replaced such Servicer with an FNMA- or FHLMC-approved servicer within 30 days of the absence of such approval; or

               (x) Any failure of a Master Servicer to remit to the Securities Administrator any payment required to be made to the Trustee for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on any Master Servicer Remittance Date.

         If an Event of Default described in clauses (i) through (ix) of this
Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section 6.14, the Trustee, by notice in writing to the applicable Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates relating to such Master Servicer, terminate all of the rights and obligations of such Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (x) of this Section 6.14 shall occur, then, (i) with respect to the Group 1-3 Master Servicer, in each and every case, subject to applicable law, the Trustee, by notice in writing to the applicable Master Servicer, shall promptly terminate all of the rights and obligations of such Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof; and (ii) with respect to the Group 4 Master Servicer, in each and every case, subject to applicable law, the Trustee, by notice in writing to the applicable Master Servicer, shall promptly suspend all of the rights and obligations of such Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. Any such suspension action must be taken by the Trustee prior to the related Distribution Date. If the Group 4 Master Servicer shall within two Business Days following such suspension remit to the Securities Administrator the amount of any payment the nonpayment of which by the Group 4 Master Servicer was an Event of Default described in clause (x) of this Section 6.14, the Securities Adminsitrator shall permit the Master Servicer to resume its rights and obligations as Master Servicer hereunder. The Master Servicer agrees that it will reimburse the Securities Administrator and the Trustee for actual, necessary and reasonable costs incurred by the Securities Administrator because of actions taken pursuant to clause (x) of this Section 6.14. The Master Servicer agrees that if an Event of Default as described in clause (x) of this Section 6.14 shall occur more than two times in any twelve-month period, the Trustee shall be under no obligation to permit the Master Servicer to resume its rights and obligations as Master Servicer hereunder.

         On or after the receipt by the applicable Master Servicer of such written notice of termination, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Securities Administrator pursuant to and under the terms of this Agreement; and the Securities Administrator is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Securities Administrator in effecting the termination of the defaulting Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the master servicing function and providing the Securities Administrator or its designee all documents and records in electronic or other form reasonably requested by it to enable the Securities Administrator or its designee to assume the defaulting Master Servicer's functions hereunder and the transfer to the Securities Administrator for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear all costs of a master servicing transfer, including but not limited to those of the Securities Administrator reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

         Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02(i), (ii), (iii), (iv), (v), (vi),
(vii), (ix) and (xi) to the extent such reimbursement relates to the period prior to such Master Servicer's termination.

         If any Event of Default shall occur, the Trustee, upon becoming aware of the occurrence thereof, shall promptly notify the Securities Administrator and the Rating Agencies of the nature and extent of such Event of Default. The Trustee or the Securities Administrator shall immediately give written notice to a Master Servicer upon such Master Servicer's failure to remit funds on the Master Servicer Remittance Date.

         (b) On and after the time a Master Servicer receives a notice of termination from the Securities Administrator pursuant to Section 6.14(a) or the Securities Administrator receives the resignation of a Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.29, the Securities Administrator, unless another master servicer shall have been appointed, shall be the successor in all respects to such Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by such Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Securities Administrator hereunder. In addition, the Securities Administrator shall have no responsibility for any act or omission of a Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicers set forth in Section 9.14. In the Securities Administrator's capacity as such successor, the Securities Administrator shall have the same limitations on liability herein granted to the Master Servicers. As compensation therefor, the Securities Administrator shall be entitled to receive all compensation payable to the terminated Master Servicer under this Agreement, including the Master Servicing Fee.

         (c) Notwithstanding the above, the Securities Administrator may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Any entity designated by the Securities Administrator as a successor master servicer may be an Affiliate of the Securities Administrator; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Securities Administrator, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Securities Administrator may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Securities Administrator and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The terminated Master Servicer shall cooperate with the Securities Administrator and any successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Securities Administrator and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and the transfer to the Securities Administrator or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Securities Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Securities Administrator as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

         Section 6.15 Additional Remedies of Trustee Upon Event of Default. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

         Section 6.16 Waiver of Defaults. 35% or more of the Aggregate Voting Interests of Certificateholders relating to such Master Servicer may waive any default or Event of Default by a Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 6.17 Notification to Holders. Upon termination of a Master Servicer or appointment of a successor to a Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Securities Administrator and the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to the Securities Administrator and the affected Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

         Section 6.18 Directions by Certificateholders and Duties of Trustee During Event of Default. Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of affected Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of a Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of
Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

         Section 6.19 Action Upon Certain Failures of the Master Servicers and Upon Event of Default. In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of a Master Servicer that would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer and affected Certificateholders. For all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of a Master Servicer or any other Event of Default unless notified in writing by the Depositor, the Securities Administrator, a Master Servicer or a Certificateholder.

         Section 6.20 Preparation of Tax Returns and Other Reports. (a) The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Securities Administrator shall file, federal tax returns. If the Trustee requests in writing that a state tax return or other return is required, then, the Securities Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator's possession). The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall forward to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and disseminate to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator and the Trustee) to the extent required by applicable law. Each Master Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator or the Trustee, as applicable, resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

         (b) The Securities Administrator shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of each of the Lower Tier REMIC and the Upper Tier REMIC, an application on IRS Form SS-4. The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned for each REMIC, shall promptly forward copies of such notices to the Master Servicers, the Trustee and the Depositor. The Securities Administrator will file an IRS Form 8811.

         (c) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Securities and Exchange Commission (the "Commission") via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this section.



                                 ARTICLE VII.

                           PURCHASE AND TERMINATION
                OF THE TRUST FUND AND EXERCISE OF CALL OPTIONS

         Section 7.01 Termination of Trust Fund Upon Repurchase or Liquidation of All Mortgage Loans. (a) The respective obligations and responsibilities of the Trustee, the Securities Administrator and the Master Servicers created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Securities Administrator for deposit into the Certificate Account pursuant to Section 4.01 and the obligations of the Master Servicers to the Trustee pursuant to Sections 9.10 and 9.14), shall terminate on the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.

         (b) On any Distribution Date occurring after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans in Pool 1, Pool 2 and Pool 3 (determined in the aggregate rather than by Pool) is less than 1% of the Cut-off Date Balance of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, the Group 1-3 Master Servicer may, upon written direction to the Trustee with a copy to the Securities Administrator, cause (i) the Trustee to sell (or arrange for the sale of) the assets of the Trust Fund and (ii) the Securities Administrator on behalf of the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property. The property of the Trust Fund shall be sold at a price (the "Termination Price") equal to: (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Due Period immediately preceding the related Distribution Date to the date of such repurchase, (ii) the fair market value of any REO Property and any other property held by any REMIC, such fair market value to be determined by an appraiser or appraisers appointed by the Group 1-3 Master Servicer with the consent of the Trustee, and (iii) any unreimbursed Servicing Advances with respect to each Mortgage Loan.

         (c) On any Distribution Date occurring after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans in Pool 4 is less than 5% of the Cut-off Date Principal Balance of the Mortgage Loans in Pool 4, the Group 4 Master Servicer may, upon written direction to the Trustee with a copy to the Securities Administrator, purchase from the Trustee the Mortgage Loans in Pool 4. The Mortgage Loans shall be sold at a price equal to: (i) 100% of the unpaid principal balance of each Mortgage Loan in Pool 4 on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Due Period immediately preceding the related Distribution Date to the date of such repurchase, (ii) the fair market value of any related REO such fair market value to be determined by an appraiser or appraisers appointed by the Group 4 Master Servicer with the consent of the Trustee and (iii) any unreimbursed Servicing Advances with respect to each Mortgage Loan.

         Section 7.02 Procedure Upon Termination of Trust Fund. (a) Notice of any termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Securities Administrator by first class mail to Certificateholders mailed upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Securities Administrator shall give such notice to the Trustee, the Master Servicers and the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate, or request the Master Servicers to terminate, the Collection Account, the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

         (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

         (c) Any reasonable expenses incurred by the Trustee and the Securities Administrator in connection with any termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

         Section 7.03 Additional Trust Fund Termination Requirements. (a) Any termination of the Trust Fund shall be effected in accordance with the following additional requirements, unless the Securities Administrator seeks (at the request of a Master Servicer), and subsequently receives, an Opinion of Counsel (at the expense of such Master Servicer), addressed to the Securities Adminstrator to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not (i) result in the imposition of taxes on any REMIC under the REMIC Provisions or (ii) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) The Trustee shall sell all of the assets of the Trust Fund for cash and, within 90 days of such sale, shall distribute the proceeds of such sale to the Certificateholders in complete liquidation of the Trust Fund, the Lower Tier REMIC and the Upper Tier REMIC; and

               (ii) The Trustee shall attach a statement to the final Federal income tax return for each of the Lower Tier REMIC and the Upper Tier REMIC stating that pursuant to Treasury Regulation ss. 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund.

         (b) By its acceptance of a Residual Certificate, each Holder thereof hereby (i) authorizes the Trustee to take the action described in paragraph
(a) above and (ii) agrees to take such other action as may be necessary to facilitate liquidation of each REMIC created under this Agreement, which authorization shall be binding upon all successor Residual Certificateholders.

         Section 7.04 Exercise of Call Options.

         (a) On any Distribution Date occurring on or after the Class 2-A1 Call Date, Lehman Pass-Through Securities Inc. ("LPTSI") shall have the option, for so long as it is the holder of the Class 2-A2 Certificates, to purchase all, but not less than all, of the Class 2-A1 Certificates remaining outstanding (the "Class 2-A1 Call Option") for a price equal to the outstanding Class Principal Amount of such Certificates plus interest accrued thereon at the applicable Certificate Interest Rate and unpaid (the "Acquisition Price"). In order to exercise such option, LPTSI must deliver to the Securities Administrator written notice of its intent to purchase all of the Class 2-A1 Certificates and of the Distribution Date on which it intends to do so not less than 20 days prior to such Distribution Date.

         (b) On any Distribution Date occurring on or after the Class 3-A1 Call Date, LPTSI shall have the option, for so long as it is the holder of the Class 3-A2 Certificate, to purchase all, but not less than all, of the Class 3-A1 Certificates remaining outstanding (the "Class 3-A1 Call Option") for a price equal to the related Acquisition Price. In order to exercise such option, LPTSI must deliver to the Securities Administrator written notice of its intent to purchase all of the Class 3-A1 Certificates and of the Distribution Date on which it intends to do so not less than 20 days prior to such Distribution Date.

         (c) On or before the date of delivery of the notice specified in paragraph (a) or (b) above, LPTSI shall deposit with the Securities Administrator cash in an amount sufficient to provide for payment of the related Acquisition Price. Such amount shall be remitted by the Securities Administrator to Holders of Class 2-A1 Certificates or Class 3-A1 Certificates, as applicable, upon surrender for purchase as provided below.

         (d) Notice of any purchase of the Class 2-A1 or Class 3-A1 Certificates pursuant to the provisions of this subsection, specifying the Distribution Date upon which such purchase shall be made, shall be given promptly by the Securities Administrator by first class mail to Holders of the such Certificates mailed no later than five Business Days after the Securities Administrator has received notice from LPTSI of its intent to exercise its right to repurchase the Class 2-A1 or Class 3-A1 Certificates, as applicable. Such notice shall specify (A) the Distribution Date upon which the related Acquisition Price will be paid upon transfer of the Class 2-A1 Certificates or Class 3-A1 Certificates, as the case may be (the "Acquisition Date"), and the time and place at which any such Certificate held in definitive form by other than the Clearing Agency (a "Definitive Purchase Certificate") must be surrendered for cancellation and (B) that the Acquisition Price applicable to each Class 2-A1 or Class 3-A1 Certificate, as applicable, constitutes payment in full therefor, and that no further amounts in respect of interest or principal will be distributable to the Holders from whom such Certificates are purchased by LPTSI. The Securities Administrator shall give such notice to the Master Servicer, the Securities Administrator and the Certificate Registrar at the time such notice is given to Holders of the Certificates.

         (e) On each Acquisition Date, the Securities Administrator shall (i) make payment to each Holder of a Class 2-A1 or Class 3-A1 Certificate, as applicable of the related Acquisition Price therefor in the manner in which distributions are effected under this Agreement and (ii) effect the transfer of each such Certificate (or interest therein) to LPTSI, which shall thereafter (unless it transfers such Certificate in accordance with this Agreement) be the Holder (or Certificate Owner) of such Certificate for all purposes. Notwithstanding the foregoing, in the event that all of the Holders of Definitive Purchase Certificates do not surrender their Certificates for purchase at the time specified in the above-mentioned written notice, the Securities Administrator shall give a second written notice to such remaining Certificateholders to surrender their Certificates for purchase. If within ten days after the second notice any Definitive Purchase Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. Subject to applicable law, the Securities Administrator shall hold all amounts payable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Securities Administrator and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the Acquisition Price thereon in accordance with this Section. Notwithstanding that any Definitive Purchase Certificate has not been surrendered after notice and deposit of the Acquisition Price as provided above, on the Acquisition Date the Securities Administrator shall cancel such Certificate and effect a transfer of such Certificate (or interest therein) to LPTSI, which shall thereafter (unless it transfers such Certificate in accordance with this Agreement) be the Holder (or Certificate Owner) of such Certificate for all purposes.

         Section 7.05 Optional Repurchase Right of Thornburg. Thornburg may repurchase any Mortgage Loan in Pool 4 as to which the Mortgagor has requested a Significant Modification and such borrower has a satisfactory payment history under such Mortgage Loan and meets the credit standards of Thornburg for the loan program selected (a "Significant Modification Loan"). A "Significant Modification" shall mean any modification to the interest rate of the greater of (i) .25% added or subtracted from the existing rate and (ii) a change equal to the product of (a) 5% and (b) the annual existing interest rate thereon. The purchase price for any repurchase pursuant to this Section
7.05 shall be 100% of the Scheduled Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon, plus the outstanding amount of any Servicing Advances with respect to such Mortgage Loan. In order to exercise its repurchase rights hereunder, Thornburg shall deliver to the Group 4 Master Servicer a certificate identifying the Mortgage Loan to be repurchased and certifying that (i) such Mortgage Loan is a Significant Modification Loan, and
(ii) on the date of such repurchase, the Significant Modification will be entered into.

                                ARTICLE VIII.

                         RIGHTS OF CERTIFICATEHOLDERS

         Section 8.01 Limitation on Rights of Holders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the related Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount) of Certificates of each Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 8.02 Access to List of Holders. (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

         (b) If three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Certificate Registrar, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Certificate Registrar to the most recent list of Certificateholders held by the Certificate Registrar or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

         (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Securities Administrator, the Master Servicer, the Certificate Registrar and the Trustee that neither the Depositor, the Securities Administrator, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 8.03 Acts of Holders of Certificates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, the Securities Administrator, and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator, and Master Servicers, if made in the manner provided in this Section. Each of the Trustee, the Securities Administrator, and the Master Servicers shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Securities Administrator, as applicable, deems sufficient.

         (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Certificate Registrar, the Master Servicers, nor the Depositor shall be affected by any notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Certificate Registrar, the Paying Agent, the Securities Administrator or the Master Servicers in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                 ARTICLE IX.

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                            BY THE MASTER SERVICERs

         Section 9.01 Duties of the Master Servicers. The Holders of the Group 1, Group 2 and Group 3 Certificates, by their purchase and acceptance of such Certificates, appoint Aurora Loan Services Inc., as Group 1-3 Master Servicer. The Holders of the Group 4 Certificates, by their purchase and acceptance of such Certificates, appoint Washington Mutual Mortgage Securities Corp., as Group 4 Master Servicer. For and on behalf of the Depositor, the Trustee and the applicable Certificateholders, each Master Servicer shall master service the related Mortgage Loans in accordance with the provisions of this Agreement and the provisions of the applicable Servicing Agreement.

         Section 9.02 Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy. (a) Each Master Servicer, at its expense, shall maintain in effect a Fidelity Bond and an Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The Errors and Omissions Insurance Policy and the Fidelity Bond shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. Each Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of the certificates and notices referred to in clause (ii) to the Trustee upon its request. The Fidelity Bond and Errors and Omissions Insurance Policy may be obtained and maintained in blanket form.

         (b) Each Master Servicer shall promptly report to the Trustee any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee, on request, certificates evidencing that such bond and insurance policy are in full force and effect. Each Master Servicer shall promptly report to the Trustee all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the applicable Master Servicer shall promptly furnish a copy of such report to the Trustee. Any amounts relating to the Mortgage Loans collected by such Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Securities Administrator for deposit into the Certificate Account. Any amounts relating to the Mortgage Loans collected by any Servicer under any such bond or policy shall be remitted to the applicable Master Servicer to the extent provided in the applicable Servicing Agreement.

         Section 9.03 Master Servicer's Financial Statements and Related Information. (a) For each year this Agreement is in effect, the Group 1-3 Master Servicer shall submit to the Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to August 31 of each year. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

         (b) On or before April 30 of each year this Agreement is in effect, beginning with the first April 30 succeeding the Cut-off Date by at least six months, the Group 4 Master Servicer, at its expense, shall cause a firm of independent public accountants to furnish a statement to the Trustee, the Securities Administrator, S&P, Thornburg and the Depositor to the effect that, in connection with the firm's examination of the financial statements as of the previous December 31 of the Master Servicer's parent corporation (which shall include a limited examination of the Master Servicer's financial statements), nothing came to their attention that indicated that the Master Servicer was not in compliance with Section 4.01, Section 4.02, Section 4.03,
Section 9.04 and Section 9.25 of this Agreement, except for (i) such exceptions as such firm believes to be immaterial, and (ii) such other exceptions as are set forth in such statement.

         Section 9.04 Power to Act; Procedures. (a) Each Master Servicer shall master service the related Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. Each Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Servicer, when the Master Servicer or a Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan with MERS, or cause the removal from the registration of any Mortgage Loan on the MERS system, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Each Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, each Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer by the Master Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or applicable Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall furnish each Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by a Master Servicer or any Servicer). If a Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof. In the performance of its duties hereunder, each Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

         (b) In master servicing and administering the Mortgage Loans, each Master Servicer shall employ procedures, and shall cause each Servicer to employ procedures (including, but not limited to, collection procedures), consistent with the applicable Servicing Agreement. Consistent with the foregoing, each Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the applicable Master Servicer shall make or cause to be made Advances on the related Mortgage Loan in accordance with the provisions of Section 5.04 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension. Notwithstanding anything to the contrary in this Agreement, neither Master Servicer shall, unless default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the related Servicer, imminent, make or knowingly permit such Servicer to make any modification, waiver or amendment of any material term of any Mortgage Loan (including but not limited to the interest rate, the principal balance, the amortization schedule, or any other term affecting the amount or timing of payments on the Mortgage Loan or the collateral therefor) unless the Master Servicer or the related Servicer shall have provided or caused to be provided to the Securities Administrator an Opinion of Counsel (at the expense of the party seeking the modification) in writing to the effect that such modification, waiver or amendment would not be treated as giving rise to a new debt instrument for federal income tax purposes and would not adversely affect the status of the REMIC; provided, however, that no Opinion of Counsel shall be required in connection with a change in the Interest Rate pursuant to the terms of a Convertible Mortgage Loan.

         Section 9.05 Servicing Agreements Between each Master Servicer and Servicers; Enforcement of Servicers' Obligations. (a) Each Servicing Agreement requires the applicable Servicer to service the Mortgage Loans in accordance with the provisions thereof. References in this Agreement to actions taken or to be taken by a Master Servicer include such actions taken or to be taken by a Servicer pursuant to a Servicing Agreement. Any fees, costs and expenses and other amounts payable to such Servicers shall be deducted from amounts remitted to each Master Servicer by the applicable Servicer and shall not be an obligation of the Trust, the Trustee, the Securities Administrator or the Master Servicer.

         (b) The Group 1-3 Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, upon its obtaining actual knowledge of the failure of a Servicer to perform its obligations in accordance with the related Servicing Agreement, to the extent that the non-performance of any such obligations would have a material adverse effect on a Mortgage Loan, the Trust Fund or Certificateholders, terminate the rights and obligations of such Servicer thereunder to the extent and in the manner permitted by the related Servicing Agreement and either act as servicer of the related Mortgage Loans or enter into a Servicing Agreement with a successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as each Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Each Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed, and then, to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, (iii) from the Collection Account.

         (c) The Group 4 Master Servicer may perform its master servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder and the Group 4 Master Servicer shall diligently pursue all of its rights against such agents or independent contractors.

         (d) In the event either Master Servicer, or any successor Master Servicer, shall for any reason no longer be the Master Servicer (including by reason of an Event of Default), the Securities Administrator or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under the Servicing Agreements with respect to the related Mortgage Loans unless the Securities Administrator elects to terminate the Servicing Agreements with respect to such Mortgage Loans in accordance with the terms thereof. The Securities Administrator, its designee or the successor servicer shall be deemed to have assumed all of the Master Servicer's interest therein with respect to the related Mortgage Loans and to have replaced the Master Servicer as a party to the Servicing Agreements to the same extent as if the rights and duties under the Servicing Agreements relating to such Mortgage Loans had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Servicing Agreements with respect to the Master Servicer's duties to be performed prior to its termination hereunder.

         Section 9.06 Collection of Taxes, Assessments and Similar Items. (a) To the extent provided in the applicable Servicing Agreement, each Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution which with respect to Pool 1, Pool 2 and Pool 3, may be a depository institution with which the Group 1-3 Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC, and with respect to Pool 4, may be (a) with the corporate trust department of the Trustee or another financial institution approved by the Group 4 Master Servicer such that the rights of such Master Servicer, the Trustee and the Certificateholders thereto shall be fully protected against the claims of any creditors of the applicable Servicer and of any creditors or depositors of the institution in which such account is maintained, (b) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by a Servicer or (c) in a separate non-trust account without FDIC or other insurance in an institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies, (ii) the highest unsecured long-term debt rating by the Rating Agencies, or (iii) the approval of the Rating Agencies. Such institution may be the Servicer if the applicable Servicing Agreement requires the Servicer to provide the Group 4 Master Servicer with written notice on the Business Day following the date on which the Servicer determines that such Servicer's short-term debt and unsecured long-term debt ratings fail to meet the requirements of the prior sentence. In the event that an Escrow Account is established pursuant to clause (b) of the preceding sentence, amounts held in such Escrow Account shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one Escrow Account may be established. Any amount that is at any time not protected or insured in accordance with the first sentence of this paragraph shall promptly be withdrawn from such Escrow Account and be remitted to the Collection Account (each, an "Escrow Account") and shall deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums or any comparable items for the account of the Mortgagors. Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement. Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer. Each Master Servicer shall make (or cause the applicable Servicer to make) advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, Standard Hazard Insurance Policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02(v) or otherwise.

         (b) Costs incurred by a Master Servicer or by Servicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable by a Master Servicer pursuant to Section 4.02(v).

         Section 9.07 Termination of Servicing Agreements; Successor Servicers. (a) Each Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by a Master Servicer or the related Servicer, the Master Servicer shall either act as Servicer of the related Mortgage Loans, or enter into a Servicing Agreement with a successor Servicer.

         (b) If a Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces. Each Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in respect of the related Mortgage Loans, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

         Section 9.08 Master Servicers Liable for Enforcement. Notwithstanding any Servicing Agreement, each Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements or arrangements. Each Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders. Each Master Servicer shall be entitled to enter into any agreement with the Servicers for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Notwithstanding the foregoing, the Group 4 Master Servicer shall have primary responsibility for the servicing of the Mortgage Loans.

         Section 9.09 No Contractual Relationship Between Servicers and Trustee or Depositor. Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, the Seller or Thornburg, as applicable, and the applicable Master Servicer, and except to the extent expressly provided therein the Trustee, the Securities Administrator and the Depositor shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to such Servicer except as set forth in
Section 9.10 hereof.

         Section 9.10 Assumption of Servicing Agreement by Securities Administrator. (a) In the event a Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Securities Administrator shall thereupon assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans. The Securities Administrator, its designee or any successor master servicer appointed by the Securities Administrator shall be deemed to have assumed all of such Master Servicer's interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Securities Administrator, and hereby agrees to indemnify and hold harmless the Securities Administrator from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Securities Administrator as a result of such liability or obligations of the Master Servicer and in connection with the Securities Administrator's assumption (but not its performance, except to the extent that costs or liability of the Securities Administrator are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities thereunder; provided that the Master Servicer shall not indemnify or hold harmless the Securities Administrator against negligent or willful misconduct of the Securities Administrator.

         (b) The Master Servicer that has been terminated shall, upon request of the Securities Administrator but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

         Section 9.11 "Due-on-Sale" Clauses; Assumption Agreements. (a) To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, and to the extent that the applicable Master Servicer has knowledge of the conveyance of a Mortgaged Property, such Master Servicer shall use its reasonable best efforts to cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

         (b) The related Master Servicer or the related Servicer, as the case may be, shall be entitled to approve a request from a Mortgagor for the granting of an easement thereon in favor of another Person or any alteration or demolition of the related Mortgaged Property if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be materially adversely affected thereby. Any fee collected by the related Master Servicer or the related Servicer for processing such a request will be retained by such Master Servicer or such Servicer as additional servicing compensation.

         Section 9.12 Release of Mortgage Files. (a) Upon (i) becoming aware of the payment in full of any Mortgage Loan, (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, or (iii) in the case of a Mortgage Loan as to which the related Mortgaged Property is located in California, receipt by the applicable Master Servicer of notification from the Servicer that the Servicer reasonably expects that payment in full will be received promptly, such Master Servicer will, or will cause the applicable Servicer to, promptly notify the Trustee (or the applicable Custodian) by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 have been or will be so deposited) of a Servicing Officer and shall request the Trustee or the applicable Custodian, to deliver to the applicable Servicer the related Mortgage File. In lieu of sending a hard copy certification of a Servicing Officer, the applicable Master Servicer may, or may cause the Servicer to, deliver the request for release in a mutually agreeable electronic format. To the extent that such a request, on its face, originates from a Servicing Officer, no signature shall be required. Upon receipt of such certification and request, the Trustee or the applicable Custodian, shall promptly release the related Mortgage File to the applicable Servicer and neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File. The applicable Master Servicer is authorized, and each Servicer, to the extent such authority is delegated to such Servicer by the applicable Master Servicer under the applicable Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of, or other legal proceedings relating to, any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such pleadings, request for trustee's sale or other documents as shall be prepared and furnished to the Trustee by a Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the Custodian, shall, upon request of a Master Servicer, or of a Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form annexed hereto as Exhibit C or in the form annexed to the applicable Custodial Agreement as Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer). Such trust receipt shall obligate the applicable Master Servicer or applicable Servicer to return the Mortgage File to the Trustee or Custodian, as applicable, when the need therefor by the Master Servicer or applicable Servicer no longer exists unless
(i) the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee or the Custodian, as applicable, to the applicable Master Servicer (or the applicable Servicer) or
(ii) the Mortgage File has been delivered directly or through a Servicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the applicable Master Servicer has delivered directly or through a Servicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

         Section 9.13 Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee. (a) The applicable Master Servicer shall transmit, or cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of such Master Servicer or such Servicer from time to time as are required by the terms hereof to be delivered to the Trustee. Any funds received by a Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by a Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to a Master Servicer's right to retain or withdraw from the Collection Account its the Master Servicing Fee and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. Each Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the related Mortgage Loans to the Trustee, the Securities Administrator, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks, insurance companies or other regulated entities, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking, insurance or other regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of such Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

         (b) All Mortgage Files and funds collected or held by, or under the control of, either Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by such Master Servicer, or by such Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that each Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to such Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement and shall be authorized to remit such funds to the Securities Administrator in accordance with this Agreement.

         (c) Each Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds now or hereafter held by, or under the control of, a Servicer or a Master Servicer that are collected by such Servicer or such Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which such Servicer is entitled under the applicable Servicing Agreement, or such Master Servicer or the Depositor is entitled to hereunder); and each Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, such Master Servicer or any Servicer shall be held by such Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee's agent and bailee for purposes of perfecting the Trustee's security interest therein as provided by the applicable Uniform Commercial Code or other laws.

         (d) Each Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any custodial account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

         Section 9.14 Representations and Warranties of the Master Servicers.
(a) Each Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

               (i) it is validly existing and in good standing under the jurisdiction of its formation, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

               (ii) the execution and delivery of this Agreement by such Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate such Master Servicer's charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which such Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect such Master Servicer's ability to perform its obligations under this Agreement;

               (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of such Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               (iv) such Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

               (v) such Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by such Master Servicer of its obligations under this Agreement;

               (vi) no litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

               (vii) such Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is an FNMA- and FHLMC approved seller/servicer;

               (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Master Servicer of or compliance by such Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

               (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of such Master Servicer; and

               (x) such Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 9.02, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder.

         (b) It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement. Each Master Servicer shall indemnify the Depositor, the Securities Administrator and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of such Master Servicer's representations and warranties contained in Section 9.14(a). Notwithstanding anything in this Agreement to the contrary, neither Master Servicer, shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). It is understood and agreed that the enforcement of the obligation of each Master Servicer set forth in this Section to indemnify the Depositor, the Trustee and the Securities Administrator as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Securities Administrator and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of a Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

         Any cause of action against a Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

         (c) It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a) through (f) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify the Master Servicers and hold then harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor's representations and warranties contained in Sections 2.03(a) through (f) hereof. It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicers as provided in this Section constitutes the sole remedy of the Master Servicers respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a) through (f) hereof.

         Any cause of action against the Depositor relating to or arising out of the breach of the representations and warranties made in Sections 2.03(a) through (f) hereof shall accrue upon discovery of such breach by either the Depositor or a Master Servicer or notice thereof by any one of such parties to the other parties.

         Section 9.15 Closing Certificate and Opinion. On or before the Closing Date, each Master Servicer shall cause to be delivered to the Depositor, the Trustee, the Securities Administrator and Lehman Brothers Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by such Master Servicer and the enforceability thereof.

         Section 9.16 Standard Hazard and Flood Insurance Policies. For each Mortgage Loan (other than a Cooperative Loan), the applicable Master Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         Pursuant to Section 4.01, any amounts collected by a Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this
Section 9.16 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Master Servicer's or the Servicer's normal servicing procedures and Accepted Servicing Practices) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by a Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by such Master Servicer or such Servicer pursuant to Section 4.02(v).

         Section 9.17 Presentment of Claims and Collection of Proceeds. Each Master Servicer shall, or shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to a Master Servicer (or disbursed to a Servicer and remitted to a Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's or the Servicer's normal servicing procedures need not be so deposited (or remitted).

         Section 9.18 Maintenance of the Primary Mortgage Insurance Policies.
(a) Neither Master Servicer shall take, or knowingly permit any Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. To the extent that coverage is available, each Master Servicer shall use its best reasonable efforts to keep in force and effect, or to cause each Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicers shall not, and shall not permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except as required by applicable law or in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Primary Mortgage Insurance Policy for each Mortgage Loan, for purposes of this
Section 9.18, be deemed to have been originated after July 29, 1999.

         (b) Each Master Servicer agrees to present, or to cause each Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by a Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

         Section 9.19 Trustee To Retain Possession of Certain Insurance Policies and Documents. The Trustee (or its custodian, if any, as directed by the Trustee), shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and a Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its custodian, if any, as directed by the Trustee) shall also retain possession and custody of each related Mortgage File in accordance with and subject to the terms and conditions of this Agreement. Each Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or its custodian, if any, as directed by the Trustee), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

         Section 9.20 Realization Upon Defaulted Mortgage Loans. Each Master Servicer shall use its reasonable best efforts to, or to cause each Servicer to, foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement. Alternatively, a Master Servicer may take, or authorize any Servicer to take, other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property),
(ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 9.04. In connection with such foreclosure or other conversion or action, the Master Servicer shall, consistent with Section 9.18, follow such practices and procedures as it shall reasonably determine to be in the best interests of the Trust Fund and the Certificateholders and which shall be consistent with its customary practices in performing its general mortgage servicing activities; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion or action in a manner that is consistent with the provisions of this Agreement. Neither Master Servicer, nor any Servicer, shall be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or toward the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds or Insurance Proceeds (as provided in Section 4.02).

         Section 9.21 Compensation to the Master Servicers. Each Master Servicer shall be entitled, at its election, either (a) to pay itself the applicable Master Servicing Fee, as reduced pursuant to Section 5.05, in respect of the Mortgage Loans out of any Mortgagor payment on account of interest prior to the deposit of such payment in the Collection Account it maintains or (b) to withdraw from the related Collection Account, subject to
Section 5.05, the Master Servicing Fee to the extent permitted by Section 4.02(iv). Each Master Servicer shall also be entitled, at its election, either
(x) to pay itself the applicable Master Servicing Fee in respect of each delinquent Mortgage Loan master serviced by it out of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section 4.02 or (y) to withdraw from the Collection Account it maintains the applicable Master Servicing Fee in respect of each Liquidated Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by Section 4.02(iv). Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (including any Prepayment Penalty Amount) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the applicable Collection Account. If a Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, such Master Servicer shall be entitled to direct the Securities Administrator to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account. Each Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. Pursuant to Section 4.01(e), all income and gain realized from any investment of funds in each Collection Account shall be for the benefit of the applicable Master Servicer as additional compensation. The provisions of this Section 9.21 are subject to the provisions of Section 6.14(b).

         Section 9.22 REO Property. (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. Each Master Servicer shall use its reasonable best efforts to sell, or, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in
Article X hereof. Pursuant to its efforts to sell such REO Property, each Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to Article X hereof.

         (b) Each Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

         (c) Each Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances as well as any related unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any related unpaid Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

         (d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the related Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof (and the related Master Servicer shall provide prompt written notice to the Trustee upon such deposit) and be remitted by wire transfer in immediately available funds to the Securities Administrator for deposit into the Certificate Account on the next succeeding Master Servicer Remittance Date.

         Section 9.23 [Omitted]

         Section 9.24 Reports to the Securities Administrator. (a) Not later than 30 days after each Distribution Date, each Master Servicer shall forward to the Securities Administrator a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer. Copies of such statement shall be provided by the Master Servicers to the Depositor, Attention: Contract Finance, and, upon request, any Certificateholders (or by the Securities Administrator at such Master Servicer's expense if such Master Servicer shall fail to provide such copies (unless (i) the Master Servicer shall have failed to provide the Securities Administrator with such statement or (ii) the Securities Administrator shall be unaware of the Master Servicer's failure to provide such statement)).

         (b) Not later than two Business Days following each Distribution Date, each Master Servicer shall deliver to the Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by such Master Servicer in connection with similar transactions, "loan level" information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to such Master Servicer by the Servicers or by the Depositor.

         Section 9.25 Annual Officer's Certificate as to Compliance. (a) The Group 1-3 Master Servicer shall deliver to the Trustee, the Securities Administrator and the Rating Agencies on or before August 31 of each year, commencing on August 31, 2002, an Officer's Certificate, certifying that with respect to the period ending on the immediately preceding December 31; (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement; (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) such Master Servicer has received from each Servicer such Servicer's annual certificate of compliance and a copy of such Servicer's annual audit report, in each case to the extent required under the applicable Servicing Agreement, or, if any such certificate or report has not been received by such Master Servicer, such Master Servicer is using its best reasonable efforts to obtain such certificate or report.

         (b) The Group 4 Master Servicer shall deliver to the Trustee and the Securities Administrator, on or before April 30 of each year, beginning with the first April 30 succeeding the Cut-Off Date by at least six months, an Officer's Certificate stating as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (c) Copies of such statements shall be provided to the Certificateholders relating to Group 4 and any other Certificateholder upon request, by a Master Servicer or by the Securities Administrator at a Master Servicer's expense if such Master Servicer failed to provide such copies (unless (i) such Master Servicer shall have failed to provide the Securities Administrator with such statement or (ii) the Securities Administrator shall be unaware of such Master Servicer's failure to provide such statement).

         Section 9.26 Annual Independent Accountants' Servicing Report. If a Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then such Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Securities Administrator, the Rating Agencies and the Depositor on or before August 31 of each year, commencing on August 31, 2002, to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report. Copies of such statements shall be provided to the Certificateholders relating to Group 4 and any other Certificateholder upon request by such Master Servicer, or by the Securities Administrator at the expense of such Master Servicer if such Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the applicable Master Servicer shall advise the Trustee and the Securities Administrator whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

         Notwithstanding the first paragraph of this Section 9.26, in lieu of the requirements set forth therein, while Washington Mutual Mortgage Securities Corp. is Master Servicer of the Pool 4 Mortgage Loans, on or before April 30 of each year, beginning with April 30, 2001, such Master Servicer, at its expense, shall cause a firm of independent public accountants to furnish a statement to the Trustee, the Securities Administrator, the Depositor and the Rating Agencies to the effect that on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Title II Nonsupervised Mortgagees and Loan Correspondents Program, the servicing by or on behalf of such Master Servicer of the Mortgage Loans was conducted in compliance with this Agreement, except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Title II Nonsupervised Mortgagees and Loan Correspondents Program requires it to report. Copies of the annual accountants' statement and the officer's statement shall be provided to the Certificateholders relating to Group 4 without charge upon written request to the Master Servicer.

         Section 9.27 Merger or Consolidation. Any Person into which a Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which a Master Servicer shall be a party, or any Person succeeding to the business of a Master Servicer, shall be the successor to such Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Group 1-3 Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA or FHLMC and shall have a net worth of not less than $15,000,000.

         Section 9.28 Resignation of Master Servicer. Except as otherwise provided in Sections 9.27 and 9.29 hereof, no Master Servicer shall resign from the obligations and duties hereby imposed on it unless it or the Trustee determines that such Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of a Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee and the Securities Administrator. No such resignation shall become effective until the Securities Administrator shall have assumed, or a successor master servicer shall have been appointed by the Securities Administrator and until such successor shall have assumed, such Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer to the Depositor.

         Section 9.29 Assignment or Delegation of Duties by a Master Servicer. Except as expressly provided herein, no Master Servicer shall assign or transfer any of its rights, benefits or privileges hereunder to any other Person Except as expressly provided herein, a Master Servicer may delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by such Master Servicer hereunder; provided, however, that a Master Servicer shall have the right without the prior written consent of the Trustee, the Depositor or the Rating Agencies to assign to an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of a Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by a Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of a Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to such Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by such Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

         Section 9.30 Limitation on Liability of a Master Servicer and Others. Neither a Master Servicer nor any of the directors, officers, employees or agents of a Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect a Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. Each Master Servicer and any director, officer, employee or agent of a Master Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. Each Master Servicer and any director, officer, employee or agent of a Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that a Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and a Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

         Section 9.31 Indemnification; Third-Party Claims. Each Master Servicer agrees to indemnify the Depositor, the Securities Administrator and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator and the Trustee may sustain as a result of the failure of such Master Servicer to perform its duties and master service the applicable Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Securities Administrator and the Trustee shall promptly notify the applicable Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Securities Administrator or the Trustee to indemnification hereunder, whereupon such Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

                                  ARTICLE X.

                             REMIC ADMINISTRATION

         Section 10.01 REMIC Administration. (a) As set forth in the Preliminary Statement hereto, the Securities Administrator on behalf of the Trustee shall elect REMIC status in accordance with the REMIC Provisions with respect to each of the Lower Tier REMIC and the Upper Tier REMIC. The Securities Administrator shall make such elections on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of such elections, each of the Lower Tier Interests, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower Tier REMIC, and each Certificate, other than the Class R Certificate, is hereby designated as a regular interest in the Upper Tier REMIC. The Class LT-R Interest is hereby designated as the sole residual interest in the Lower Tier REMIC. The Class R Certificate evidences ownership of the Class LT-R Interest and is also hereby designated as the sole residual interest in the Upper Tier REMIC.

         (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 86OG(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.86OG-1(a)(4) will be the Latest Possible Maturity Date.

         (c) The Securities Administrator shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer). The Depositor shall represent the Trust Fund in any proceedings relating to the Internal Revenue Service or state tax authorities. The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Certificate Account.

         (d) The Securities Administrator shall prepare and file, and the Trustee shall sign, all of each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator. If any Disqualified Organization acquires any Ownership Interest in a Residual Certificate, then the Securities Administrator will upon request provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, such information as required in Section 860D(a)(6)(B) of the code needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The Securities Administrator shall be entitled to additional compensation from such person for the cost of providing such information.

         (e) The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

         (f) The Trustee, the Securities Administrator, the Master Servicers and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Securities Administrator, the Master Servicers nor the Holder of any Residual Certificate shall take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the Securities Administrator and the Master Servicers have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to the REMIC or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement any Holder of a Residual Certificate will consult with the Trustee, the Securities Administrator, and the Master Servicers, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Trustee, the Securities Administrator or the Master Servicers have advised it in writing that an Adverse REMIC Event could occur.

         (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

         (h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

         (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

         (j) Neither the Securities Administrator nor a Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

         (k) Upon the request of any Rating Agency, the Securities Administrator shall deliver to such Rating Agency an Officer's Certificate stating its compliance with the provisions of this Section 10.01 applicable to it.

         Section 10.02 Prohibited Transactions and Activities. Neither the Depositor, the Master Servicers nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to
(i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of each REMIC pursuant to Article VII of this Agreement,
(iv) a substitution pursuant to Article II of this Agreement, (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, or (vii) the exercise of the Class 2-A1 Call Option or the Class 3-A1 Call Option, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to the REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the Certificates other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

         Section 10.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status. (a) In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee or the Securities Administrator, as applicable, of its duties and obligations set forth herein, the Trustee or the Securities Administrator, as applicable, shall indemnify the Holder of the Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that neither the Trustee nor the Securities Administrator, as applicable, shall be liable for any such Losses attributable to the action or inaction of a Master Servicer, the Depositor, or the Holder of such Residual Certificate, as applicable, or for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee or the Securities Administrator, as applicable, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee or the Securities Administrator, as applicable, have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee or the Securities Administrator of, as applicable, its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates). In addition, neither the Trustee nor the Securities Administrator shall have any liability for the actions or failure to act of the other.

         Section 10.04 REO Property. (a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not (except to the extent provided in the applicable Servicing Agreement) permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the applicable Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of the REMIC as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

         (b) The applicable Master Servicer shall make, or shall cause the applicable Servicer to make, reasonable efforts to sell any REO Property for its fair market value. In any event, however, the applicable Master Servicer shall, or shall cause the applicable Servicer to, dispose of any REO Property within three years from the end of the calendar year of its acquisition by the Trust Fund unless the Securities Administrator on behalf of the Trustee has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If the Securities Administrator on behalf of the Trustee has received such an extension, then
(a) the Securities Administrator shall provide a copy of such extension to the applicable Master Servicer and the Trustee and (b) the Securities Administrator on behalf of the Trustee, or the applicable Master Servicer, acting on behalf of the Trustee hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Securities Administrator on behalf of the Trustee has not received such an extension and the Securities Administrator, or the applicable Master Servicer acting on behalf of the Trustee hereunder, or the applicable Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Securities Administrator on behalf of the Trustee has received such an extension, and the Securities Administrator, or the applicable Master Servicer acting on behalf of the Trustee hereunder, is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the applicable Master Servicer shall, or shall cause the applicable Servicer to, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Master Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

         Section 10.05 Class B4 Special Hazard Obligation. (a) The Trustee shall treat the obligations of the Class B4-I Certificates and Class B4-II Certificates to make payments in respect of Special Hazard Losses incurred by Pool 4 and Pools 1, 2 and 3, respectively, as contractual obligations separate from the rights of the Class B4-I Certificates and Class B4-II Certificates to receive payments in respect of their related REMIC regular interests. The Class B4-I Certificates will be considered to have received any required payments from the Upper Tier REMIC corresponding to Pool 1,2, and 3 and to have made such payments to the Pool 4 pursuant to such outside obligation, and the Class B4-II Certificates will be considered to have received any required payments from the Upper Tier REMIC corresponding to Pool 4 and to have made such payments to the Pools 1, 2 and 3 pursuant to such outside obligation.

         (b) The deemed payment to the Class B4-I Certificate, and the Class B4-II Certificate shall be $100 and $100, respectively.

         Section 10.06 The Class 2-A1 Call Option and Class 3-A1 Call Option.
(a) The Trustee shall treat any premium received by the Class 2-A1 Certificates and Class 3-A1 Call Certificates under the Class 2-A1 Call Option and Class 3-A1 Call Option, respectively, as contractual obligations separate from the rights of the Class 2-A1 Certificates and Class 3-A1 Certificates to receive payments in respect of their related REMIC regular interests.

         (b) The deemed payment to the Class B4-I Certificate, and the Class B4-II Certificate shall be $100 and $100, respectively.



                                 ARTICLE XI.

                           MISCELLANEOUS PROVISIONS

         Section 11.01 Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.02 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         Section 11.03 Amendment. (a) This Agreement may be amended from time to time by the Depositor, the Master Servicers, the Securities Administrator and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee and the Securities Administrator shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder if the Trustee and the Securities Administrator receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates (and any Opinion of Counsel required by the Trustee and the Securities Administrator in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

         (b) This Agreement may also be amended from time to time by the Depositor, the Securities Administrator, the Master Servicers and the Trustee with the consent of the Holders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

         (c) Promptly after the execution of any such amendment, the Securities Administrator shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

         (d) It shall not be necessary for the consent of Holders under this
Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

         Section 11.04 Voting Rights. Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount (or Notional Amount), Certificates owned by the Depositor, a Master Servicer, the Securities Administrator, the Trustee or any Servicer or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, a Master Servicers, the Securities Administrator, the Trustee or any Servicer or Affiliates thereof.

         Section 11.05 Provision of Information. (a) For so long as any of the Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee or the Securities Administrator, in providing such information shall be reimbursed by the Depositor.

         (b) The Securities Administrator will provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 6.20(c) and (ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

         (c) On each Distribution Date, the Securities Administrator shall deliver or cause to be delivered by first class mail to the Depositor,
Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.03.

         Section 11.06 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

         Section 11.07 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth below (or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07): (a) in the case of the Depositor, Structured Asset Securities Corporation, 200 Vesey Street, 12th Floor, New York, New York 10285, Attention: Mortgage Finance, (b) in the case of the Trustee, Bank One, National Association, 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attention: Global Corporate Trust Services, (c) in the case of the Group 1-3 Master Servicer, Aurora Loan Services Inc., 2530 South Parker Road, Suite 601, Aurora, Colorado 80014;
Attention: Master Servicing, (d) in the case of the Group 4 Master Servicer, Washington Mutual Mortgage Securities Corp., 75 North Fairway Drive, Vernon Hills, Illinois 60061, Attn: Master Servicing - Compliance/SASCO 2001-8A, with a copy to Washington Mutual Mortgage Securities Corp., 1201 Third Avenue, WMT 1706, Seattle, Washington, 98101, Attn: WMMSC/SASCO 2001-8A, and (e) in the case of the Securities Administrator, The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001-2697, Attention: Institutional Trust Services/SASCO 2001-8 or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

         Section 11.08 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.09 Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         Section 11.10 Headings Not To Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

         Section 11.11 Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Sections
11.14 and 11.15.

         Section 11.12 Special Notices to the Rating Agencies. (a) The Depositor shall give prompt notice to the applicable Rating Agencies of the occurrence of any of the following events of which it has notice:

               (i) any amendment to this Agreement pursuant to Section 11.03;

               (ii) any Assignment by a Master Servicer of its rights hereunder or delegation of its duties hereunder;

               (iii) the occurrence of any Event of Default described in
          Section 6.14;

               (iv) any notice of termination given to a Master Servicer pursuant to Section 6.14 and any resignation of a Master Servicer hereunder;

               (v) the appointment of any successor to any Master Servicer pursuant to Section 6.14; and

               (vi) the making of a final payment pursuant to Section 7.02.

         (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

         If to S&P, to:

         Standard & Poor's Ratings Services
         55 Water Street, 41st Floor
         New York, New York 10041
         Attention:  Residential Mortgage Surveillance

         If to Fitch, to:

         Fitch, Inc.
         One State Street Plaza
         New York, New York  10004
         Attn:  Residential Mortgage Surveillance

         (c) The Securities Administrator shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.03. In addition, the Securities Administrator shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Securities Administrator.

         Section 11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         Section 11.14 Transfer of Servicing. The Seller agrees that it shall provide written notice to the Securities Administrator and the Master Servicers thirty days prior to any transfer or assignment by the Seller of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any Person other than the initial Servicer under such Servicing Agreement; provided that it shall not be required to provide prior notice of any transfer of servicing that occurs within three months following the Closing Date to an entity that is a Servicer on the Closing Date. In addition, the ability of the Seller to transfer or assign its rights and delegate its duties under any Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

               (i) Such successor servicer must be qualified to service loans for FNMA or FHLMC;

               (ii) Such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement, exclusive of any experience in mortgage loan origination, and must be reasonably acceptable to the Master Servicer, whose approval shall not be unreasonably withheld;

               (iii) Such successor servicer must execute and deliver to the Trustee and the applicable Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and such Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the applicable Servicer under the applicable Servicing Agreement or, in the case of a transfer of servicing to a party that is already a Servicer pursuant to this Agreement, an agreement to add the related Mortgage Loans to the Servicing Agreement already in effect with such Servicer;

               (iv) If the successor servicer is not a Servicer of Mortgage Loans at the time of transfer, there must be delivered to the Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates

               (v) The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Remittance Date but before the next succeeding Master Servicer Remittance Date, to the applicable Master Servicer, all funds held by the applicable Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.

         IN WITNESS WHEREOF, the Depositor, the Trustee and the Master Servicer have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                       STRUCTURED ASSET SECURITIES CORPORATION,
                                         as Depositor


                                       By:/s/ Ellen V. Kiernan
                                          -------------------------------------
                                            Name:  Ellen V. Kiernan
                                            Title:   Vice President


                                       THE CHASE MANHATTAN BANK,
                                            as Securities Administrator


                                       By:/s/ Karen Schluter
                                          -------------------------------------
                                            Name:  Karen Schluter
                                            Title:   Assistant Vice President


                                       BANK ONE, NATIONAL ASSOCIATION,
                                            as Trustee


                                       By:/s/ Michael D. Pinzon
                                          -------------------------------------
                                            Name:  Michael D. Pinzon
                                            Title:   Assistant Vice President


                                       AURORA LOAN SERVICES INC.,
                                            as Master Servicer


                                       By:/s/ E. Todd Whittemore
                                          -------------------------------------
                                            Name:  E. Todd Whittemore
                                            Title:   Executive Vice President

                                       WASHINGTON MUTUAL MORTGAGE
                                            SECURITIES CORP.,
                                            as Master Servicer


                                       By:/s/ Alexander T. Topping, Jr.
                                          -------------------------------------
                                            Name:  Alexander T. Topping, Jr.
                                            Title:   Senior Vice President

Solely for purposes of Section 11.14,
accepted and agreed to by:

LEHMAN CAPITAL, A DIVISION OF
  LEHMAN BROTHERS HOLDINGS INC.


By:/s/ Stanley Labanowski
   -----------------------------------------
   Name:  Stanley Labanowski
   Title:   Authorized Signatory

     Solely for purposes of Sections 2.05 and 7.05, accepted and agreed to by:

THORNBURG Mortgage Home Loans, Inc.


By:/s/ Deborah J. Burns
   -----------------------------------------
     Name:  Deborah J. Burns
     Title:  Secretary

                                   EXHIBIT A

                             FORMS OF CERTIFICATES

                                  EXHIBIT B-1

                     FORM OF TRUSTEE INITIAL CERTIFICATION



                                                                        [Date]


Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285


          RE: Trust Agreement, dated as of May 1, 2001, (the "Trust Agreement"), among Structured Asset Securities Corporation, as Depositor, The Chase Manhattan Bank, as Securities Administrator, Aurora Loan Services Inc. and Washington Mutual Mortgage Securities Corp., as Master Servicers and Bank One, National Association, as Trustee, with respect to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-8A
               ---------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.01(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Trustee, hereby certifies that it has received the documents listed in Section 2.01(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement.

         Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section
2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.


                                           [                     ],
                                           as Custodian


                                           By: ________________________
                                               Name:
                                               Title:

                                  EXHIBIT B-2

                     FORM OF TRUSTEE INTERIM CERTIFICATION



                                                                      [Date]


Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

          RE: Trust Agreement, dated as of May 1, 2001, (the "Trust Agreement"), among Structured Asset Securities Corporation, as Depositor, The Chase Manhattan Bank, as Securities Administrator, Aurora Loan Services Inc. and Washington Mutual Mortgage Securities Corp., as Master Servicers and Bank One, National Association, as Trustee, with respect to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-8A
               ---------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received:

          (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee;

          (ii) the original of any guarantee executed in connection with the Mortgage Note, assigned to the Trustee;

          (iii) with respect to each Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or its custodian), in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such Mortgage delivered to the Trustee (or its custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel, memorandum of law or other written assurance acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee's interest in the Mortgage Loan;

          (iv) The original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

          (v) with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan, the original Assignment of Mortgage for each Mortgage Loan;

          (vi) If applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans;

          (vii) the original Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

          (viii) with respect to each Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title;

          (ix) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Trustee (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office;

          (x) with respect to any Cooperative Loan, the Cooperative Loan Documents; and

          (xi) in connection with any pledge of Additional Collateral, the original additional collateral pledge and security agreement executed in connection therewith, assigned to the Trustee.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on the attachment hereto, it has reviewed the documents listed above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).


                                            [                               ],
                                             as Custodian


                                             By:_______________________________
                                                Name:
                                                Title:

                                  EXHIBIT B-3

                      FORM OF TRUSTEE FINAL CERTIFICATION



                                                                        [Date]


Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

          Re: Trust Agreement, dated as of May 1, 2001, (the "Trust Agreement"), among Structured Asset Securities Corporation, as Depositor, The Chase Manhattan Bank, as Securities Administrator, Aurora Loan Services Inc. and Washington Mutual Mortgage Securities Corp., as Master Servicers and Bank One, National Association, as Trustee, with respect to Structured Asset Securities Corporation Mortgage Pass-Through
               Certificates, Series 2001-8A
               ----------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the applicable documents listed in Section 2.02(b) of the Trust Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on the attachment hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan
Schedule is correct.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

                                              [                            ],
                                              as Custodian


                                              By:_______________________________
                                                Name:
                                                Title:

                                  EXHIBIT B-4

                              FORM OF ENDORSEMENT

         Pay to the order of Bank One, National Association, as Trustee for the SASCO 2001-8A Trust without recourse.




                                         --------------------------------------
                                              [current signatory on note]


                                         By:___________________________________
                                              Name:
                                              Title:

                                   EXHIBIT C

                 REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT



                                                                        Date


[Addressed to Trustee
or, if applicable, custodian]



         In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of May 1, 2001 among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc. and Washington Mutual Mortgage Securities Corp., as Master Servicers, The Chase Manhattan Bank, as Securities Administrator and you, as Trustee (the "Trust Agreement"), the undersigned Master Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

         Mortgagor's Name:

         Address:

         Loan No.:

         Reason for requesting file:

         1. Mortgage Loan paid in full. (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

         2. The Mortgage Loan is being foreclosed.

         3. Mortgage Loan substituted. (The Master Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

         4. Mortgage Loan repurchased. (The Master Servicer hereby certifies that the Purchase Price has been credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

         5. Other. (Describe)

         6. California Mortgage Loan expected to be paid in full.

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed or is a California Mortgage Loan specified in #6 above (in which case the Mortgage File will be returned when no longer required by us for such purpose).

         Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

                                          -------------------------------------
                                               [Name of Master Servicer]



                                          By:__________________________________
                                               Name:
                                               Title: Servicing Officer

                                  EXHIBIT D-1

         FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)



STATE OF            )
                    )  ss.:
COUNTY OF           )

                  [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

         1. That he [she] is [title of officer] ________________________ of
[name of Purchaser] _________________________________________ (the
"Purchaser"), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

         2. That the Purchaser's Taxpayer Identification Number is
______________.

         3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of __________________ [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any "electing large partnership" within the meaning of Section 775 of the Code, or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

         4. That the Purchaser either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan to acquire a Residual Certificate; (y) is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the purchase and holding of the Certificate are covered under Section I and III of PTCE 95-60; or (z) herewith delivers to the Securities Administrator and shall deliver to the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Securities Administrator and the Depositor, and upon which the Securities Administrator and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Securities Administrator or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee, the Securities Administrator or the Depositor.

         5. That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, The Chase Manhattan Bank, as Securities Administrator, Bank One, National Association, as Trustee and Aurora Loan Services Inc. and Washington Mutual Mortgage Securities Corp., as Master Servicers, dated as of May 1, 2001, no transfer of a Residual Certificate shall be permitted to be made to any person unless the Depositor and the Securities Administrator have received a certificate from such transferee containing the representations in paragraphs 3, 4 and 5 hereof.

         6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

         7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate, and that the Purchaser has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Residual Certificate in order to permit the transferor to assess the financial capability of the Purchaser to pay such taxes.

         8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

         9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

         10. That the Purchaser (i) is a U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8 ECI (Certificate of Foreign Person's with the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code. "Non-U.S. Person" Any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         11. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

         12. That the Purchaser consents to the designation of the Securities Administrator as its agent to act as "tax matters person" of the Trust Fund pursuant to the Trust Agreement.

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.



                                       --------------------------------------
                                            [name of Purchaser]


                                       By:___________________________________
                                            Name:
                                            Title:


         Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

         Subscribed and sworn before me this _____ day of __________, 20__.

NOTARY PUBLIC


---------------------------------


COUNTY OF_____________________

STATE OF_______________________

My commission expires the _____ day of __________, 20__.

                                  EXHIBIT D-2

         FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)


                                                      ------------------
                                                                  Date





                  Re:      Structured Asset Securities Corporation
                           Mortgage Pass-Through Certificates
                           Series 2001-8A
                           ------------------------------------------------



         _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no
actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.


                                            Very truly yours,



                                            -------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT E

                                  [RESERVED]

                                   EXHIBIT F

                    FORM OF RULE 144A TRANSFER CERTIFICATE


         Re:      Structured Asset Securities Corporation
                  Mortgage Pass-Through Certificates
                  Series 2001-8A
                  ------------------------------------------------

         Reference is hereby made to the Trust Agreement dated as of May 1, 2001 (the "Trust Agreement") among Structured Asset Securities Corporation, as Depositor, The Chase Manhattan Bank, as Securities Administrator, Bank One, National Association, as Trustee and Aurora Loan Services Inc. and Washington Mutual Mortgage Securities Corp., as Master Servicers. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

         This letter relates to $_________ initial Certificate Principal Amount of Class Certificates which are held in the form of Definitive Certificates registered in the name of (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

         In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer", which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.


                                          -------------------------------------
                                               [Name of Transferor]



                                          By:__________________________________
                                               Name:
                                               Title:

Dated: __________________, ________

                                   EXHIBIT G


                        FORM OF PURCHASER'S LETTER FOR
                       INSTITUTIONAL ACCREDITED INVESTOR


                                                         ------------------
                                                                     Date


Dear Sirs:


         In connection with our proposed purchase of $______________ principal amount of Mortgage Pass-Through Certificates, Series 2001-8A (the "Privately Offered Certificates") of Structured Asset Securities Corporation (the "Depositor") which are held in the form of Definitive Certificates, we confirm that:

(1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of May 1, 2001 among the Depositor, The Chase Manhattan Bank, as Securities Administrator, Bank One, National Association, as Trustee (the "Trustee") and Aurora Loan Services Inc. and Washington Mutual Mortgage Securities Corp., as Master Servicers, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Securities Administrator and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5) We have received such information as we deem necessary in order to make our investment decision.

(6) If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

         Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

         You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                             Very truly yours,



                                             ----------------------------------
                                                        [Purchaser]



                                             By________________________________
                                               Name:
                                               Title:

                                   EXHIBIT H

                      [FORM OF ERISA TRANSFER AFFIDAVIT]

STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )

         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is the ______________________ of (the "Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

         2. The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan subject to Section 406 or
Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the purchase and holding of the Certificate are covered under Section I and III of PTCE 95-60; or (z) herewith delivers to the Securities Administrator and shall deliver to the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Securities Administrator and the Depositor, and upon which the Securities Administrator and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Securities Administrator, the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Securities Administrator, the Trustee or the Depositor.

         3. The Investor hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, as Depositor, The Chase Manhattan Bank, as Securities Administrator, Bank One, National Association, as Trustee and Aurora Loan Services Inc. and Washington Mutual Mortgage Securities Corp., as Master Servicers, dated as of May 1, 2001, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and the Securities Administrator have received a certificate from such transferee in the form hereof.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20__.


                                              ---------------------------------
                                                          [Investor]


                                              By:______________________________
                                                 Name:
                                                 Title:

ATTEST:


---------------------------

STATE OF             )
                     )  ss.:
COUNTY OF            )

         Personally appeared before me the above-named ___________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this _____ day of ___________ 20___.


                                             ----------------------------------
                                                     NOTARY PUBLIC

                                              My commission expires the
                                              ____ day of __________, 20__.

                                   EXHIBIT I

                           MONTHLY REMITTANCE ADVICE

                                   EXHIBIT J

                     MONTHLY ELECTRONIC DATA TRANSMISSION

                                   EXHIBIT K

                             CUSTODIAL AGREEMENTS

                                  EXHIBIT L-1


                         FORM OF TRANSFER CERTIFICATE
                 FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY
                        TO REGULATION S GLOBAL SECURITY
                      (Transfers pursuant toss.3.03(h)(B)
                               of the Agreement)
     --------------------------------------------------------------------


          Re: Structured Asset Securities Corporation Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2001-8A

         Reference is hereby made to the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc. and Washington Mutual Mortgage Securities Corp., as Master Servicers, Bank One, National Association, as Trustee and The Chase Manhattan Bank, as Securities Administrator, dated as of May 1, 2001. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

         This letter relates to U.S. $ aggregate principal amount of Securities which are held in the form of a Restricted Global Security with DTC in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Regulation S Global Security.

         In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Securities and in accordance with Rule 904 of Regulation S, and that:

               a. the offer of the Securities was not made to a person in the United States;

               b. at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

               c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

               d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

               e. the transferee is not a U.S. person (as defined in Regulation S).

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                         [Name of Transferor]


                                         By:
                                             ----------------------------------
                                              Name:
                                              Title:


Date:                                   ,
     -----------------------------------  ------

                                  EXHIBIT L-2


                   FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                       FROM REGULATION S GLOBAL SECURITY
                         TO RESTRICTED GLOBAL SECURITY
                      (Transfers pursuant toss.3.03(h)(C)
                               of the Agreement)
     ---------------------------------------------------------------------


          Re: Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-8A

         Reference is hereby made to the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc. and Washington Mutual Mortgage Securities Corp., as Master Servicers, Bank One, National Association, as Trustee and The Chase Manhattan Bank, as Securities Administrator, dated as of May 1, 2001. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

         This letter relates to U.S. $ aggregate principal amount of Securities which are held in the form of a Regulations S Global Security in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

         In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.


                                           [Name of Transferor]

                                           By:
                                              --------------------------------
                                                Name:
                                                Title:

Date:                             ,
     ----------------------------  ------

                                  SCHEDULE A


                   POOL 1, POOL 2 AND POOL 3 MORTGAGE LOANS

                                  SCHEDULE B

                             POOL 4 MORTGAGE LOANS